Exhibit 4.1

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                 CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.,

                                    Depositor

                               CITIMORTGAGE, INC.,

                     Servicer and Certificate Administrator

                         U.S. BANK NATIONAL ASSOCIATION,

                                     Trustee

                                       And

                                 CITIBANK, N.A.,

          Paying Agent, Certificate Registrar and Authenticating Agent

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                         POOLING AND SERVICING AGREEMENT


                            Dated as of June 1, 2007

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                        REMIC PASS-THROUGH CERTIFICATES,
                                  SERIES 2007-2

ARTICLES I-XI  INCORPORATION BY REFERENCE

ARTICLE XII TERMS FOR SERIES 2007-2 CERTIFICATES

        Section 12.01.    General Terms for Certificates........................
        Section 12.02.    Additional Terms and Definitions......................
        Section 12.03.    Wire Transfer Eligibility.............................
        Section 12.04.    REMIC-Related Provisions..............................
        Section 12.05.    Expenses and Liabilities of the Trust Fund............
        Section 12.06.    Tax Matters Person....................................
        Section 12.07.    [Reserved]............................................

ARTICLE XIII SUBORDINATION; PRIORITIES; ALLOCATION OF LOSSES

        Section 13.01.    Subordination; Priority of Distributions..............
        Section 13.02.    Allocation of Realized Losses; Recoveries.............
        Section 13.03.    [Reserved]............................................
        Section 13.04.    Distributions on the Class R Certificate..............

ARTICLE XIV ADDITIONAL PROVISIONS

        Section 14.01.    Additional Representations and Warranties.............
        Section 14.02.    Additional Servicing Events of Default................
        Section 14.03.    Additional Conditions for Subsequent Transfer
                          Dates.................................................
        Section 14.04.    Additional Certificate Information....................
        Section 14.05.    Additional Pool Information...........................


SCHEDULES
SCHEDULE 1   Servicing Criteria to be Addressed in Report on Assessment of
             Compliance
SCHEDULE 2   Additional Form 10-D Disclosure
SCHEDULE 3   Additional Form 10-K Disclosure
SCHEDULE 4   Form 8-K Disclosure Information
EXHIBITS
EXHIBIT A-1  Form of Class A Certificates
EXHIBIT A-2  Form of Class M Certificates
EXHIBIT A-3  Form of Class CE Certificates
EXHIBIT A-4  Form of Class R Certificate
EXHIBIT B    Schedule of Mortgage Loans
EXHIBIT C    Form of Purchaser Letter
EXHIBIT D    Form of ERISA Letter
EXHIBIT E    Form of Servicer Certification
EXHIBIT F    Mortgage Document Custodial Agreement

        THIS POOLING AND SERVICING AGREEMENT ("this Pooling Agreement" or "this Agreement"), dated as of June 1, 2007, among CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC., a Delaware corporation, as depositor ("CRMSI" or the "Depositor"), CITIMORTGAGE, INC., a New York corporation, as servicer (the "Servicer") and certificate administrator (the "Certificate Administrator"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), and CITIBANK, N.A., a national banking association, as paying agent (the "Paying Agent"), certificate registrar (the "Certificate Registrar") and authenticating agent (the "Authenticating Agent").

                                WITNESSETH THAT:

        In the regular course of their business, certain affiliates of CRMSI originate and acquire Mortgage Loans. CRMSI, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which CRMSI will sell to the Trust Fund the Mortgage Loans listed on Exhibit B hereto. Certificates will be issued to Holders evidencing ownership interests in such Trust Fund and the Servicer will manage and service such Mortgage Loans. In consideration of the mutual agreements herein contained, CRMSI, the Servicer and the Trustee agree as follows:

                                  ARTICLES I-XI

                           INCORPORATION BY REFERENCE

        Those certain Standard Terms for Pooling and Servicing Agreements dated as of June 1, 2007 (the "Standard Terms"), a copy of which is attached hereto, as amended, superseded and supplemented hereby, are incorporated by reference herein as if set forth in full. Such Standard Terms, as so amended, superseded and supplemented, are hereby affirmed by, and shall constitute a part of this Agreement between, the parties hereto. For purposes of this Pooling Agreement and the Certificates executed and delivered hereunder, the terms "this Agreement," "herein," "hereof" and words of similar import shall refer to this Pooling Agreement including the Standard Terms as incorporated herein with such modifications or amendments for the related series of Certificates as may be set forth in this Pooling Agreement.

                                   ARTICLE XII

                      TERMS FOR SERIES 2007-2 CERTIFICATES

        On June 28, 2007, there shall be established pursuant to the terms of, and authenticated under, this Pooling Agreement a series of certificates known and designated as "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2". Elections will be made pursuant to this Agreement to treat the Trust as two REMICs for federal income tax purposes. The Certificates shall consist of (i) one Class consisting of seven Subclasses of Certificates (each a "Class A Subclass") designated as "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-1a Certificates" (the "Class A-1a Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-1b Certificates" (the "Class A-1b Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-2 Certificates" (the "Class A-2 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-3 Certificates" (the "Class A-3 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-4 Certificates" (the "Class A-4 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-5 Certificates" (the "Class A-5 Certificates"), and "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Senior Class A-6 Certificates" (the "Class A-6 Certificates" and, collectively, together with the Class A-1a, Class A-1b, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the "Class A Certificates"); (ii) one Class consisting of nine Subclasses (each a "Class M Subclass") of Certificates designated as "Citicorp Residential Mortgage Securities, Inc., REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-1 Certificates" (the "Class M-1 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-2 Certificates" (the "Class M-2 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-3 Certificates" (the "Class M-3 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-4 Certificates" (the "Class M-4 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-5 Certificates" (the "Class M-5 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-6 Certificates" (the "Class M-6 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-7 Certificates" (the "Class M-7 Certificates"), "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-8 Certificates" (the "Class M-8 Certificates"), and "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class M-9 Certificates" (the "Class M-9 Certificates", and together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, collectively, the "Class M Certificates"); (iii) one Class of Certificates designated as "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Subordinated Class CE Certificates" (the "Class CE Certificates") and (iv) one class of residual interests designated as "Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, Class R Certificate" (the "Class R Certificate" and, together with the Class A, Class M and Class CE Certificates, the "Certificates").

        For the avoidance of doubt, all of the Certificates are of the same Group (as such term is defined in the Standard Terms) and all of the Mortgage Loans are in the same Pool (as such term is defined in the Standard Terms).

        The Class A-1a, Class A-1b, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (exclusive of their respective rights to receive Class A Subclass Cap Amounts or Class M Subclass Cap Amounts, as applicable) and the Class CE Certificates (exclusive of their obligation to pay Class A Subclass Cap Amounts or Class M Subclass Cap Amounts) are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1). The Class R Certificate represents ownership of the Class LT-R Interest, which is the "residual interest" in the Lower-Tier REMIC, and the Class UT-R Interest, which is the "residual interest" in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2). The Certificates shall have the terms provided for in this Agreement.

        Section 12.01.General Terms for Certificates.

        (a) The Class A Certificates, the Class M Certificates, Class CE Certificates and Class R Certificate shall have the following respective Initial Principal Balances and Certificate Rates:
                                                                  Certificate
                               Initial Principal Balance            Rate(1)
                               -------------------------            -------
Class A-1a Certificates             $62,000,000.00                   5.983%
Class A-1b Certificates            $244,354,000.00                    (2)
Class A-2 Certificates             $104,317,000.00                   5.977%
Class A-3 Certificates              $86,611,000.00                   6.080%
Class A-4 Certificates             $117,958,000.00                   6.538%
Class A-5 Certificates              $49,274,000.00                   6.652%
Class A-6 Certificates              $73,835,000.00                   6.265%
Class M-1 Certificates              $20,714,000.00                   6.391%
Class M-2 Certificates              $18,124,000.00                   6.440%
Class M-3 Certificates              $11,220,000.00                   6.490%
Class M-4 Certificates              $10,357,000.00                   6.589%
Class M-5 Certificates               $9,493,000.00                   6.787%
Class M-6 Certificates               $8,631,000.00                   6.886%
Class M-7 Certificates               $6,905,000.00                   7.000%
Class M-8 Certificates               $4,315,000.00                   7.000%
Class M-9 Certificates               $8,631,000.00                   7.000%
Class CE Certificates                       (3)                       (4)
Class R Certificate                         (5)                       (5)

(1) For all Interest Accrual Periods commencing after the Optional Termination Date, the Certificate Rate for each Class of Certificates (other than Class A-1b, Class R and Class CE) will be the applicable rate set forth above plus 0.50% per annum.

(2) Interest will accrue on the Class A-1b Certificates during each Interest Accrual Period at a per annum rate equal to the sum of (x) One-Month LIBOR for such Interest Accrual Period plus (y) the Class A-1b Margin for such Interest Accrual Period. The "Class A-1b Margin" shall be 0.09% for all Interest Accrual Periods commencing on or prior to the Optional Termination Date, and shall be 0.18% for all Interest Accrual Periods commencing after the Optional Termination Date. With respect to the first Interest Accrual Period, interest will accrue on the Class A-1b Certificates at a per annum rate equal to 5.410%.

(3) For federal income tax purposes, the Class CE Certificates will be treated as having a Principal Balance equal to the Overcollateralization Amount.

(4)     The Class CE Certificates have no Certificate Rate.

(5)     The Class R Certificate has no Principal Balance or Certificate Rate.

        The Class CE Certificates and the Class R Certificate will be entitled to distributions as set forth herein.

        The last scheduled distribution date is June 25, 2037 for each Class, and is the "latest possible maturity date" of the related Subclass or Class for purposes of Section 860G(a)(1) of the Code and Treasury Regulations Section 1.860G-1(a)(4)(iii).

        (b) For each Distribution Date, each of the Class A Certificates and Class M Certificates will accrue interest on their respective Principal Balances during the related Interest Accrual Period at the lesser of (x) the applicable Certificate Rate for such Subclass or Class set forth in Section 12.01(a) and
(y) the Net WAC Rate for such Distribution Date. Interest accrued on the Certificates during any Interest Accrual Period will be calculated on the assumption that any distributions in reduction of Principal Balance on all Certificates were made, and any allocations of any losses were made, on the day immediately following the last day of the preceding Interest Accrual Period. Each Class A Subclass Interest Amount and each Class M Subclass Interest Amount relating to an Interest Accrual Period shall be distributable on the following Distribution Date. Each Subclass and Class of Certificates shall accrue interest from the applicable Accrual Date for such Subclass and Class of Certificates.

        Interest on the Certificates (other than the Class A-1b, Class CE or Class R Certificates) will be calculated on the basis of a 360-day year comprised on twelve 30-day months. Interest on the Class A-1b Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. On each Distribution Date, each Class A Subclass Interest Amount and each Class M Subclass Interest Amount for such Subclass for such Distribution Date shall be distributable to such Subclass or Class of Certificates.

        (c) [Reserved].

        (d) Subject to the provisions of Section 13.01, on each Distribution Date prior to the Subordination Depletion Date, the Senior Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balance of the Subclasses of the Class A Certificates sequentially as follows:

                      (I) first, to the Class A-6 Certificates, the Class A-6 Priority Amount for such Distribution Date; and

                      (II) then, the amount remaining after application according to clause (I) above, sequentially as follows:

                             (1)   to the Class A-1a and Class A-1b
                                   Certificates, pro rata, based on their
                                   respective outstanding Principal Balances, until their respective Principal Balances are reduced to zero,

                             (2) to the Class A-2 Certificates until their Principal Balance is reduced to zero,

                             (3) to the Class A-3 Certificates until their Principal Balance is reduced to zero,

                             (4) to the Class A-4 Certificates until their Principal Balance is reduced to zero,

                             (5) to the Class A-5 Certificates until their Principal Balance is reduced to zero, and

                             (6) to the Class A-6 Certificates until their Principal Balance is reduced to zero.

        (e) On each Distribution Date on or after the Subordination Depletion Date, notwithstanding the priorities set forth in Section 12.01(d), the Senior Principal Distribution Amount will be distributed pro rata to the Class A Subclasses, based on outstanding Principal Balances.

        (f) On each Distribution Date, distributions in reduction of the Principal Balance made to each Class A Subclass will be distributed pro rata among the holders of Certificates of such Class A Subclass.

        (g) On each Distribution Date, subject to the provisions of Section 13.01, distributions in reduction of Principal Balance of the Subclasses of Class M Certificates will be made in an aggregate amount equal to the applicable Class M Subclass Principal Distribution Amount, respectively, in accordance with the priorities set forth in Section 13.01(b).

        (h) Other distributions shall be made in respect of the Certificates as provided in Section 13.01.

        Section 12.02.Additional Terms and Definitions.The Certificates shall have and be subject to the following additional specific terms:

        Accrual Date. For each Class or Subclass of interest-bearing Certificates other than the Class A-1b Certificates, the Cut-Off Date, and for the Class A-1b Certificates, the Closing Date.

        Authenticating Agent. Citibank, N.A., Agency and Trust, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: CRMSI 2007-2 has been appointed by the Trustee as an Authenticating Agent pursuant to Section 8.12. Any such Authenticating Agent may be removed, and any other Authenticating Agent appointed, as permitted by Section 8.12 and shall have the rights, privileges, benefits, exculpatory provisions and protections of the Trustee as set forth in Sections 8.01, 8.02, 8.03 and 8.04.

        Book-Entry Certificates. All Subclasses of Class A Certificates and all Subclasses of Class M Certificates are Book-Entry Certificates.

        Cap Amounts. Any Class A Subclass Cap Amount or Class M Subclass Cap Amount.

        Capitalized Interest Account. Not applicable.

        Cash Deposited into Collection Account. No cash will be deposited into the Collection Account on the Issue Date.

        Certificate Administrator. CitiMortgage, Inc. shall act as the initial Certificate Administrator, which appointment is hereby approved by the Trustee. The Certificate Administrator is authorized to take actions permitted or required thereof under this Agreement. The Certificate Administrator may be removed, and any other Certificate Administrator reasonably acceptable to the Trustee appointed, by the Servicer.

        Certificate Rate. The Certificate Rates for the Certificates are as set forth in Section 12.01(a).

        Certificate Registrar. Citibank, N.A., having its principal offices located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention:
15th Floor Window, is hereby appointed as the Certificate Registrar for all of the Certificates pursuant to Section 5.02 and shall have the rights, privileges, benefits, exculpatory provisions and protections of the Trustee as set forth in Sections 8.01, 8.02, 8.03, 8.04, 8.07, and 8.09.

        Class A Principal Balance. As of any date, the sum of the Class A Subclass Principal Balances of the Class A Certificates.

        Class A Subclass Cap Amount. For a Distribution Date and any Class A Subclass, the sum of (x) the difference (if greater than zero) between the Normal Accrual for such Class A Subclass for the related Interest Accrual Period and the WAC Accrual for such Class A Subclass for the related Interest Accrual Period and (y) any Class A Subclass Cap Amount remaining unpaid on the prior Distribution Date after giving effect to all payments made on such prior Distribution Date, plus interest on the amount thereof at its Certificate Rate for the related Interest Accrual Period for the Distribution Date in question.

        Class A Subclass Interest Shortfall. For a Distribution Date and any Class A Subclass, the sum of (x) any Class A Subclass Interest Shortfall Amount for such Subclass for such Distribution Date and (y) any Class A Subclass Interest Shortfall for such Subclass for the prior Distribution Date and remaining unpaid after application of all payments on such prior Distribution Date plus interest on the amount thereof at the lower of (x) the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question and (y) the Net WAC Rate for the Distribution Date in question.

        Class A Subclass Principal Distribution Amount. For each Distribution Date and any Class A Subclass, the amount of principal distributed to such Class A Subclass pursuant to clause 1.d of Section 13.01(b).

        Class A-1b Margin: As defined in Section 12.01(b).

        Class A-6 Percentage. The Principal Balance of the Class A-6 Certificates, divided by the aggregate Subclass Principal Balances of the Class A Certificates.

        Class A-6 Priority Amount. For any Distribution Date means the lesser of
(A) the Principal Balance of the Class A-6 Certificates and (B) the product of
(a) the Class A-6 Percentage, (b) the Class A-6 Shift Percentage and (c) the Senior Principal Distribution Amount.

        Class A-6 Shift Percentage. For any Distribution Date will be the percentage indicated below:

                                                                 Class A-6
Distribution Date Occurring In                               Shift Percentage
------------------------------                               ----------------

July 2007 through June 2010........................                 0%
July 2010 through June 2012........................                 45%
July 2012 through June 2013........................                 80%
July 2013 through June 2014........................                100%
July 2014 and thereafter...........................                300%

        Class CE Distributable Amount. On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class CE Interest and not applied as an Extra Principal Distribution Amount on such Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the Principal Balance of the Class CE Interest which is distributable as a Release Amount, minus (iii) any amounts paid in respect of the Class A Subclass Cap Amounts or the Class M Subclass Cap Amounts.

        Class LT-Accrual Interest. One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a regular interest in the Lower-Tier REMIC. Class LT-Accrual Interest shall accrue interest at the related Interest Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the Pool Balance plus 1/2 of the Overcollateralization Amount, as set forth in Section 12.04(a).

        Class LT-R Interest. The residual interest in the Lower-Tier REMIC as described in Section 12.04(a) and the related footnote thereto.

        Class M Factor. For Class M-1, 75.90%; for Class M-2, 80.10%; for Class M-3, 82.70%; for Class M-4, 85.10%; for Class M-5, 87.30%; for Class M-6,
89.30%; for Class M-7, 90.90%; for Class M-8, 91.90% and for Class M-9, 93.90%.

        Class M Subclass Cap Amount. For a Distribution Date and any Class M Subclass, the sum of (x) the difference (if greater than zero) between the Normal Accrual for such Class M Subclass for the related Interest Accrual Period and the WAC Accrual for such Class M Subclass for the related Interest Accrual Period and (y) any Class M Subclass Cap Amount remaining unpaid on the prior Distribution Date after giving effect to all payments made on such prior Distribution Date, plus interest on the amount thereof at the applicable Certificate Rate for the related Interest Accrual Period for the Distribution Date in question.

        Class M Subclass Interest Shortfall. For a Distribution Date and any Class M Subclass, the sum of (x) any Class M Subclass Interest Shortfall Amount for such Subclass for such Distribution Date and (y) any Class M Subclass Interest Shortfall for such Subclass for the prior Distribution Date and remaining unpaid after application of all payments on such prior Distribution Date plus interest on the amount thereof at the lower of (x) the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question and (y) the Net WAC Rate for the Distribution Date in question.

        Class M Subclass Principal Distribution Amount. For any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount for a particular Class M Subclass equal to the excess of

        (a) the sum of (x) the Class A Principal Balance and the Class M Subclass Principal Balance for each Class M Subclass having a lower numerical designation (after giving effect to the payment on such Distribution Date of the Senior Principal Distribution Amount and each Class M Subclass Principal Distribution Amount for a Class M Subclass having a lower numerical designation) and (y) the Class M Subclass Principal Balance of the Class M Subclass in question immediately prior to such Distribution Date over

        (b) the lesser of (x) the Class M Factor for such Class M Subclass times the Pool Balance as of the end of the related Collection Period and (y) the Pool Balance as of the end of the related Collection Period minus the OC Floor Amount.

For any other Distribution Date, (a) if the Class A Principal Balance has not been reduced to zero and either (x) such Distribution Date is prior to the Stepdown Date or (y) a Trigger Event is in effect, each Class M Subclass Principal Distribution Amount shall be zero and (b) if the Class A Principal Balance has been reduced to zero and either (x) such Distribution Date is prior to the Stepdown Date or (y) a Trigger Event is in effect, the Class M Subclass Principal Distribution Amount for a particular Class M Subclass shall be equal to the lesser of (1) 100% of the Principal Distribution Amount minus the sum of the Class M Subclass Principal Distribution Amounts for each Class M Subclass with a lower numerical designation and (2) the Class M Subclass Principal Balance of such Class M Subclass.

        Class UT-R Interest. The residual interest in the Upper-Tier REMIC as described in Section 12.04(a) and the related footnote thereto.

        Closing Date. June 28, 2007.

        Constituent REMIC. The Upper-Tier REMIC and the Lower-Tier REMIC shall be the "Constituent REMICs" for purposes of Section 3.11.

        Corporate Trust Office. The Corporate Trust Office is located at U.S. Bank National Association, having its principal offices located at One Federal Street--3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, or such other address as shall be identified to CRMSI and all Certificateholders by or on behalf of the Trustee in writing.

        Cumulative Loss Test. The Cumulative Loss Test will be failed on a Distribution Date if the Cumulative Loss Percentage equals or exceeds (1) with respect to Distribution Dates from July 2009 through June 2010, inclusive, 0.65%, (2) with respect to Distribution Dates from July 2010 through June 2011, inclusive, 1.45%, (3) with respect to Distribution Dates from July 2011 through June 2012, inclusive, 2.45%, (4) with respect to Distribution Dates from July 2012 through June 2013, inclusive, 3.25% and (5) with respect to Distribution Dates from July 2013 and thereafter, 3.85%.

        Current Class A Enhancement Level. As of any Distribution Date, the percentage obtained by dividing (i) the sum of the Class M Subclass Principal Balances of the Class M Certificates and the Overcollateralization Amount (prior to giving effect to any distributions in reduction of Principal Balance and the allocation of any losses on such date) by (ii) the Pool Balance as of the last day of the related Collection Period.

        Current Interest. For a Distribution Date, the sum of the Class A Subclass Interest Amounts and Class M Subclass Interest Amounts.

        Current Pool Balance. For any date, the Pool Balance.

        Cut-Off Date. The Cut-Off Date is the beginning of business on June 1, 2007.

        Daily Servicing Fee Accrual Amount. For each Mortgage Loan during each day during each Collection Period, an amount equal to (a) the product of (i) the Servicing Fee Rate and (ii) the Loan Balance of such Mortgage Loan as of such day, divided by (b) 360.

        Definitive Certificates. The Class CE Certificates and the Class R Certificate will be issued in fully registered certificated form.

        Delinquency Test. The Delinquency Test will be failed on a Distribution Date if the Rolling Sixty-Day Delinquency Rate for such Distribution Date is greater than 32.53% of the Current Class A Enhancement Level as of such Distribution Date.

        Denominations. The denominations of each Subclass of the Class A Certificates and Class M Certificates are $100,000 Initial Principal Balance and integral multiples of $1 in excess thereof (except that one Certificate of each Class or Subclass may be issued in a different denomination). The denominations of the Class CE Certificates and Class R Certificate are 100% Percentage Interest.

        Depository. The initial Depository is Citibank, N.A.

        Determination Date. The Determination Date for each Distribution Date is the close of business on the 18th day (or, if such day is not a Business Day, the preceding Business Day) of the month in which the related Distribution Date occurs.

        Distribution Date. Each Distribution Date shall be the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing in July 2007.

        Enhancement Date: The first Distribution Date on which the Current Class A Enhancement Level is greater than or equal to the Required Class A Enhancement Level.

        ERISA Restricted Certificates. The Class CE Certificates and Class R Certificate.

        Extra Principal Distribution Amount. For any Distribution Date, the lesser of (x) Monthly Excess Interest and (y) the Deficiency Amount.

        Initial Pool Balance. $863,062,412.17.

        Initial Principal Balance. The Initial Principal Balance for each Subclass of the Class A Certificates and for each Subclass of the Class M Certificates and for the Class R Certificate is as set forth in Section 12.01(a).

        Interest Accrual Period. The Interest Accrual Period for any given Distribution Date is (x) for all Certificates other than the Class A-1b, Class CE or Class R Certificates, the period from and including the first day of the month preceding the month of such given Distribution Date to and including the last day of the month preceding the month of such Distribution Date, and (y) for the Class A-1(b) Certificates, the period from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to and including the day before such given Distribution Date.

        Investment Account. None of the Collection Account or the Certificate Account will be an Investment Account.

        Issue Date. The Issue Date is June 28, 2007.

        Last Scheduled Distribution Date. The Last Scheduled Distribution Date for each Class of Certificates is as set forth in Section 12.01(a).

        LIBOR Determination Date. The date that is two London Business Days preceding the relevant Interest Accrual Period for the Class A-1b Certificates.

        London Business Day. A day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Lower-Tier REMIC. The designated portion of the Trust Fund consisting of the Mortgage Loans, proceeds thereof, any related REO Property and all other property of the Trust Fund other than the assets of the Upper-Tier REMIC and the right of the Class A Certificates and the Class M Certificates to receive, and the obligation of the Class CE Certificates to pay, Cap Amounts.

        Lower-Tier REMIC Principal Amount. On the Closing Date, with respect to each Lower-Tier REMIC Regular Interest, the amount set forth in the chart under the heading "Lower-Tier REMIC" in Section 12.04, and on any subsequent date, as reduced by distributions of principal and Realized Losses and as increased by Subsequent Recoveries, as set forth in Section 12.04.

        Lower-Tier REMIC Regular Interest. As defined in Section 12.04.

        LT Accretion Directed Classes. As defined in Section 12.04(a).

        Mortgage Note Custodian. Citibank, N.A. is designated by the Trustee as the Mortgage Note Custodian.

        Net Civil Relief Amount. For a Distribution Date and any Class A Subclass and Class M Subclass, the sum of (x) any Civil Relief Shortfall Amount for such Subclass for such Distribution Date and (y) the aggregate of all Civil Relief Shortfall Amounts for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to Section 13.01(b)(1)(f).

        Net Class A WAC Cap Amount. For a Distribution Date and any Class A Subclass, the sum of (x) any Class A Subclass Cap Amount for such Subclass for such Distribution Date and (y) the aggregate of all Class A Subclass Cap Amounts for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to
Section 13.01(b)(1)(g), plus interest on the amount thereof at the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question; provided that, on any Distribution Date after the Principal Balance of a Class A Subclass has been reduced to zero, the Net Class A WAC Cap Amount for such Class A Subclass shall be zero.

        Net Class M WAC Cap Amount. For a Distribution Date and any Class M Subclass, the sum of (x) any Class M Subclass Cap Amount for such Subclass for such Distribution Date and (y) the aggregate of all Class M Subclass Cap Amounts for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to
Section 13.01(b)(1)(g), plus interest on the amount thereof at the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question; provided that, on any Distribution Date after the Principal Balance of a Class M Subclass has been reduced to zero, the Net Class M WAC Cap Amount for such Class M Subclass shall be zero.

        Net Non-Supported Amount. For a Distribution Date and any Class A Subclass and Class M Subclass, the sum of (x) any Unsupported Prepayment Interest Shortfall for such Subclass for such Distribution Date and (y) the aggregate of all Unsupported Prepayment Interest Shortfalls for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to Section 13.01(b)(1)(f).

        Net WAC Rate. For a Distribution Date, a per annum rate equal to the weighted average of the Pass-Through Rates of the Mortgage Loans as of the beginning of business on the first day of the Collection Period related to such Distribution Date (weighted on the basis of the respective Loan Balances of the Mortgage Loans as of the beginning of business on such day).

        Normal Accrual. For any Interest Accrual Period and for each Subclass, the amount of interest accrued thereon at the applicable Certificate Rate, minus any Civil Relief Shortfall Amount and any Unsupported Prepayment Interest Shortfall allocated to such Subclass on the related Distribution Date.

        Notices. The address of the Trustee to which notices should be sent is the Corporate Trust Office. The address of CRMSI to which notices should be sent is Citicorp Residential Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, Attention: Office of General Counsel. The address of the Servicer to which notices should be sent is CitiMortgage, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, Attention: Office of General Counsel. The address of S&P to which notices should be sent is 55 Water Street, New York, NY 10004. The address of Moody's to which notices should be sent is Structured Finance Group, 99 Church Street, New York, New York 10007. The address of the Paying Agent and Authenticating Agent is Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Agency and Trust, CRMSI 2007-2 or any other address that the Paying Agent and Authenticating Agent may designate from time to time by notice to the Certificateholders. The address of the Certificate Registrar for certificate transfer purposes and for purposes of presentation and surrender of certificates for the final distribution thereon is Citibank, N.A., Agency and Trust, 111 Wall Street, 14th floor, New York, New York 10005, Attention: 15th Floor window or any other address that the Certificate Registrar may designate from time to time for the Certificateholders.

        OC Floor Amount. For any date, 0.50% of the Initial Pool Balance.

        One-Month LIBOR. On any LIBOR Determination Date, One-Month LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of one month for the next interest period, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry at approximately 11:00 a.m., London time, on such LIBOR Determination Date, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%. If Telerate Page 3750 or Bloomberg Page BBAM is replaced by another service or ceases to exist, the Certificate Administrator will use the replacing service or such other service that may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

        If no offered rate appears on Telerate Page 3750 or Bloomberg Page BBAM on a LIBOR Determination Date at approximately 11:00 a.m., London time, then the Certificate Administrator will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which one-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, One-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Certificate Administrator will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for loans in U.S. dollars to leading European banks having an index maturity of one month for the applicable Interest Accrual Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, One-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of One-Month LIBOR for the next interest period will be set equal to the rate of One-Month LIBOR for the current Interest Accrual Period.

        Optional Termination Date. The first Distribution Date on which the Right to Purchase may be exercised.

        Overcollateralization Amount. For a Distribution Date, any excess of (x) the Pool Balance as of the last day of the related Collection Period over (y) the sum of the Class A Principal Balance and the Class M Principal Balance (after giving effect to (i) distributions of Principal Proceeds on such Distribution Date and (ii) and the increase of any Class M Subclass Principal Balance as a result of Subsequent Recoveries, but prior to the payment of any Extra Principal Distribution Amount).

        Paying Agent. Citibank, N.A. shall act as the initial Paying Agent, which appointment is hereby approved by the Trustee. The Paying Agent shall take actions permitted or required of the Trustee under Sections 3.06, 4.01, 4.02 and
4.03 and any other actions for the Paying Agent specifically set forth in the Pooling Agreement and, in taking such actions, the Paying Agent (and not the Trustee) shall have all of the rights, privilege, benefits, exculpatory provisions and protections of the Trustee as set forth in Sections 8.01, 8.02, 8.03, 8.04, 8.07, and 8.09. The Servicer may at any time appoint an additional Paying Agent reasonably acceptable to the Trustee for any particular Class or all Classes of the Certificates. Any such Paying Agent may be removed, and any other Paying Agent reasonably acceptable to the Trustee appointed, by the Servicer. For purposes of Section 4.07, the website of the Paying Agent is located at www.sf.citidirect.com.

        Principal Distribution Amount. For any Distribution Date, the lesser of
(x) the Certificate Balance and (y) Principal Proceeds plus any Extra Principal Distribution Amount minus any Release Amount.

        Private Certificates. The Class CE Certificates and the Class R Certificate.

        Prospectus. The prospectus dated June 26, 2007 relating to the Class A Certificates and the Class M Certificates.

        Rating Agencies. The Rating Agencies are S&P and Moody's.

        Record Date. The Record Date for each Distribution Date will be (x) for all Certificates other than the Class A-1b Certificates, the close of business on the last day of the month preceding the month of the applicable Distribution Date, and (y) for the Class A-1b Certificates, the day immediately preceding such Distribution Date.

        Release Amount. For a Distribution Date on or after the Stepdown Date, the lesser of (x) Principal Proceeds and (y) the excess of the Overcollateralization Amount over the greater of (a) the Targeted Level and (b) the OC Floor Amount; provided that if on such Distribution Date a Trigger Event is in effect, the Release Amount is zero.

        Required Class A Enhancement Level. For any date, 28.90%.

        Right to Purchase. The right of the Servicer to purchase all of the Mortgage Loans pursuant to Section 9.01 shall be conditioned upon, among other things, the Current Pool Balance being less than 10% of the Initial Pool Balance at the time of any such repurchase.

        Rolling Sixty-Day Delinquency Rate. For any Distribution Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

        Section 3.19 Applicability. Section 3.19 is not applicable to the Series 2007-2 Certificates.

        Senior Principal Distribution Amount. For any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date; for all other Distribution Dates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Balance minus the lesser of (A) the Pool Balance minus the OC Floor Amount and (B) 71.10% of the Pool Balance.

        Servicing Fee. The Servicing Fee is a monthly fee equal, for each Collection Period, to the sum of Daily Servicing Fee Accrual Amounts for each Mortgage Loan for each day during such Collection Period, payable to the Servicer out of each payment received by it on account of interest on such Mortgage Loan during such Collection Period.

        Servicing Fee Rate. 0.50% per annum.

        Sixty-Day Delinquency Rate. For any Distribution Date, the percentage equivalent of a fraction, the numerator of which equals the aggregate Loan Balances Delinquent more than 60 days (without regard to any grace period and including, for this purpose, Mortgage Loans in foreclosure or subject to Mortgagor bankruptcy proceedings and REO Properties) as of the last day of the related Collection Period, and the denominator of which equals the Pool Balance as of the last day of that Collection Period.

        Startup Day. The Startup Day will be the Issue Date.

        Stepdown Date. The earlier to occur of (a) the first Distribution Date on or prior to which the Class A Principal Balance has been reduced to zero and
(b) the later to occur of (x) the Distribution Date in July 2010 and (y) the Enhancement Date.

        Subordinated Certificates. The Class M Certificates.

        Subordination Depletion Date. The first Distribution Date on which the Principal Balance of the Subordinated Certificates has been reduced to zero.

        Targeted Level. On any Distribution Date, (a) prior to the Stepdown Date, 3.05% of the Initial Pool Balance and (b) on any other Distribution Date, the greater of (i) 6.10% of the Pool Balance and (ii) the OC Floor Amount. However, in the event that a Trigger Event is in effect on a particular Distribution Date, the Targeted Level for such Distribution Date shall not be less than the Targeted Level on the preceding Distribution Date.

        Trigger Event. A Trigger Event will be in effect on a Distribution Date if either the Delinquency Test or the Cumulative Loss Test is failed.

        Trust. The Trust created by this Agreement, which shall be named the Citicorp Residential Mortgage Trust Series 2007-2.

        Upper-Tier REMIC. The designated portion of the Trust Fund consisting of the Lower-Tier REMIC Regular Interests and proceeds thereof.

        Upper-Tier REMIC Regular Interests. As defined in Section 12.04.

        Voting Interest. As of any date, the Voting Interest of the Class A Certificates shall equal 100% multiplied by a fraction the numerator of which is the Class A Principal Balance and the denominator of which is the sum of the Class A Principal Balance and the Class M Principal Balance. As of any date the Voting Interest of the Class M Certificates will equal 100% minus the Class A Voting Interest. The Voting Interest of the Class A Certificates and the Class M Certificates will be allocated among the Subclasses of the Class A or Class M Certificates, as the case may be, pro rata based on each such Subclass' Principal Balance.

        WAC Accrual. For any Interest Accrual Period and for each Subclass, the amount of interest accrued thereon at the Net WAC Rate.

        Section 12.03. Wire Transfer Eligibility.

        The minimum Initial Principal Balance for wire transfer on each Distribution Date, in the case of Certificates (other than the Class CE and Class R Certificates), is $1,000,000 and, in the case of each of the Class CE Certificates and Class R Certificate, a 100% Percentage Interest.

        Section 12.04. REMIC-Related Provisions.

        (a) CRMSI and the Trustee will perform their respective duties in a manner consistent with the REMIC provisions of the Code and will not knowingly take or fail to take any action that would adversely affect the continuing treatment of the Trust Fund as a segregated asset pool, and the treatment of such segregated asset pool as two REMICs and to avoid the imposition of a tax on the Trust Fund or either REMIC, and to carry out the covenants set forth in this
Article XII and the elections and reporting required in Section 8.11 on behalf of the Upper-Tier REMIC and the Lower-Tier REMIC, including making the appropriate elections to treat each such segregated asset pool as a REMIC and maintaining a segregated account (the "Certificate Account"). The rights to the Cap Amounts shall be accounted for as notional principal contracts (provided by the holder of the Class CE Certificates and funded from amounts that would otherwise be distributable thereon) and as assets of a grantor trust for federal income tax purposes, and not as assets of either REMIC. CRMSI shall furnish or cause to be furnished annually to the holders of the related Certificates information regarding their allocable share of the income with respect to such grantor trust and shall file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other applicable form.

                                Lower-Tier REMIC

        The Lower-Tier REMIC shall issue the interests designated in the table below and the Class LT-R Interest, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC ("Lower-Tier REMIC Regular Interest"). The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificate.

                                                                                                             Corresponding
 Corresponding Lower-Tier REMIC     Lower-Tier REMIC                   Lower-Tier REMIC                     Upper-Tier REMIC
        Regular Interest             Interest Rate                     Principal Amount                     Regular Interest
--------------------------------    ----------------    ------------------------------------------------    ----------------
Class LT-A-1a                             (1)           1/2 initial Certificate Balance of                          A-1a
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-1b                             (1)           1/2 initial Certificate Balance of                          A-1b
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-2                              (1)           1/2 initial Certificate Balance of                          A-2
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-3                              (1)           1/2 initial Certificate Balance of                          A-3
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-4                              (1)           1/2 initial Certificate Balance of                          A-4
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-5                              (1)           1/2 initial Certificate Balance of                          A-5
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-A-6                              (1)           1/2 initial Certificate Balance of                          A-6
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-1                              (1)           1/2 initial Certificate Balance of                          M-1
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-2                              (1)           1/2 initial Certificate Balance of                          M-2
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-3                              (1)           1/2 initial Certificate Balance of                          M-3
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-4                              (1)           1/2 initial Certificate Balance of                          M-4
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-5                              (1)           1/2 initial Certificate Balance of                          M-5
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-6                              (1)           1/2 initial Certificate Balance of                          M-6
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-7                              (1)           1/2 initial Certificate Balance of                          M-7
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-8                              (1)           1/2 initial Certificate Balance of                          M-8
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-M-9                              (1)           1/2 initial Certificate Balance of                          M-9
                                                        Corresponding Upper-Tier REMIC Regular
                                                        Interest
Class LT-Accrual                          (1)           1/2 Pool Balance plus 1/2 Overcollateralization               N/A
                                                        Amount

-----------------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Net WAC Rate.

        Each Lower-Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1a, Class LT-A-1b, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-A-5, Class LT-A-6, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8 and Class LT-M-9 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

        On each Distribution Date, 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the Lower-Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that is attributable to a reduction in the Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier REMIC Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralization Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralization Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class CE Interest that result in the reduction in the Overcollateralization Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier REMIC Principal Amount of each of the LT Accretion Directed Classes is equal to 50% of the Certificate Balance of their Corresponding Class, and
(ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralization Amount. Any increase in the Certificate Balance of a Class of Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier REMIC Principal Amount of the Corresponding Lower-Tier REMIC Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier REMIC Principal Amount of the Class LT-Accrual Interest.

                                Upper-Tier REMIC

        The Upper-Tier REMIC shall issue the interests designated in the table below and the Class UT-R Interest, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC ("Upper-Tier REMIC Regular Interest"). The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificate.

    Upper-Tier REMIC Regular             Upper-Tier REMIC            Initial Upper-Tier REMIC         Corresponding Class of
            Interest                      Interest Rate                  Principal Amount                  Certificates
--------------------------------         ----------------            ------------------------         ----------------------
Class A-1a                                     (1)                      $62,000,000.00                      Class A-1a
Class A-1b                                     (1)                     $244,354,000.00                      Class A-1b
Class A-2                                      (1)                     $104,317,000.00                      Class A-2
Class A-3                                      (1)                      $86,611,000.00                      Class A-3
Class A-4                                      (1)                     $117,958,000.00                      Class A-4
Class A-5                                      (1)                      $49,274,000.00                      Class A-5
Class A-6                                      (1)                      $73,835,000.00                      Class A-6
Class M-1                                      (1)                      $20,714,000.00                      Class M-1
Class M-2                                      (1)                      $18,124,000.00                      Class M-2
Class M-3                                      (1)                      $11,220,000.00                      Class M-3
Class M-4                                      (1)                      $10,357,000.00                      Class M-4
Class M-5                                      (1)                       $9,493,000.00                      Class M-5
Class M-6                                      (1)                       $8,631,000.00                      Class M-6
Class M-7                                      (1)                       $6,905,000.00                      Class M-7
Class M-8                                      (1)                       $4,315,000.00                      Class M-8
Class M-9                                      (1)                       $8,631,000.00                      Class M-9
Class CE                                       (2)                             (2)                             N/A

-----------------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Certificate Rate (determined without regard to the Net WAC Rate) for the Corresponding Class of Certificates and (ii) the Net WAC Rate.

(2) The Class CE Interest has an initial principal balance of $26,323,412.17 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class CE Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier REMIC Principal Amounts of the Lower-Tier REMIC Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class CE Interest shall bear interest at a rate equal to the excess, if any, of the Net WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier REMIC Interest Rates of the Lower-Tier REMIC Regular Interests, where the Lower-Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper-Tier REMIC Interest Rate on its Corresponding Class of Upper-Tier REMIC Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class CE Interest shall be deferred in an amount equal to any increase in the Overcollateralization Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

        On each Distribution Date, interest distributable in respect of the Lower-Tier REMIC Regular Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above.

        On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier REMIC Regular Interests until the outstanding principal balance of each such interest equals the outstanding Class A Subclass Principal Balance or Class M Subclass Principal Balance of the Corresponding Class of Certificates as of such Distribution Date.

        (b) CRMSI, on behalf of the Trustee, shall deposit in the Collection Account in accordance with Section 3.06 all Scheduled Payments received by it, all other deposits required to be made to the Collection Account and all investments made with moneys on deposit in the Collection Account, including all income or gain from such investments, if any. If the Certificate Account is an Investment Account, then funds on deposit in the Certificate Account shall be held and invested in accordance with the applicable provisions of Section 4.03. Distributions from the Certificate Account shall be made in accordance with the provisions of Articles XII and XIII to make payments in respect of the Certificates and to pay the Servicing Fee in accordance with Section 3.13. Amounts distributable as Cap Amounts to the related Certificates pursuant to
Section 13.01(b) shall first be deemed distributed in respect of the Class CE Interest and then paid outside of the Upper-Tier REMIC to the related Certificates.

        The Servicer shall maintain books with respect to the Upper-Tier REMIC and the Lower-Tier REMIC on a calendar year taxable year and on the accrual method of accounting.

        (c) None of the Servicer, the Certificate Administrator, the Paying Agent, the Certificate Registrar or the Trustee shall create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates.

        (d) Except as otherwise provided in the Code, CRMSI shall not grant, and none of the Servicer, the Certificate Administrator, the Paying Agent, the Certificate Registrar or the Trustee shall accept, property unless (i) substantially all of the property held by either REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be granted to either REMIC after the Startup Day, unless such grant would not subject the REMIC to the 100% tax on contributions to a REMIC after the Startup Day imposed by Code Section 860G(d).

        (e) None of the Servicer, the Certificate Administrator, the Paying Agent, the Certificate Registrar or the Trustee shall accept on behalf of the Trust Fund or the Upper-Tier REMIC or the Lower-Tier REMIC any fee or other compensation for services and shall not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.

        (f) None of the Servicer, the Certificate Administrator, the Paying Agent or the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans, or of an Eligible Investment held in an Investment Account (other than in accordance with Sections 2.02, 2.03, 2.04 and 4.03(d)) unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and is in accordance with Section 9.01.

        Section 12.05. Expenses and Liabilities of the Trust Fund.

        To the extent not otherwise payable pursuant to another provision of this Agreement, the Depositor shall be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make distributions in reduction of Principal Balance of the Certificates and the obligation to make distributions of interest on the Certificates). To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the Startup Day, nothing shall prevent the Depositor from contesting any such tax, if permitted by law, pending the outcome of such proceedings. If the Paying Agent determines that on any Distribution Date the amount in the Collection Account, after the distribution of all amounts required to be distributed to the Holders of the Certificates has been made, is insufficient to pay expenses or meet any obligations of the Trust Fund that are not otherwise payable pursuant to another provision of this Agreement, the Paying Agent shall give notice of any shortfall to the Depositor setting forth the basis for such determination and, within ten Business Days of such notice, the Depositor shall deliver to the Paying Agent immediately available funds in the amount of such expenses.

        Section 12.06. Tax Matters Person.

        If in any taxable year there will be more than one holder of Class R Certificate, a tax matters person may be designated with respect to the REMIC, who will have the same duties with respect to the Upper-Tier REMIC and the Lower-Tier REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code, and who will be, in order of priority, (i) the Servicer or an affiliate of the Servicer, if the Servicer or such affiliate is the holder of a residual certificate of the Upper-Tier REMIC or the Lower-Tier REMIC at any time during the taxable year or at the time such designation is made, (ii) if the Servicer is not a holder of a residual certificate of the Upper-Tier REMIC or the Lower-Tier REMIC at the relevant time, the Servicer as agent for the holder of the residual certificate of the Upper-Tier REMIC or the Lower-Tier REMIC, if such designation is permitted to be made under the Code, or (iii) such holder of a residual certificate of the Upper-Tier REMIC or the Lower-Tier REMIC or person who may be designated a tax matters person in the same manner in which a tax matters partner may be designated under applicable Treasury Regulations, including Treasury Regulations ss.ss. 1.860F-4(d) and 301.6231(a)(7)-1.

        Section 12.07. [Reserved]

                                  ARTICLE XIII

                 SUBORDINATION; PRIORITIES; ALLOCATION OF LOSSES

        Section 13.01.Subordination; Priority of Distributions.

        (a) The rights of the holders of any Subclass of Class M Certificates to receive distributions in respect thereof on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders and the holders of each Class M Subclass having a lower numerical designation to receive distributions to the extent, and only to the extent, described herein. The right of the Servicer to receive its Servicing Fee and its Additional Servicing Compensation shall not be subordinated to the rights of Certificateholders.

        (b) On each Distribution Date, the aggregate amount of Interest Proceeds and Principal Proceeds will be applied in the following amounts, to the extent the amount thereof is sufficient therefor, in the manner and in the order of priority as follows:

        1. The sum of Interest Proceeds and Principal Proceeds (in each case, excluding all permitted withdrawals from the Collection Account pursuant to
Section 3.06(d)) will be applied sequentially, as follows:

               a. concurrently, to the Subclasses of Class A Certificates, pro rata, their respective Class A Subclass Interest Amounts and any Class A Subclass Interest Shortfalls for such Distribution Date;

               b. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, their respective Class M Subclass Interest Amounts for such Distribution Date;

               c. to the Subclasses of Class A Certificates, the amounts provided in Section 12.01(d) or (e), as applicable;

               d. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their respective Principal Balance is reduced to zero, an amount equal to their Class M Subclass Principal Distribution Amount;

               e. sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, an amount equal to any Class M Subclass Interest Shortfall for such Class for such Distribution Date or previously allocated thereto, and then, sequentially, in that order, an amount equal to any Applied Loss Amount allocated to such Class pursuant to Section 13.02 on such Distribution Date plus any Class M Subclass Loss Amount for such Class;

               f. first, concurrently to the Class A Certificates, pro rata, any Net Civil Relief Amounts and Net Non-Supported Amounts for such Subclasses, and then, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Net Civil Relief Amounts and Net Non-Supported Amounts for such Class;

               g. first, concurrently to the Class A Certificates, pro rata, any Net Class A WAC Cap Amounts for such Subclasses, and then, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Net Class M WAC Cap Amounts for such Class;

               h. to the Holder of the Class CE Certificates, the Class CE Distributable Amount; and

               i. to the Holder of the Class R Certificate, any remaining amount.

        2. It is the intention of the parties hereto that the portion of the Trust Fund, exclusive of the Lower-Tier REMIC and Upper-Tier REMIC, be treated as a grantor trust for purposes of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, neither the Servicer nor the Trustee shall vary the investment of the Certificateholders in the grantor trust. Solely for REMIC purposes, any amounts distributed pursuant to Section 13.01(b)(1)(g) shall be deemed distributed to the Class CE Certificates in respect of the Class CE Interest from the Upper-Tier REMIC and then deemed paid to the classes of Certificates as described in Section 13.01(b)(1)(g) from the grantor trust.

        Section 13.02.Allocation of Realized Losses; Recoveries.

        (a) For any Distribution Date prior to the Subordination Depletion Date, any Applied Loss Amount will be allocated to the Subclasses of Class M Certificates, first to the Class M Subclass with the highest numerical designation and then in order of decreasing numerical designation, until their respective Class M Subclass Principal Balance has been reduced to zero.

        This allocation of Applied Loss Amounts will be effected through the reduction of the applicable Subclass Principal Balance. Any Applied Loss Amount allocated in accordance with this Section 13.02 will be allocated on the Distribution Date following the Collection Period in which such loss was incurred and after giving effect to distributions made under Section 13.01 on such Distribution Date.

        (b) Any Applied Loss Amount allocated to a Subclass of Class M Certificates pursuant to Section 13.02(a) shall be allocated among the Certificates of such Subclass pro rata based on their respective Principal Balances.

        (c) In the event that Net Subsequent Recoveries are received by the Servicer during a Prepayment Collection Period, immediately prior to the Distribution Date to which such Prepayment Collection Period relates, an amount equal to the amount of such Net Subsequent Recoveries shall be added to the outstanding Class M Subclass Principal Balances of the Class M Subclasses, in order of increasing numerical designation, but only if and to the extent that the Class M Subclass had theretofore been allocated any Applied Loss Amount.

        (d) No Civil Relief Shortfall Amount, Net Civil Relief Amount, Unsupported Prepayment Interest Shortfall or Net Non-Supported Amount will accrue interest.

        Section 13.03. [Reserved]

        Section 13.04. Distributions on the Class R Certificate.

        Upon a termination of the Trust in accordance with Section 9.01, the Class R Certificate shall receive all amounts remaining in the Certificate Account after all required distributions on the Class A, Class M and Class CE Certificates have been made and after all required payments and reimbursements of fees and expenses have been made or provided for.

                                   ARTICLE XIV

                              ADDITIONAL PROVISIONS

        Section 14.01. Additional Representations and Warranties.

        CRMSI hereby represents and warrants to the Trustee, in addition to
Section 2.03(a) and with the same force and effect for all purposes of this Agreement as though these representations and warranties were set forth in
Section 2.03(a), as follows:

        (i) As of the Cut-Off Date, no principal or interest on a Mortgage Loan was more than 30 days Delinquent; and

        (ii) All original executed Mortgage Notes have been or will be delivered to the Mortgage Note Custodian.

        Section 14.02. Additional Servicing Events of Default.

        Not applicable.

        Section 14.03. Additional Conditions for Subsequent Transfer Dates.

        Not applicable.

        Section 14.04. Additional Certificate Information.

        Not applicable.

        Section 14.05. Additional Pool Information.

        Not applicable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        CITICORP RESIDENTIAL MORTGAGE
                                        SECURITIES, INC., as Depositor

                                        By:  /s/  Daniel P. Hoffman
                                           -------------------------------------
                                            Name:  Daniel P. Hoffman
                                            Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee

                                        By:  /s/  Maryellen Hunter
                                           -------------------------------------
                                            Name:  Maryellen Hunter
                                            Title: Assistant Vice President

                                        CITIMORTGAGE, INC., as Servicer and
                                        Certificate Administrator

                                        By:  /s/  Paul Ince
                                           -------------------------------------
                                            Name:  Paul Ince
                                            Title: Chief Financial Officer

                                        CITIBANK, N.A., as Paying Agent,
                                        Certificate Registrar and Authenticating
                                        Agent

                                        By:  /s/  Nancy Forte
                                           -------------------------------------
                                            Name:  Nancy Forte
                                            Title: Assistant Vice President

State of Missouri                 )
                                  )  ss.:
County of St. Charles             )

               On the 28th day of June 2007 before me, a notary public in and for the State of Missouri, personally appeared Daniel P. Hoffman known to me who, being by me duly sworn, did depose and say that he is a Vice President of Citicorp Residential Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; that she signed her name to said instrument and that she has been authorized by Citicorp Residential Mortgage Securities, Inc. to execute said instrument.


----------------------------------
            Notary Public

[Notarial Seal]

State of Massachusetts             )
                                   )  ss.:
County of _________                )

               On the 28th day of June 2007 before me, a notary public in and for the State of Massachusetts, personally appeared Maryellen Hunter known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; that she signed her name to said instrument and that she has been authorized by U.S. Bank National Association to execute said instrument.


----------------------------------
            Notary Public

[Notarial Seal]

State of Missouri                 )
                                  )  ss.:
County of St. Charles             )

               On the 28th day of June 2007 before me, a notary public in and for the State of Missouri, personally appeared Paul Ince known to me who, being by me duly sworn, did depose and say that he is a Chief Financial Officer of CitiMortgage, Inc., a New York corporation, one of the parties that executed the foregoing instrument; that he signed his name to said instrument and that he has been authorized by CitiMortgage, Inc. to execute said instrument.


----------------------------------
            Notary Public

[Notarial Seal]

State of New York                 )
                                  )  ss.:
County of New York                )

               On the 28th day of June 2007 before me, a notary public in and for the State of New York, personally appeared Nancy Forte known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of Citibank, N.A., a national banking association, one of the parties that executed the foregoing instrument; that he signed his name to said instrument and that he has been authorized by Citibank, N.A. to execute said instrument.


----------------------------------
            Notary Public

[Notarial Seal]

                                   SCHEDULE 1

    SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

Regulation                                                                                    Responsible
AB reference                                    Servicing criteria                            Person
----------------------------------------------------------------------------------------------------------------
                                        General servicing considerations
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance     Servicer
                        or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)          If any material servicing activities are outsourced to third          Servicer
                        parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the   Servicer
                        party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                        agreements.

                                       Cash collection and administration

1122(d)(2)(i)           Payments on pool assets are deposited into the appropriate            Servicer
                        custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to    Servicer,
                        an investor are made only by authorized personnel.                    Paying Agent

1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows
                        or distributions, and any interest or other fees charged for such     Servicer
                        advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)          The related accounts for the transaction, such as cash reserve        Servicer,
                        accounts or accounts established as a form of over                    Paying Agent
                        collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)           Each custodial account is maintained at a federally insured           Servicer,
                        depository institution as set forth in the transaction agreements.    Paying Agent
                        For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                        13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized         Servicer,
                        access.                                                               Paying Agent

1122(d)(2)(vii)         Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including custodial    Servicer,
                        accounts and related bank clearing accounts. These reconciliations    Certificate
                        are (A) mathematically accurate; (B) prepared within 30 calendar      Administrator,
                        days after the bank statement cutoff date, or such other number of    Paying Agent
                        days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                       Investor remittances and reporting

1122(d)(3)(i)           Reports to investors, including those to be filed with the            Servicer,
                        Commission, are maintained in accordance with the transaction         Certificate
                        agreements and applicable Commission requirements.  Specifically,     Administrator
                        such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                        investors' or the trustee's records as to the total unpaid principal balance and number of Pool Assets serviced by the
                        Servicer.

1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance     Servicer,
                        with timeframes, distribution priority and other terms set forth in   Certificate
                        the transaction agreements.                                           Administrator,
                                                                                              Paying Agent

1122(d)(3)(iii)         Disbursements made to an investor are posted within two business
                        days to the Servicer's investor records, or such other number of      Servicer,
                        days specified in the transaction agreements.                         Certificate
                                                                                              Administrator,
                                                                                              Paying Agent
1122(d)(3)(iv)          Amounts remitted to investors per the investor reports agree with
                        cancelled checks, or other form of payment, or custodial bank         Certificate
                        statements.                                                           Administrator,
                                                                                              Paying Agent
                                            Pool asset administration

1122(d)(4)(i)           Collateral or security on pool assets is maintained as required by    Servicer,
                        the transaction agreements or related pool asset documents.           Mortgage Note
                                                                                              Custodian

1122(d)(4)(ii)          Pool assets and related documents are safeguarded as required by
                        the transaction agreements.                                           Custodian

1122(d)(4)(iii)         Any additions, removals or substitutions to the asset pool are
                        made, reviewed and approved in accordance with any conditions or      Servicer
                        requirements in the transaction agreements.

1122(d)(4)(iv)          Payments on pool assets, including any payoffs, made in accordance    Servicer
                        with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items
                        (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)           The Servicer's records regarding the pool assets agree with the       Servicer
                        Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's pool      Servicer
                        assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forebearance plans,        Servicer
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirement established by the transaction agreements.

1122(d)(4)(viii)        Records documenting collection efforts are maintained during the      Servicer
                        period a pool asset is delinquent in accordance with the
                        transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)          Adjustments to interest rates or rates of return for pool assets      Servicer
                        with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow      Servicer
                        accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                        interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
                        (C) such funds are returned to the obligor within 30 calendar days of full repayment of related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance       Servicer
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be       Servicer
                        made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two      Servicer
                        business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                        agreements.

1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible accounts are             Servicer
                        recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)          Any external enhancement or other support, identified in Item         Servicer
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   SCHEDULE 2

                         Additional Form 10-D Disclosure

----------------------------------------------------------------------------------------------------------------
Item on Form 10-D                                                Party Responsible
----------------------------------------------------------------------------------------------------------------
Item 1: Distribution and Pool Performance Information            Servicer, Certificate Administrator

         Any information required by 1121 which is NOT
         included on the Distribution Date Statement
----------------------------------------------------------------------------------------------------------------
Item 2: Legal Proceedings per Item 1117 of Reg AB                (i) All parties to the Pooling and Servicing
                                                                 Agreement and the Mortgage Note Custodian as to
                                                                 themselves, (ii) the Servicer as to the issuing
                                                                 entity, (iii) the Depositor as to the sponsor,
                                                                 any 1110(b) originator, any 1100(d)(1) party
----------------------------------------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of Proceeds                   Depositor
----------------------------------------------------------------------------------------------------------------
Item 4: Defaults Upon Senior Securities                          Servicer, Certificate Administrator
----------------------------------------------------------------------------------------------------------------
Item 5: Submission of Matters to a Vote of Security              Servicer, Certificate Administrator, Trustee,
           Holders                                               Paying Agent, Authenticating Agent, Certificate
                                                                 Registrar (in each case, if such party is
                                                                 responsible for submission of such vote to
                                                                 Holders)
----------------------------------------------------------------------------------------------------------------
Item 6: Significant Obligors of Pool Assets                      Depositor, if applicable
----------------------------------------------------------------------------------------------------------------
Item 7: Significant Enhancement Provider Information             Depositor, if applicable
----------------------------------------------------------------------------------------------------------------
Item 8: Other Information                                        Any party responsible for the applicable
                                                                 disclosure items on Form 8-K to the extent not
                                                                 previously filed on a Form 8-K
----------------------------------------------------------------------------------------------------------------
Item 9: Exhibits                                                 Depositor, Servicer, Certificate Administrator
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 3

                         Additional Form 10-K Disclosure

----------------------------------------------------------------------------------------------------------------
Item on Form 10-K                                                 Party Responsible
----------------------------------------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments                                Depositor
----------------------------------------------------------------------------------------------------------------
Item 9B:  Other Information                                       Any party responsible for the applicable
                                                                  disclosure items on Form 8-K to the extent not
                                                                  previously filed on a Form 8-K
----------------------------------------------------------------------------------------------------------------
Item 15: Exhibits, Financial Statement Schedules                  Servicer, Certificate Administrator,
                                                                  Depositor
----------------------------------------------------------------------------------------------------------------
Additional Item:                                                  (i) All parties to the Pooling and Servicing
                                                                  Agreement and the Mortgage Note Custodian as
                                                                  to themselves, (ii) the Servicer as to the
                                                                  issuing entity, (iii) the Depositor as to the
                                                                  sponsor, any 1110(b) originator, any
                                                                  1100(d)(1) party
----------------------------------------------------------------------------------------------------------------
Disclosure per Item 1117 of Reg AB
----------------------------------------------------------------------------------------------------------------
Additional Item:                                                  (i) All parties to the Pooling and Servicing
Disclosure per Item 1119 of Reg AB                                Agreement and the Mortgage Note Custodian as
                                                                  to themselves, (ii) the Servicer as to the
                                                                  issuing entity, (iii) the Depositor as to the
                                                                  sponsor, any 1110(b) originator, any
                                                                  1100(d)(1) party, any significant obligor, any
                                                                  credit enhancement provider or derivative
                                                                  counterparty
----------------------------------------------------------------------------------------------------------------
Additional Item:                                                  Depositor, if applicable
----------------------------------------------------------------------------------------------------------------
Disclosure per Item 1112(b) of Reg AB
----------------------------------------------------------------------------------------------------------------
Additional Item:                                                  Depositor, if applicable
----------------------------------------------------------------------------------------------------------------
Disclosure per Items 1114(b) and 1115(b) of Reg AB
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 4

                         Form 8-K Disclosure Information

----------------------------------------------------------------------------------------------------------------
Item on Form 8-K                                                  Party Responsible
----------------------------------------------------------------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement             All parties to the Pooling and Servicing
                                                                  Agreement and the Mortgage Note Custodian
                                                                  entering into such material definitive
                                                                  agreement (provided, however, that with
                                                                  respect to the Paying Agent, the Certificate
                                                                  Registrar and the Authenticating Agent, no
                                                                  such disclosure shall be required for any
                                                                  agreement to which the Servicer, the
                                                                  Certificate Administrator, the Depositor or
                                                                  the Mortgage Note Custodian is a party)
----------------------------------------------------------------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement         All parties to the Pooling and Servicing
                                                                  Agreement and the Mortgage Note Custodian
                                                                  terminating such material definitive agreement
                                                                  (provided, however, that with respect to the
                                                                  Paying Agent, the Certificate Registrar and
                                                                  the Authenticating Agent, no such disclosure
                                                                  shall be required for any agreement to which
                                                                  the Servicer, the Certificate Administrator,
                                                                  the Depositor or the Mortgage Note Custodian
                                                                  is a party)
----------------------------------------------------------------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                             (i) Depositor, as to itself, the sponsor, any
                                                                  1100(d)(1) party, any significant obligor, any
                                                                  credit enhancement provider or derivative
                                                                  counterparty and any other transaction party,
                                                                  to the extent known to the Depositor, (ii)
                                                                  Trustee, as to itself, (iii) Certificate
                                                                  Administrator, as to itself, (iv) Paying Agent,
                                                                  as to itself, and (v) Servicer, as to itself
                                                                  and any other transaction party, to the extent
                                                                  known to the Servicer
----------------------------------------------------------------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase          Servicer
           a Direct Financial Obligation or an
           Obligation under an Off-Balance Sheet
           Arrangement
----------------------------------------------------------------------------------------------------------------
Item 3.03- Material Modification to Rights of Security            Servicer, Certificate Administrator
           Holders
----------------------------------------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or             Depositor
           Bylaws; Change of Fiscal Year
----------------------------------------------------------------------------------------------------------------
Item 6.01- ABS Informational and Computational Material           Depositor
----------------------------------------------------------------------------------------------------------------
Item 6.02- Change of Servicer, Certificate                        Servicer, Certificate Administrator, Trustee
           Administrator, Paying Agent or Trustee
----------------------------------------------------------------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External               Depositor, Servicer
           Support
----------------------------------------------------------------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution                Certificate Administrator, Paying Agent
----------------------------------------------------------------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure                     Depositor
----------------------------------------------------------------------------------------------------------------
Item 7.01- Reg FD Disclosure                                      Depositor
----------------------------------------------------------------------------------------------------------------
Item 8.01-Other Events                                            Depositor, Certificate Administrator
----------------------------------------------------------------------------------------------------------------
Item 9.01                                                         Depositor, Certificate Administrator
----------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATES

                    REMIC Pass-Through Certificates, Series 2007-2
                             Class A-[*] Certificate
             representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                    CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1

distribution day: 25th of each month

first distribution day: July 25, 2007

stated final maturity: June 25, 2037

--------------------------------------------------------------------------------
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiMortgage, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.
--------------------------------------------------------------------------------

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the initial principal balance of the class of certificates listed below.

class     initial principal balance    certificate rate       CUSIP      ISIN
--------------------------------------------------------------------------------
 A-[*]       $[                 ]         [       ]%

Principal is paid on this certificate in accordance with the terms of the Pooling Agreement. Accordingly, at any time the outstanding principal balance of this certificate may be less than its initial principal amount.

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling Agreement") among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Certificate Administrator, Citibank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, consisting of, for REMIC purposes, seven senior classes, ten subordinated classes and one class of residual certificates.

The class of securities represented by this certificate constitutes an interest in a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended, and in certain other assets.

                   Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

                           Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CitiMortgage, Inc. (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. [In the event this right is not exercised at such time, the certificate rate of the class A-[*] Certificates will equal the certificate rate listed on the first page of this Certificate plus 0.50% per annum, subject to and in accordance with the terms of the Pooling Agreement.] [In the event this right is not exercised at such time, the Class A-1b Margin on the class A-1b Certificates will increase to double its original percentage, subject to and in accordance with the terms of the Pooling Agreement.]

                                  Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

                             Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

                                        CITICORP RESIDENTIAL MORTGAGE
                                        SECURITIES, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:
                                           -------------------------------------
                                                  Authorized Signatory

                                        or

                                        CITIBANK, N.A.,
                                          as Authenticating Agent

                                        By:
                                           -------------------------------------
                                                  Authorized Signatory

Date:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                     (Minor)

Under Uniform Gifts to Minors Act ________________________________
                                              (State)

    Additional abbreviations may also be used though not in the above list.

    ------------------------------------------------------------------------

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated:      ________________     __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                   Exhibit A-2

                          FORM OF CLASS M CERTIFICATES

                 REMIC Pass-Through Certificates, Series 2007-2
                      Subordinated Class M-[*] Certificate

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                 CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1

distribution day: 25th of each month

first distribution day: July 25, 2007

stated final maturity: June 25, 2037

--------------------------------------------------------------------------------
This class M-[*] certificate is subordinated in right of payments to the class A, class M-[*] and class M-[*] certificates, as described in the Pooling Agreement referred to below.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiMortgage, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.
--------------------------------------------------------------------------------

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the initial principal balance of the class of certificates listed below.

            initial principal
  class          balance        certificate rate      CUSIP             ISIN
--------------------------------------------------------------------------------
  M-[*]           $[      ]           [      ]%

Principal is paid on this certificate in accordance with the terms of the Pooling Agreement. Accordingly, at any time the outstanding principal balance of this certificate may be less than its initial principal amount.

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling Agreement") among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Certificate Administrator, Citibank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, consisting of, for REMIC purposes, seven senior classes, ten subordinated classes and one class of residual certificates.

The class of securities represented by this certificate constitutes an interest in a "regular interest" in a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended, and in certain other assets.

                   Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of the Depositor, the Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

                           Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CitiMortgage, Inc. (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. In the event this right is not exercised at such time, the certificate rate of the class M-[*] Certificates will equal the certificate rate listed on the first page of this Certificate plus 0.50% per annum, subject to and in accordance with the terms of the Pooling Agreement.

                                  Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

                             Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

                              CITICORP  RESIDENTIAL MORTGAGE SECURITIES, INC.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

                              U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee

                              By:
                                 --------------------------------
                                    Authorized Signatory

                               or

                              CITIBANK, N.A.,
                                 as Authenticating Agent

                              By:
                                 --------------------------------
                                    Authorized Signatory

Date:

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                     (Minor)

Under Uniform Gifts to Minors Act ________________________________
                                              (State)

    Additional abbreviations may also be used though not in the above list.

    ------------------------------------------------------------------------

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated:      ________________     __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                   Exhibit A-3

                          Form of Class CE Certificates

                 REMIC Pass-Through Certificates, Series 2007-2
                              Class CE Certificate

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                 CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1                         100% percentage interest

CUSIP [       ]                                    ISIN  [       ]

--------------------------------------------------------------------------------
      This class CE certificate is subordinated in right of payments to the class A and class M certificates, as described in the Pooling Agreement referred to below.

      This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

      This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any person investing the assets of a Plan except as provided in section 5.02 of the Pooling Agreement referred to below.

      Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiMortgage, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.

--------------------------------------------------------------------------------

THIS CERTIFIES THAT, for value received, Citicorp Residential Mortgage Securities, Inc. is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling Agreement") among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Certificate Administrator, Citibank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

The class CE certificate will not be entitled to payments until such time as described in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, consisting of, for REMIC purposes, seven senior classes, ten subordinated classes and one class of residual certificates.

                   Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of Depositor, the Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar and the holders of the certificates, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

                       U.S. federal income tax information

This class CE certificate (exclusive of its obligation to pay Cap Amounts, if any) represents a "regular interest" in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1). As a condition of ownership hereof, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of the asset pool comprising the Trust Fund as two separate REMICs.

                                  Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

                             Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

                              CITICORP  RESIDENTIAL MORTGAGE SECURITIES, INC.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

                              U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee

                              By:
                                 -----------------------------------------------
                                    Authorized Signatory

                              or

                              CITIBANK, N.A.,
                                 as Authenticating Agent

                              By:
                                 -----------------------------------------------
                                    Authorized Signatory

Date:

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                     (Minor)

Under Uniform Gifts to Minors Act ________________________________
                                              (State)

    Additional abbreviations may also be used though not in the above list.

    ------------------------------------------------------------------------

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated:      ________________     __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                   Exhibit A-4

                           Form of Class R Certificate

                 REMIC Pass-Through Certificates, Series 2007-2
                          Residual Class R Certificate

          representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

                 CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1                         100% percentage interest

CUSIP [           ]                             ISIN [           ]

--------------------------------------------------------------------------------
      This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

      This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any person investing the assets of a Plan except as provided in section 5.02 of the Pooling Agreement referred to below.

      Transfer of this certificate is restricted as set forth in section 5.02 of the Pooling Agreement. As a condition of ownership of this certificate, a transferee must furnish an affidavit to the transferor and the Trustee that (a) it is not a "disqualified organization," as defined in Section 860E(e)(5) of the Code, (b) it is not acquiring this certificate as an agent (including a broker, nominee or other middleman) on behalf of a disqualified organization, (c) it understands that it may incur tax liabilities in excess of cash flows generated by the residual interest and it intends to pay taxes associated with holding the residual interest as they become due, (d) it historically has paid its debts as they have come due and intends to pay its debts as they come due in the future,
(e) it will not cause the income with respect to this certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of it or any other person, and (f) it is not a "Non-permitted Foreign holder," as defined in section 5.02 of the Pooling Agreement. By accepting this certificate, a transferee will be subject to such restrictions on transferability, and will have consented to any amendments to the Pooling Agreement that are required to ensure that this certificate is not transferred to a disqualified organization or its agent, or to a Non-permitted Foreign holder. To satisfy a regulatory safe harbor against the disregard of such transfer, the transferor may be required to conduct a reasonable investigation of the financial condition of the transferee and either transfer this certificate at a specified minimum price or transfer this certificate to an eligible transferee.

      Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiMortgage, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.

--------------------------------------------------------------------------------

THIS CERTIFIES THAT, for value received, Citicorp Residential Mortgage Securities, Inc. is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling Agreement") among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Certificate Administrator, Citibank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

The class R certificate will not be entitled to payments until such time as described in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2, consisting of, for REMIC purposes, seven senior classes, ten subordinated classes and one class of residual certificates.

                   Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of Depositor, the Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

                       U.S. federal income tax information

Election will be made to treat the asset pool within the Trust Fund as two separate real estate mortgage investment conduits (each a "REMIC," or in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). This class R certificate represents the "residual interest" in the Upper-Tier and Lower-Tier REMICs within the meaning of Code Section 860G(a)(2). As a condition of ownership hereof, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of the asset pool comprising the Trust Fund as two separate REMICs.

The holder further agrees to the designation of the Servicer as its agent to act as "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code or, if requested by the Servicer, to act as tax matters person.

                                  Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

                             Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

                              CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

                              U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee

                              By:
                                 -------------------------------------------
                                    Authorized Signatory

                              or

                              CITIBANK, N.A.,
                                 as Authenticating Agent

                              By:
                                 -------------------------------------------
                                    Authorized Signatory

Date:

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
                        (Cust)                     (Minor)

Under Uniform Gifts to Minors Act ________________________________
                                              (State)

    Additional abbreviations may also be used though not in the above list.

    ------------------------------------------------------------------------

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated:      ________________     __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [Delivered to Trustee]

                                    EXHIBIT C

                            FORM OF PURCHASER LETTER

                                   [Purchaser]

                                                                          [Date]

Citicorp Residential Mortgage Securities, Inc.
1000 Technology Drive
O'Fallon, Missouri 63368-2240

U.S. Bank National Association
Corporate Trust Services
One Federal Street-3rd Floor
Boston, Massachusetts 02110

Ladies and Gentlemen:

      In connection with the purchase by us of $ initial principal balance of the Citicorp Residential Mortgage Trust Series 2007-2, REMIC Pass-Through Certificates, class [CE][R] certificates, we confirm that:

      1. We understand that the class [CE][R] certificates are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws.

      2. We (check one)

      |_| have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the class [CE][R] certificates, we are able to bear the economic risk of investment in the class [CE][R] certificates and we are an accredited investor as defined in Regulation D under the Securities Act. We have such knowledge and experience in financial and business matters, specifically in the field of mortgage related securities, as to be able to evaluate the risk of purchasing a certificate which is subordinate in right of payment, and we have direct, personal and significant experience in making investments in mortgage related securities. If we are non-institutional investors, our net worth (exclusive of our primary residence) is at least $1,000,000.

      |_| are "Qualified Institutional Buyers" within the meaning of Rule 144A promulgated under the Securities Act.

      3. We will acquire the class [CE][R] certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the class [CE][R] certificates, subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

      4. We agree that our class [CE][R] certificates must be held indefinitely by us unless subsequently registered under the Securities Act and any applicable state securities or "blue sky" laws or unless exemptions from the registration requirements of the Securities Act and such laws are available.

      5. We agree that in the event that at some future time we wish to sell, dispose of or otherwise transfer any of our class [CE] [R] certificates, we will not transfer any of such class [CE][R] certificates unless:

            (A) (1) the transfer is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser or by an Eligible Dealer (as defined below) on behalf of such Eligible Purchaser and (3) all offers or solicitations in connection with the sale (if a sale), whether directly or through any agent on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

            (B) Such class [CE][R] certificates are otherwise sold in a transaction that does not require registration under the Securities Act.

      "Eligible Purchaser" means an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein; "Eligible Dealer" means any corporation or other entity having as a principal business acting as a broker or dealer in securities.

      6. We understand that each of the class [CE][R] certificates will bear a legend to substantially the following effect:

      This class [CE] certificate is subordinated in right of payments to the class A and class M certificates, as described in the Pooling Agreement referred to herein. This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

      This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to herein.

                                          Very truly yours,

                                          [Name of Purchaser]

                                          By:*
                                              ----------------------------------
                                              Name:
                                              Title:

----------------
* This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

                                    EXHIBIT D

                              FORM OF ERISA LETTER

                                   [Purchaser]

                                                                          [Date]

Citicorp Residential Mortgage Securities, Inc.
1000 Technology Drive
O'Fallon, Missouri 63368-2240

U.S. Bank National Association
One Federal Street, 3rd floor
Boston, Massachusetts 02110

Citibank, N.A.
111 Wall Street, 15th Floor
New York, New York 10005
Attention: 15th Floor Window

Ladies and Gentlemen:

      In connection with the purchase by us of $_______________ initial principal balance of the Citicorp Residential Mortgage Trust Series 2007-2, REMIC Pass-Through Certificates, class [CE][R] certificates we confirm that:

      We (check one)

|_| are not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or

|_| have provided a "Benefit Plan Opinion" satisfactory to Citicorp Residential Mortgage Securities, Inc. and the Trustee of the trust fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law, or (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of Citicorp Mortgage Securities, Inc., the Servicer or the Trustee with respect to any Plan.

      The certificates will be registered in the name of [Nominee Name] but the undersigned will be the beneficial owner thereof.

                                          Very truly yours,

                                          [Name of Purchaser]

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

---------------
      * This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

                                    EXHIBIT E

                         FORM OF SERVICER CERTIFICATION

             Citicorp Residential Mortgage Trust Series 2007-2 Trust
                    REMIC Pass-Through Certificates

            I, [________], a [_____________] of CitiMortgage, Inc. (the
"Servicer"), certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Citicorp Residential Mortgage Trust Series 2007-1 (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under
      Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated June 1, 2007, among Citicorp Residential Mortgage Securities, Inc., as depositor, Citibank, N.A., as paying agent, certificate registrar and authenticating agent, U.S. Bank National Association, as trustee, and the Servicer; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated part[y][ies]:
[___________].

[_________], 2007

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT F

------------------------------------------------------------------------------
MORTGAGE NOTE CUSTODIAL AGREEMENT

------------------------------------------------------------------------------
June 1, 2007


PARTIES

o U.S. Bank National Association, a national banking association, as trustee (the Trustee)

o  Citibank, N.A., a national banking association (Citibank)

o  Citicorp Residential Mortgage Securities, Inc., a Delaware corporation
   (CRMSI)

o  CitiMortgage, Inc., as Servicer and Certificate Administrator (CitiMortgage)

BACKGROUND

  The Trustee, CRMSI, CitiMortgage and Citibank, N.A. are entering into a Pooling and Servicing Agreement dated June 1, 2007 relating to Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2007-2 (the Pooling Agreement). Unless otherwise stated, terms defined in the Pooling Agreement are used in this agreement with the same meaning.

  Pursuant to the Pooling Agreement,

o CRMSI will sell to the Trustee, without recourse, the mortgage loans identified in exhibit B to the Pooling Agreement, and

o  Citibank has been designated as Mortgage Note Custodian.

AGREEMENT

1 Appointment as Custodian; Acknowledgment of Receipt

   (a) Citibank will serve as mortgage note custodian (Mortgage Note Custodian) under the Pooling Agreement. Citibank certifies to the Trustee that Citibank is qualified to serve as Mortgage Note Custodian under the Pooling Agreement. Citibank will act as Mortgage Note Custodian solely for the benefit of the Trustee and the certificate holders.

   (b) CRMSI has delivered to Citibank, as Mortgage Note Custodian, the mortgage notes (or lost note affidavits in the case of a mortgage note that has been permanently lost, misplaced or destroyed) required to be delivered to the Mortgage Note Custodian under section 2.01 of the Pooling Agreement (the Mortgage Notes). Citibank acknowledges receipt of the Pooling Agreement and the Mortgage Notes.

   (c) CitiMortgage will pay the reasonable custodial fees and expenses of Citibank or its successor, including the Trustee if the Trustee holds any Mortgage Notes directly as Mortgage Note Custodian.

   (d) Upon CitiMortgage's receipt of notice from Citibank or the Trustee that Citibank has breached this agreement or the Pooling Agreement, CitiMortgage will cause Citibank to comply with this agreement and the Pooling Agreement.

2 Maintenance of office

   Citibank will maintain the Mortgage Notes, at the office of Citibank located at Citibank, N.A., 5280 Corporate Drive, M/C MD0052, Frederick, Md. 21703, or at such other office of Citibank as it designates by 30 days' prior written notice to the Trustee and CRMSI.

3 Duties of Mortgage Note Custodian

   As Mortgage Note Custodian, Citibank will have all of the rights and obligations of the Mortgage Note Custodian set forth in the Pooling Agreement, including but not limited to the following:

   (a) Safekeeping. Citibank will

o identify each custodial file by loan number, address of mortgaged property, and name of Mortgagor,

o maintain the Mortgage Notes in secure and fire resistant facilities in accordance with customary standards for such custody,

o identify the Mortgage Notes as being held and to hold the Mortgage Notes for and on behalf of the Trustee for the benefit of all present and future certificate holders,

o maintain accurate records pertaining to the Mortgage Notes as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, and

o maintain at all times a current inventory and conduct periodic physical inspections of the Mortgage Notes in such a manner as will enable the Trustee and CitiMortgage to verify the accuracy of Citibank's record-keeping, inventory and physical possession.

   Citibank will promptly report to the Trustee and CitiMortgage any failure on its part to hold the Mortgage Notes as herein provided and will promptly take appropriate action to remedy any such failure.

   (b) Release of Files. Citibank is authorized, upon receipt of a direction from the Trustee pursuant to section 3.12, "Trustee to Cooperate; Release of Files," of the Pooling Agreement, to release to CitiMortgage or its designee, as directed, the custodial file or the documents set forth in such direction. All documents so released will be held by the recipient in trust for the benefit of the Trustee in accordance with the Pooling Agreement. Such Mortgage Notes will be returned to Citibank when the need therefor in connection with foreclosure or servicing no longer exists, unless the mortgage loan is liquidated or paid in full. Citibank is also authorized to release any Mortgage Note to CRMSI after purchase by CRMSI of the related mortgage loan or the property securing such mortgage loan, all as provided in, and subject to the provisions of, the Pooling Agreement.

   (c) Review of Mortgage Notes; Administration; Reports. Citibank will attend to all non-discretionary details in connection with maintaining custody of the Mortgage Notes, including reviewing each Mortgage Note within 90 days after issuance of the certificates, and ascertaining that the Mortgage Note has been executed and received, in connection therewith, delivering, in electronic form, such reports and certifications to the Trustee and CRMSI as are required by the Pooling Agreement. If in the course of such review, or if at any time during the term of this agreement, Citibank determines that a document or documents constituting part of a custodial file is defective or missing, it will promptly so notify, in electronic form, the Trustee and CitiMortgage in accordance with the provisions of section 2.02, "Acceptance by Trustee," of the Pooling Agreement, and will, within 30 days thereafter, provide the Trustee with an updated report certifying as to the completeness of the custodial file, with any applicable exceptions noted thereon. Citibank will assist the Trustee and CitiMortgage generally in the preparation of reports (including by providing information reasonably requested as necessary to such preparation) to certificate holders or to regulatory bodies to the extent necessitated by Citibank's custody of the Mortgage Notes.

   (d) Successor trustees. Citibank will, in accordance with section 8.08. "Successor Trustee," of the Pooling Agreement, amend this agreement to make a successor Trustee the successor to the predecessor Trustee under this agreement.

   (e) Assessments of Compliance and Attestation Statements. Citibank will, in its capacity as Mortgage Note Custodian, perform the obligations of the Mortgage Note Custodian under Sections 3.15(a), 3.15(b) and 3.15(c) of the Pooling Agreement, and will provide any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information (as such terms are defined in the Pooling Agreement) required so to be delivered by the Mortgage Note Custodian under Section 4.09 of the Pooling Agreement.

4 Access to Records

   Subject to section 3(b), upon not less than three days' notice, Citibank will permit the Trustee, CitiMortgage or any Subservicer appointed by CitiMortgage or their duly authorized representatives, attorneys or auditors to inspect the Mortgage Notes and the books and records maintained by Citibank pursuant hereto at such times as the Trustee, CitiMortgage or any Subservicer may reasonably request, subject only to compliance by the Trustee, CitiMortgage or any Subservicer with the security procedures of Citibank applied by Citibank to its own employees having access to these and similar records.

5 Instructions; Authority to Act

   Citibank will be deemed to have received proper instructions with respect to the Mortgage Notes upon its receipt of written instructions signed by a Responsible Officer of the Trustee or a Servicing Officer of the Servicer. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by Citibank as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by Citibank from the Trustee, CitiMortgage or any Subservicer. Such instructions may be general or specific in terms. Citibank may rely upon and will be protected in acting in good faith upon any such written instructions received by it and which it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this agreement and its duties hereunder.

6 Indemnification

   (a) Citibank will indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by Citibank of the Mortgage Notes; provided, however, that Citibank will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Trustee.

   (b) To the extent provided under Section 8.05(b) of the Pooling Agreement, CitiMortgage will indemnify Citibank and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on Citibank's part, arising out of or in connection with the acceptance or administration of the trust or trusts created under the Pooling Agreement or Citibank's custody of the Mortgage Notes, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pooling Agreement. Such indemnification will survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CitiMortgage as Servicer (if such action which caused the need for the indemnification occurred while CitiMortgage acted as Servicer), and for purposes of such indemnification neither the negligence nor bad faith of the Trustee will be imputed to, or adversely affect, the right of Citibank to indemnification.

7 Limitation of Mortgage Note Custodian's Liabilities and Duties

   (a) Citibank will not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this agreement, other than for Citibank's compensation or for reimbursement of expenses.

   (b) Citibank will not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any custodial file.

   (c) Any other provision of this agreement to the contrary notwithstanding, Citibank will have no notice, and will not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement unless Citibank is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, Citibank will be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this agreement only as long as the Trustee or CitiMortgage will have provided a copy of any such document or agreement to Citibank.

   (d) Citibank's rights and obligations will only be such as are expressly set forth in this agreement or the Pooling Agreement. In no event will Citibank be obligated to ascertain or take action except as expressly provided in this agreement or the Pooling Agreement.

   (e) Nothing in this agreement will be deemed to impose on Citibank any obligation to qualify to do business in any jurisdiction, other than (i) a jurisdiction where a custodial file is or may be held by Citibank, and (ii) where failure to qualify could have a material adverse effect on Citibank or its property or business or on the ability of Citibank to perform it duties hereunder.

   (f) Subject to section 3, under no circumstances will Citibank be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this agreement or the authority or capacity of any person to execute or issue such document, nor will Citibank be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Mortgage Notes), priority, effectiveness or enforceability of any of such documents, nor will Citibank be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

   (g) Citibank will have no duty to ascertain whether or not any cash amount or payment has been received by the Trustee, the CRMSI or any third person.

   (h) Citibank may assign its rights and obligations under this agreement, in whole or in part, to any Affiliate; however, Citibank will notify CRMSI, CitiMortgage and the Trustee of any such assignment. Citibank may not assign its rights or obligations under this agreement, in whole or in part, to any other entity without the prior written consent of CRMSI, CitiMortgage and the Trustee, which consent will not be unreasonably withheld. An "Affiliate" is an entity that directly or indirectly controls, is controlled by or is under common control with Citibank. Notwithstanding any such assignment, Citibank will remain liable for all of its obligations under this agreement unless the assignment has been approved by CRMSI, CitiMortgage and the Trustee.

   (i) Subject to section 6, "Indemnification," neither Citibank nor any of its Affiliates, directors, officers, agents, and employees will be liable for

o any action or omission to act hereunder except for its own or such person's gross negligence, willful misconduct, breach of this agreement or violation of applicable law, or

o any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

   (j) Citibank will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or the Pooling Agreement or in the exercise of any of its rights and obligations, if, in its sole judgment, it will believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

   (k) Citibank will not be responsible for delays or failures in performance resulting from acts beyond its control, such as acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

   (l) Any entity into which Citibank may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Citibank will be a party, or any entity succeeding to the business of Citibank, will be the successor of Citibank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8. Advice of Counsel

   Citibank may rely and act upon advice of counsel with respect to its performance as Mortgage Note Custodian, and will not be liable for any action it reasonably takes pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

9. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions

   This agreement may be terminated (a) by Citibank's resignation as Mortgage Note Custodian, or (b) by either CitiMortgage or the Trustee. In each case, such termination will be effected by notice to the other parties given no less than 60 days prior to termination. Upon notice of such termination, CitiMortgage will use its reasonable best efforts to select a successor Mortgage Note Custodian reasonably acceptable to the Trustee upon substantially the same terms and conditions as set forth in this agreement. If no such successor Mortgage Note Custodian has been selected by the 50th day after such notice, the Trustee may, upon prior notice to CitiMortgage, select a successor Mortgage Note Custodian. If no successor Mortgage Note Custodian has been selected by CitiMortgage or the Trustee by the effective date of the Citibank's termination, the Trustee will act as successor Mortgage Note Custodian until the Trustee and CitiMortgage agree on a successor Mortgage Note Custodian.

   At, or as soon as practicable after, the termination of this agreement, Citibank will deliver the Mortgage Notes to the successor Mortgage Note Custodian at such place as the successor Mortgage Note Custodian reasonably designates.

10. Binding Arbitration

   Any misunderstanding or dispute between Citibank and CRMSI or CitiMortgage arising out of this agreement will be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if these attempts fail, such misunderstandings or disputes will be decided by binding arbitration conducted, upon request by either of them, in New York, New York, before a single arbitrator designated by the American Arbitration Association (the AAA), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either Citibank, CRMSI or CitiMortgage may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator may not award punitive damages or other damages not measured by the prevailing party's actual damages. To the maximum extent practicable, an arbitration proceeding under this agreement will be concluded within 180 days of the filing of the dispute with the AAA. This arbitration clause will survive any termination or expiration of this agreement and if any term, covenant, condition or provision of this arbitration clause is found to be unlawful, invalid or unenforceable, the remaining parts of the arbitration clause will not be affected thereby and will remain fully enforceable.

11. Governing Law

   This agreement will be governed by, and construed in accordance with, the laws of the State of New York.

12. Notice

   Notices and other writings will be delivered or mailed, postage prepaid,

o to the Trustee at One Federal Street, 3rd Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Services,

o to Citibank at 5280 Corporate Drive, M/C MD0052, Frederick, Maryland 21703,
Attention: Loretta Badgett, with a copy to Eric K. Kawamura, Vice President & General Counsel, Citibank, N.A., One Sansome St., 19th fl., San Francisco, California 94104, tel: (415) 658-4371, fax: (415) 658-4294, and

o to CRMSI or CitiMortgage at 1000 Technology Drive, O'Fallon, Missouri 63368,
Attention: Daniel P. Hoffman

or to such other address as the Trustee, Citibank, CRMSI or CitiMortgage subsequently specifies in writing to the other parties. Notices or other writings will be effective only upon receipt.

13. Binding Effect

   This agreement will be binding upon and will inure to the benefit of the Trustee and Citibank and their respective successors and permitted assigns. Concurrently with the appointment of a successor trustee as provided in section
8.08 of the Pooling Agreement, the Trustee, CRMSI, CitiMortgage and Citibank will amend this agreement to make the successor trustee the successor to the Trustee under this agreement.

SIGNATURES

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Pooling Agreement

By:
   ---------------------------
   Name:  Maryellen Hunter
   Title: Assistant Vice President

CITIBANK, N.A.,
as Mortgage Note Custodian

By:
   ---------------------------
   Name:  Loretta Badgett
   Title: Vice President

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:
   ---------------------------
   Name:  Daniel P. Hoffman
   Title: Vice President

CITIMORTGAGE, INC.

By:
   ---------------------------
   Name:  Paul Ince
   Title: Chief Financial Officer

              ----------------------------------------------------

                         STANDARD TERMS FOR POOLING AND

                              SERVICING AGREEMENTS

              ----------------------------------------------------

                            Dated as of June 1, 2007

                 Citicorp Residential Mortgage Securities, Inc.
                 REMIC Pass-Through Certificates, Series 2007-2

================================================================================

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS...........................................................

        Section 1.01      Definitions...........................................

        Section 1.02      Fiscal Year...........................................

ARTICLE II CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES..........

        Section 2.01      Conveyance of Trust Fund..............................

        Section 2.02      Acceptance by Trustee.................................

        Section 2.03      Representations and Warranties of CRMSI and
                          CMI...................................................

        Section 2.04      Substitution of Qualified Substitute
                          Mortgage Loans for Nonconforming Mortgage
                          Loans.................................................

        Section 2.05      [Reserved]............................................

        Section 2.06      Authentication of Certificates........................

        Section 2.07      Permitted Activities..................................

        Section 2.08      Additional Representations............................

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS......................

        Section 3.01      Servicing.............................................

        Section 3.02      Collection of Mortgage Payments.......................

        Section 3.03      Subservicing Agreements...............................

        Section 3.04      No Contractual Relationship...........................

        Section 3.05      Assumption or Termination of Subservicing
                          Agreement.............................................

        Section 3.06      Collection Account; Remittances to
                          Certificate Account...................................

        Section 3.07      Periodic Interest Advances; Servicing
                          Advances..............................................

        Section 3.08      Compensating Interest.................................

        Section 3.09      Maintenance of Insurance..............................

        Section 3.10      Due-on-Sale Clauses; Assumption and
                          Substitution..........................................

        Section 3.11      Realization Upon Defaulted Mortgage Loans;
                          Workouts..............................................

        Section 3.12      Trustee to Cooperate; Release of Files................

        Section 3.13      Servicing Compensation................................

        Section 3.14      Annual Statement of Compliance........................

        Section 3.15      Assessments of Compliance and Attestation
                          Reports...............................................

        Section 3.16      Access to Loan Documentation and Information..........

        Section 3.17      Errors and Omissions Insurance........................

        Section 3.18      [Reserved]............................................

        Section 3.19      Prepayment Charges....................................

        Section 3.20      Escrow Account........................................

        Section 3.21      Refinancings of Mortgage Loans........................

ARTICLE IV ACCOUNTS AND DISTRIBUTIONS...........................................

        Section 4.01      Collection of Money...................................

        Section 4.02      Certificate Account...................................

        Section 4.03      Investment of Accounts................................

        Section 4.04      [Reserved]............................................

        Section 4.05      Eligible Investments..................................

        Section 4.06      Accounting and Directions.............................

        Section 4.07      Reports by Certificate Administrator to
                          Holders...............................................

        Section 4.08      Other Reports by Certificate Administrator
                          or Paying Agent.......................................

        Section 4.09      Commission Filings....................................

        Section 4.10      Amounts Not Distributed...............................

        Section 4.11      Payment of Trust Expenses.............................

ARTICLE V THE CERTIFICATES......................................................

        Section 5.01      The Certificates......................................

        Section 5.02      Registration of Transfer and Exchange of
                          Certificates..........................................

        Section 5.03      Mutilated, Destroyed, Lost or Stolen
                          Certificates..........................................

        Section 5.04      Persons Deemed Owners.................................

        Section 5.05      Access to List of Certificateholders' Names
                          and Addresses.........................................

        Section 5.06      Definitive Certificates...............................

        Section 5.07      Notices to Clearing Agency............................

ARTICLE VI CRMSI AND THE SERVICER...............................................

        Section 6.01      Liability.............................................

        Section 6.02      Merger or Consolidation, or Assumption of
                          Obligations...........................................

        Section 6.03      Limitation on Liability...............................

        Section 6.04      Servicer Not to Resign................................

        Section 6.05      Maintenance of Office or Agency.......................

        Section 6.06      Delegation of Duties..................................

ARTICLE VII SERVICER DEFAULT; RESIGNATION.......................................

        Section 7.01      Servicing Events of Default...........................

ARTICLE VIII THE TRUSTEE........................................................

        Section 8.01      Duties of the Trustee.................................

        Section 8.02      Certain Matters Affecting the Trustee.................

        Section 8.03      Trustee Not Liable for Certificates or
                          Mortgage Loans........................................

        Section 8.04      Trustee May Own Certificates..........................

        Section 8.05      Fees and Expenses Paid by Servicer....................

        Section 8.06      Eligibility Requirements for Trustee..................

        Section 8.07      Resignation or Removal of Trustee.....................

        Section 8.08      Successor Trustee.....................................

        Section 8.09      Merger or Consolidation of Trustee....................

        Section 8.10      Appointment of Co-Trustee or Separate
                          Trustee...............................................

        Section 8.11      Tax Returns...........................................

        Section 8.12      Appointment of Authenticating Agent...................

        Section 8.13      Appointment of Custodians.............................

ARTICLE IX TERMINATION..........................................................

        Section 9.01      Termination upon Purchase by Servicer of
                          Mortgage Loans........................................

ARTICLE X GENERAL PROVISIONS....................................................

        Section 10.01     Amendment.............................................

        Section 10.02     Recordation of Agreement..............................

        Section 10.03     Limitation on Rights of Certificateholders............

        Section 10.04     Governing Law.........................................

        Section 10.05     Intention of Parties..................................

        Section 10.06     Notices...............................................

        Section 10.07     Severability of Provisions............................

        Section 10.08     Assignment............................................

        Section 10.09     Certificates Nonassessable and Fully Paid.............

        Section 10.10     No Usurious Intent....................................

        Section 10.11     Counterparts..........................................

ARTICLE XI DEPOSITORIES.........................................................

        Section 11.01     Depositories..........................................

APPENDIX 1        82

        THESE STANDARD TERMS FOR POOLING AND SERVICING AGREEMENTS, dated as of June 1, 2007 (the "Standard Terms Document"), declare the basic terms and conditions upon which one or more series of pass-through certificates packaged by Citicorp Residential Mortgage Securities, Inc. ("CRMSI") are to be issued, authenticated and delivered from time to time pursuant to, for each such series, a Pooling and Servicing Agreement (a "Pooling Agreement") between CRMSI as depositor, CitiMortgage, Inc. ("CMI") as servicer, and the institution named therein as trustee establishing such series.

        This Standard Terms Document as incorporated in a Pooling Agreement shall apply to the series of pass-through certificates established thereby to the extent provided therein. Hereinafter, references to the "Pooling Agreement" and the pass-through certificates executed and delivered thereunder and to terms such as "this Agreement", "herein", "hereof" and words of similar import shall refer only to a particular Pooling Agreement, including as and to the extent incorporated therein this Standard Terms Document, and the series of pass-through certificates established thereby.

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless otherwise specified in Article XII or unless the context otherwise requires, shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Defined terms used in this Standard Terms Document and not defined herein have the respective meanings ascribed thereto in Article XII.

        Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or with the Depositor or an Affiliate thereof.

        Act: The Securities Act of 1933, as amended.

        Additional Form 10-D Disclosure: As defined in Section 4.09(b).

        Additional Form 10-K Disclosure: As defined in Section 4.09(d).

        Additional Prepayment Interest Shortfall: Without duplication of any Equity Builder Prepayment Shortfall or Simple Interest Prepayment Shortfall, as to any Mortgage Loan that was the subject of a Principal Prepayment applied during a Prepayment Collection Period (other than a Principal Prepayment applied as of the related Due Date), an amount equal to the difference between (a) one month of interest on such Principal Prepayment at the Pass-Through Rate (giving effect to the Civil Relief Act or Similar State Law, if applicable) that would be due on the next Due Date for such Mortgage Loan and (b) the amount of interest (adjusted to the Pass-Through Rate) actually received from the Mortgagor in connection with such Principal Prepayment.

        Additional Servicer: As defined in Section 3.03.

        Additional Servicing Compensation: All amounts of the type described as such in Section 3.13.

        Adjustment Date: For an adjustable rate Mortgage Loan, each date on which the Mortgage Note Rate is subject to adjustment, as provided in the related Mortgage Note.

        Affiliate: For any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Aggregate Current Pool Balance: On any date of determination, the Pool Balance as of the end of the most recently ended Collection Period.

        Aggregate Initial Pool Balance: The Pool Balance as of the Cut-Off Date.

        Amount Held for Future Distribution: For any Collection Period, any collections on any Mortgage Loans received during such Collection Period (or the related Prepayment Collection Period, as the case may be) the that are not required to be remitted to the Certificate Account on the related Distribution Date.

        Applied Loss Amount: For any Distribution Date, any excess of (x) the Certificate Balance, after giving effect to distributions of principal to the Class A Certificates and Class M Certificates on such date (and after giving effect to any increase in Class M Subclass Principal Balances as a result of Net Subsequent Recoveries) but prior to allocation pursuant to Section 13.02, over
(y) the Aggregate Current Pool Balance as of the end of the related Collection Period.

        Appraisal: For any Mortgage Loan, the appraisal conducted in connection with the origination of such Mortgage Loan, whether conducted upon the purchase of the related Mortgaged Property or in connection with a refinancing.

        Authenticating Agent: Any Authenticating Agent appointed pursuant to
Section 8.12. The Authenticating Agent may be an Affiliate of the Depositor.

        Authorized Officer: With respect to the Servicer or the Depositor, the Chairman, the President, any Executive Vice President, Senior Vice President, Vice President, Controller, Assistant Controller, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any other natural person designated in an Officer's Certificate signed by any of the foregoing officers and furnished to the Trustee.

        Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

        Beneficial Owner: With respect to a Certificate held by a Clearing Agency, the Person who is the beneficial owner of such Certificate as reflected on the books of such Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

        Bi-Weekly Interest Advanceable Amount: For a Bi-Weekly Loan and a Collection Period in which only two (rather than three) Scheduled Payments in respect of such loan were automatically deductible from the related Mortgagor's personal bank account, an amount equal to the excess (if any) of (x) the amount of interest that accrued on such Bi-Weekly Loan during such Collection Period over (y) the sum of (1) the aggregate of the interest portions of those Scheduled Payments that were automatically deductible during such Collection Period and (2) the Bi-Weekly Interest Holdover Applied Amount (if any) for such Bi-Weekly Loan and such Collection Period.

        Bi-Weekly Interest Holdover Amount: For a Bi-Weekly Loan and a Collection Period in which three (rather than only two) Scheduled Payments in respect of such loan were automatically deductible from the related Mortgagor's personal bank account, the excess of (x) the amount of interest received during such Collection Period on such Bi-Weekly Loan (net of the Servicing Fee in respect of such Bi-Weekly Loan for such Collection Period) over (y) the portion of such amount that represents 30 days of accrued interest on such Bi-Weekly Loan; provided that, in the case of any Bi-Weekly Loan and the Collection Period during which the final Due Date for that loan occurs, there shall in no event be any Bi-Weekly Interest Holdover Amount for such loan and such Collection Period. For the avoidance of doubt, each Bi-Weekly Interest Holdover Amount for a Bi-Weekly Loan shall be retained in the Collection Account, but each Bi-Weekly Interest Holdover Applied Amount for such loan that is funded by a portion of such Bi-Weekly Interest Holdover Amount shall be remitted to the Certificate Account, in accordance with Section 3.06(e), on the Distribution Date related to the Collection Period for which such Bi-Weekly Interest Holdover Applied Amount constitutes part of the Monthly Deposit Amount.

        Bi-Weekly Interest Holdover Applied Amount: For a Bi-Weekly Loan and a Collection Period in which only two (rather than three) Scheduled Payments in respect of such loan were automatically deductible from the related Mortgagor's personal bank account, the lesser of (1) the excess (if any) of (x) the amount of interest that accrued on such Bi-Weekly Loan during such Collection Period over (y) the aggregate of the interest portions of the Scheduled Payments that were automatically deductible during such Collection Period and (2) the remaining portion (if any) of the Bi-Weekly Interest Holdover Amount for such loan related to the most recent preceding Collection Period during which three (rather than only two) Scheduled Payments in respect of such loan were automatically deductible from the related Mortgagor's personal bank account.

        Bi-Weekly Loan: An Equity Builder Loan with respect to which the related Mortgagor has authorized the Originator to cause the Servicer automatically to deduct from such Mortgagor's personal bank account on a bi-weekly basis certain periodic payments (as specified in the related Equity Builder Agreement).

        Business Day: Any day other than (x) a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the cities where the Trustee, any Paying Agent and the Servicer are located are authorized or obligated by law or executive order to be closed or (y) only with respect to a Distribution Date and if there are Book-Entry Certificates, a day on which the relevant Clearing Agency is closed.

        Certificate: Any certificate or residual certificate identified as such in Article XII.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.02, each such account to be held in trust for the benefit of Certificateholders, in the name of the Trustee. The term Certificate Account shall be deemed to include an Alternative Certificate Account (as defined in Section 11.01).

        Certificate Balance: As of any date, the aggregate of the Principal Balances of all Certificates.

        Certificate Rate: For any Class or Subclass of Certificates, the rate per annum at which interest accrues on Certificates of such Class or such Subclass, as specified in Article XII.

        Certificate Register and Certificate Registrar: The register maintained pursuant to Section 5.02 and the Certificate Registrar identified in Article XII.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

        Certification: As defined in Section 4.09(d).

        Civil Relief Act: The Servicemembers Civil Relief Act.

        Civil Relief Shortfall: For any Collection Period and any Mortgage Loan for which there has been a reduction in the amount of interest collectible for such Collection Period as a result of the Civil Relief Act or Similar State Law, the reduction in the amount of interest collectible on such Mortgage Loan during such Collection Period as a result of such reduction.

        Civil Relief Shortfall Amount: For any Distribution Date and any interest-bearing Class or Subclass of Certificates, the pro rata share allocated thereto, based on the amount of interest accrued thereon at the applicable Certificate Rate during the related Interest Accrual Period, of the aggregate of the Civil Relief Shortfalls for all Mortgage Loans for the related Collection Period.

        Class: With respect to the Certificates, any group of Certificates designated as a Class in Article XII and with respect to Residual Certificates, all Residual Certificates having the same Class designation.

        Class A Certificateholder: A registered holder of a Class A Certificate.

        Class A Certificate: A Certificate of any Class or Subclass designated as a Class A Certificate in Article XII.

        Class A Interest Amount: For any Distribution Date and for a particular Group, the sum of the related Class A Subclass Interest Amounts for such Distribution Date.

        Class A Interest Shortfall Amount: For a Distribution Date, the sum of all Class A Subclass Interest Shortfall Amounts for such date.

        Class A Principal Balance: For any date, an amount equal to the sum of the Class A Subclass Principal Balances.

        Class A Subclass Interest Amount: As to any Distribution Date and each Class A Subclass (other than a Class A Principal-Only Subclass), (i) the amount of interest accrued during the related Interest Accrual Period on the Class A Subclass Principal Balance (or in the case of any interest-only Subclass, the notional amount) of such Class A Subclass at the lesser of (x) the applicable Certificate Rate and (y) the Net WAC Rate for such Distribution Date, minus (ii) the sum of (x) any Unsupported Prepayment Interest Shortfall allocated to such Class A Subclass for such Distribution Date and (y) any Civil Relief Shortfall Amount allocated to such Class A Subclass for such Distribution Date.

        Class A Subclass Interest Shortfall Amount: As to any Distribution Date and each Class A Subclass in a particular Group (other than a Class A Principal-Only Subclass), any amount by which the Class A Subclass Interest Amount of such Class A Subclass for such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to clause 1.a of Section 13.01(b).

        Class A Subclass Principal Balance: As to the first Distribution Date and each Class A Subclass in a particular Group, the Initial Principal Balance of such Class A Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, such Initial Principal Balance minus the sum of all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to clause 1.c of Section 13.01(b).

        Class A Unpaid Interest Shortfall: As to any Distribution Date and for a particular Group, an amount equal to the sum of the related Class A Subclass Interest Shortfall Amounts.

        Class M Certificateholder: A registered holder of a Class M Certificate.

        Class M Interest Amount: For any Distribution Date, the sum of the Class M Subclass Interest Amounts for such Distribution Date.

        Class M Principal Balance: An amount equal to the sum of all Class M Subclass Principal Balances.

        Class M Subclass Applied Losses: For any Distribution Date and any Class M Subclass, the aggregate amount of all Applied Loss Amounts allocated to such Class M Subclass on all prior Distribution Dates.

        Class M Subclass Interest Amount: As to any Distribution Date and any Class M Subclass, (i) the amount of interest accrued during the related Interest Accrual Period on the Class M Subclass Principal Balance of such Class M Subclass at the lesser of (x) the applicable Certificate Rate and (y) the Net WAC Rate for such Distribution Date, minus (ii) the sum of (x) any Unsupported Prepayment Interest Shortfall allocated to such Class M Subclass for such Distribution Date and (y) any Civil Relief Shortfall Amount allocated to such Class M Subclass for such Distribution Date.

        Class M Subclass Interest Shortfall Amount: As to any Distribution Date and any Class M Subclass, any amount by which the Class M Subclass Interest Amount for such Class M Subclass for such Distribution Date exceeds the amount distributed in respect of such Class M Subclass on such Distribution Date pursuant to clause 1.b of Section 13.01(b).

        Class M Subclass Loss Amount: For any Distribution Date and any Class M Subclass, (a) the aggregate amount of all Applied Loss Amounts allocated to such Class M Subclass on all prior Distribution Dates minus (b) the sum of (i) the aggregate amount of all distributions to such Class M Subclass in reduction of such Class M Subclass Loss Amount on all prior Distribution Dates pursuant to clause 1.e of Section 13.01(b) and (ii) the cumulative amount of any Net Subsequent Recoveries allocated to such Class M Subclass.

        Class M Subclass Principal Balance: As to the first Distribution Date and any Class M Subclass, the Initial Principal Balance of such Class M Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, the lesser of (a) such Initial Principal Balance minus (i) the sum of (A) all amounts previously distributed to holders thereof in reduction of Principal Balance and (B) the Class M Subclass Applied Losses for such Class M Subclass, plus (ii) any Net Subsequent Recoveries allocated to such Class for previous Distribution Dates, and (b) the Aggregate Current Pool Balance minus the sum of the Class A Principal Balance and the Class M Subclass Principal Balances of all Class M Subclasses with lower numerical designations, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of such Class M Subclass Principal Balances, increases in such Class M Subclass Principal Balances as a result of Net Subsequent Recoveries, and the allocation of any Applied Loss Amounts on such date).

        Class M Unpaid Interest Shortfall: As to any Distribution Date, the sum of the Class M Subclass Interest Shortfall Amounts.

        Class R Certificate: Any Residual Certificate designated as such in
Article XII.

        Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Commission thereunder. Unless otherwise specified in Article XII, the initial Clearing Agency is The Depository Trust Company.

        Clearing Agency Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations issued pursuant thereto.

        Collection Account: As defined in Section 3.06.

        Collection Period: For a particular Distribution Date, the period commencing with the opening of business of the first day of the preceding calendar month and ending at the close of business on the last day of such preceding calendar month.

        Commission: The Securities and Exchange Commission.

        Compensating Interest: As defined in Section 3.08.

        Constituent REMICs: Each of the one or more segregated asset pools designated in Article XII as a REMIC within the Trust Fund.

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at the address set forth in Article XII.

        CRMSI: Citicorp Residential Mortgage Securities, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successors in interest.

        Cumulative Loss Percentage: As of any date, the percentage equivalent of Cumulative Realized Losses divided by the Aggregate Initial Pool Balance.

        Cumulative Realized Losses: As of any date, the aggregate amount of Realized Losses on all Mortgage Loans for all Prepayment Collection Periods ending prior to such date (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Prepayment Collection Period).

        Current Interest: For any Distribution Date, the sum of the Class A Interest Amount for all Groups and the Class M Interest Amount.

        Deficiency Amount: For any Distribution Date, any excess of (x) the Targeted Level over (y) the Overcollateralization Amount, taking into account the reduction of the Certificate Balance by application of Principal Proceeds but prior to applying any Extra Principal Distribution Amount or Applied Loss Amount.

        Deficient Valuation: For any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code or any other similar state law.

        Definitive Securities: Any Class or Subclass of Certificates or the Residual Certificates issued in definitive, fully registered form, either upon initial issuance or in accordance with the provisions of Section 5.06.

        Delinquent: A Mortgage Loan is "Delinquent" if (a) in any month, the scheduled monthly payment due thereon under the terms of the related Mortgage Note (after adjustment to the due amount of such payment for (i) application of prior Scheduled Payments on the loan to interest and principal pursuant to the simple interest method employed by the Servicer, (ii) any partial Principal Prepayments and (iii) Deficient Valuations occurring prior to the related scheduled monthly due date but before any adjustment other than Deficient Valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period) is not received from the Mortgagor by the close of business on the scheduled monthly due date specified in such Mortgage Note and (b) such past-due payment remains unpaid as of the close of business on such scheduled monthly due date in the following month; provided that, in the case of a Semi-Monthly Loan, a scheduled monthly payment due under the terms of the related Mortgage Note is deemed for this purpose not to have been paid as of the related scheduled monthly due date specified in the related Mortgage Note if, as of close of business on such date, either of the two semi-monthly payments most recently due to have been deducted automatically from the related Mortgagor's personal bank account (under the terms of the related Equity Builder Agreement) have not been so deducted; and provided further that, in the case of a Bi-Weekly Loan, a scheduled monthly payment due under the terms of the related Mortgage Note is deemed for this purpose not to have been paid as of the related scheduled monthly due date specified in the related Mortgage Note if, as of close of business on such date, either of the two bi-weekly payments most recently due to have been deducted automatically from the related Mortgagor's personal bank account (under the terms of the related Equity Builder Agreement) have not been so deducted. A Mortgage Loan is "30 days Delinquent" if a scheduled monthly payment is not received (or, in the case of a Semi-Monthly Loan or Bi-Weekly Loan, is deemed not to have been received) by the close of business on the corresponding day of the second month following the month of the related scheduled monthly due date. A Mortgage Loan is "60 days Delinquent" if a scheduled monthly payment is not received (or, in the case of a Semi-Monthly Loan or Bi-Weekly Loan, is deemed not to have been received) by the close of business on the corresponding day of the third month following the month of the related scheduled monthly due date, and similarly for "90 days Delinquent" and so on.

        Deposit Date: The Business Day preceding each Distribution Date.

        Depositor: CRMSI, or its successors in interest.

        Depositor Order: A written order or request signed in the name of the Depositor by an Authorized Officer.

        Depository: The bank or banks (which may be Citibank, N.A., Citibank (Delaware) or Citibank (New York State)) or savings and loan association or associations or trust company or companies (which may be the Trustee or which may be, directly or indirectly, controlled by or under common control with the Depositor) at which the Collection Account, Certificate Account and Escrow Account are established or maintained pursuant to Section 4.02, 3.19 or 3.20. Each Depository must meet the requirements set forth in Section 11.01.

        Disqualified Organization: As defined in Section 5.02.

        Distribution Date Statement: The statement required to be delivered pursuant to Section 4.07(a).

        Due Date: For a Mortgage Loan, the day of each calendar month on which a Scheduled Payment is due; provided that, in the case of a Bi-Weekly Loan or a Semi-Monthly Loan, "Due Date" shall refer to each day of each calendar month on which a periodic payment is automatically deductible from the related Mortgagor's personal bank account in accordance with the terms of the related Equity Builder Agreement.

        Early Interest Holdover Amount: Any interest received during a Collection Period on a Mortgage Loan in respect of a Due Date subsequent to such Collection Period (net of the Servicing Fee for the Collection Period in which such early payment of interest was received). In accordance with Section 3.06(c)(1), the Servicer shall deposit each Early Interest Holdover Amount into the Collection Account within two Business Days of the collection of such amount. Each Early Interest Holdover Amount shall constitute part of the Monthly Deposit Amount for the Collection Period in which occurs the Due Date on which such Early Interest Holdover Amount would have become due (if the related Mortgagor had not made an early payment of such amount during a prior Collection Period). For the avoidance of doubt, each Early Interest Holdover Amount shall be retained in the Collection Account until the Distribution Date related to the Collection Period for which such amount constitutes part of the Monthly Deposit Amount (at which time such amount shall be remitted to the Certificate Account, as part of such Monthly Deposit Amount, in accordance with Section 3.06(e)).

        EDGAR: As defined in Section 4.09(b).

        Eligible Account: Either (a) a segregated account or accounts maintained at Citibank, N.A. or a Citibank banking affiliate, provided that the short-term unsecured debt obligations of Citibank, N.A. or the Citibank banking affiliate are rated at least "A-1+" by S&P if S&P is a Rating Agency, "F-l" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency, or
(b) a segregated account or accounts maintained with an institution (i) whose deposits are insured by the FDIC, (ii) the unsecured and uncollateralized debt obligations of which are rated at least "AA" by S&P if S&P is a Rating Agency, "AA" by Fitch if Fitch is a Rating Agency, and "Aa" by Moody's if Moody's is a Rating Agency, (iii) that has a short term rating of at least "A-1+" by S&P if S&P is a Rating Agency, "F-1" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency, and (iv) that is either (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (D) a principal subsidiary of a bank holding company, or (c) a trust account maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Account maintained with the Trustee shall conform to the preceding clause (c).

        Eligible Investments: As defined in Section 4.05.

        Equity Builder Agreement: For any Equity Builder Loan, the agreement between the Originator and the related Mortgagor, pursuant to which the Mortgagor is enrolled in the Equity Builder Program.

        Equity Builder Loan: As of any date of determination, a Mortgage Loan with respect to which the related Mortgagor is enrolled in the Equity Builder Program on such date of determination.

        Equity Builder Prepayment Shortfall: With respect to any Bi-Weekly Loan or Semi-Monthly Loan and any Prepayment Collection Period, an amount equal to the excess of (x) the scheduled amount of interest that would be paid on such loan during the corresponding Collection Period if the related Mortgagor made, during such Collection Period, only the monthly scheduled payment on such loan that is required under the terms of the related Mortgage Note (and if such payment was made on the due date therefor during such Collection Period) over
(y) the aggregate of the interest portions of the bi-weekly payments or semi-monthly payments, as the case may be, that are automatically deductible from such Mortgagor's personal bank account during such Prepayment Collection Period pursuant to the related Equity Builder Agreement, but not including any portion of such amount that constitutes a Bi-Weekly Advanceable Amount for the corresponding Collection Period.

        Equity Builder Program: A program of the Originator, pursuant which an enrolled mortgagor authorizes the Originator to cause the related servicer to deduct automatically from the mortgagor's personal bank account, on the monthly due date or on either a bi-weekly or semi-monthly basis, level periodic payments of principal and interest on the mortgagor's mortgage loan, which payments are calculated based on the scheduled monthly payment due under the terms of the related mortgage note. Mortgagors who are eligible for the Equity Builder Program have the option to enroll (and, subsequently, to disenroll) in the program at any time, and if an enrolled mortgagor subsequently becomes ineligible, he or she may be disenrolled by the Originator from the program. Any previously enrolled mortgagor who chose to have bi-weekly or semi-monthly payments automatically deducted from his or her bank account and who disenrolls (or is disenrolled) from the Equity Builder Program will, subsequent to such disenrollment, be required to make the scheduled monthly payments due under the terms of the related mortgage note but will not be required to make any such bi-weekly or semi-monthly payments that had been automatically deductible from the mortgagor's bank account while he or she was enrolled in the program.

        ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time and any applicable rule, regulation or order promulgated thereunder.

        ERISA Prohibited Holder: As defined in Section 5.02.

        Escrow Account: The account, if any, created and maintained pursuant to
Section 3.20.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Extra Principal Distribution Amount: For any Distribution Date, the lesser of (x) Monthly Excess Interest and (y) the Deficiency Amount.

        FDIC: The Federal Deposit Insurance Corporation.

        FHLMC: The Federal Home Loan Mortgage Corporation.

        Fitch: Fitch Ratings, or its successors.

        Foreclosure Profits: As to any Distribution Date, the sum of (1) any excess of (a) Net Liquidation Proceeds for each Mortgage Loan that became a Liquidated Loan during the related Collection Period over (b) the sum of the Unpaid Loan Balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Note Rate on such Unpaid Loan Balance from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid to the Due Date in the month in which such Mortgage Loan became a Liquidated Loan) and (2) any excess of (a) Net Subsequent Recoveries during such related Collection Period for each Mortgage Loan that became a Liquidated Loan during a Collection Period prior to such related Collection Period over (b) the Unpaid Loan Balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Note Rate on such Unpaid Loan Balance from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid to the Due Date in the month in which such Mortgage Loan became a Liquidated Loan) after giving effect to any Net Liquidation Proceeds for such Liquidated Loan and any Net Subsequent Recoveries for such Liquidated Loan that were received during a Collection Period prior to such related Collection Period. (References in this definition to either Net Liquidation Proceeds or Net Subsequent Recoveries shall refer to such term without giving effect to clause
(ii) in the first sentence of the definition of such term.)

        Form 8-K Disclosure Information: As defined in Section 4.09(e).

        GIC: A guaranteed investment contract or surety bond.

        Gross Margin: The percentage set forth in the Mortgage Note for an adjustable rate Mortgage which is to be added to the applicable index to determine the Mortgage Note Rate on each Adjustment Date.

        Group: For Class A Certificates, those Classes or Subclasses designated in Article XII as being part of a particular "Group" of Class A Certificates and as being related to a particular Pool. Group 1 Class A Certificates shall be related to Pool 1, Group 2 Class A Certificates shall be related to Pool 2, and so on for additional Groups and Pools.

        Holder: Has the same meaning as "Certificateholder".

        Independent: When used with respect to any specified Person, means such a Person who is "independent" within the meaning of Rule 2-01(b) of the Commission's Regulation S-X under the Exchange Act.

        Indirect Participant: A broker, dealer, bank or other financial institution or other person who acts through a Clearing Agency Participant to effect book-entry transfers through the Clearing Agency and pledges of securities deposited with the Clearing Agency.

        Initial Principal Balance: For any Class or Subclass of Certificates, the amount specified in Article XII, and for any Certificate, the amount specified thereon as the Initial Principal Balance.

        Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan pursuant to any Primary Mortgage Insurance Certificates, amounts paid pursuant to hazard insurance policies to the extent not applied to restore the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, and amounts paid pursuant to any other insurance policy or bond relating to the Mortgage Loan or the servicing thereof.

        Interest Proceeds: For a Distribution Date, the sum (without duplication) of (a) all interest received during the related Collection Period on the Mortgage Loans in respect of Due Dates during or prior to the related Collection Period (net of the Servicing Fee for the related Collection Period),
(b) all Early Interest Holdover Amounts that constitute part of the Monthly Deposit Amount for the related Collection Period, (c) all Bi-Weekly Interest Holdover Applied Amounts for such Collection Period, (d) all Compensating Interest paid by the Servicer for the related Collection Period, (e) the interest portion of any payment made during the related Prepayment Collection Period in connection with the repurchase of a Mortgage Loan pursuant to Section
2.02 or 2.03(a), (f) the interest portion of Net Liquidation Proceeds received in the related Prepayment Collection Period, (g) the interest portion of Net Subsequent Recoveries received in the related Prepayment Collection Period, (h) all Periodic Interest Advances made for the related Collection Period and (i) the interest portion of any payment made on such Distribution Date in connection with the purchase of the Mortgage Loans pursuant to the Right to Purchase under
Section 9.01(a).

        Investment Account: As and to the extent specified in Article XII, each account or any portion of any thereof which consists of cash or Eligible Investments.

        Investment Income: Any and all investment income and gains, net of any losses, actually received on the investment of funds on deposit in a particular Investment Account.

        Issue Date: The date on which Certificates are first executed, authenticated and delivered, as specified in Article XII. For the Avoidance of doubt, unless otherwise specified in Article XII, the Issue Date shall be the Closing Date as defined in Section 12.02.

        Last Scheduled Distribution Date: For each Class or Subclass of Certificates or Certificates, the date specified in Article XII.

        Liquidated Loan: A Mortgage Loan (including an REO Property) with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered or a Mortgage Loan for which the related Mortgaged Property is retained or sold by the Mortgagor and for which the Servicer has released the Mortgage as a result of a determination by the Servicer that the potential Liquidation Expenses with respect to such Mortgage Loan would exceed the amount by which any payment made by the Mortgagor is less than the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest thereon to the date on which such Mortgage Loan became an REO Mortgage Loan.

        Liquidation Expenses: For any Liquidated Loan, expenses paid or incurred by or for the account of the Servicer or the Trust Fund for (a) Property Protection Expenses, (b) property sales expenses, (c) foreclosure costs, including court costs and reasonable attorneys' fees, (d) similar expenses reasonably paid or incurred in connection with the liquidation of such Liquidated Loan and (e) any tax imposed on the Trust Fund with respect to a Liquidated Loan or property received by deed in lieu of foreclosure.

        Liquidation Proceeds: For any Liquidated Loan, the amounts received by the Servicer in connection with the liquidation of such Liquidated Loan, whether through judicial or non-judicial foreclosure, proceeds of insurance policies, condemnation proceeds or otherwise, including payments received from the Mortgagor in respect of such Liquidated Loan, other than amounts required to be paid to the Mortgagor pursuant to the terms of such Liquidated Loan or to be applied otherwise pursuant to law.

        Loan Balance: For any Mortgage Loan as of any date, the outstanding principal balance thereof as of the close of business on the Cut-Off Date, less all scheduled principal payments received during all prior Collection Periods, and all unscheduled principal payments received during all prior Prepayment Collection Periods, on such Mortgage Loan, without regard to any adjustments thereof in connection with Mortgagor bankruptcies (other than a Deficient Valuation).

        Loan Repurchase Price: As defined in Section 2.02.

        Loan-to-Value Ratio: As of any date, (a) for a Mortgage Loan secured by a Senior Lien, the percentage equivalent of (x) the Unpaid Loan Balance divided by (y) the Original Value and (b) for a Second Mortgage Loan, the percentage equivalent of (x) the sum of the Unpaid Loan Balance of the Second Mortgage Loan and the remaining principal balance of all Senior Liens on the related Mortgaged Property as of such date, divided by (y) the Original Value.

        Lost Note Affidavit: For any Mortgage Loan for which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit of the Originator or an Affiliate of the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (attaching a copy of such Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver such original Mortgage Note.

        Maximum Compensating Interest Amount: For any Distribution Date, the lesser of (a) the aggregate amount of the Servicing Fee actually received on the Mortgage Loans for such Distribution Date (but not including any Servicing Fee received because of a Periodic Interest Advance for the related Collection Period) and (b) one-half of the sum of the Daily Servicing Fee Accrual Amounts for each Mortgage Loan for each day during the related Collection Period. For the avoidance of doubt, in accordance with clause (a) of this definition, the Servicer will not advance any Servicing Fee or any portion thereof to reduce Prepayment Interest Shortfalls pursuant to Section 3.08.

        Maximum Note Rate: The maximum rate of interest set forth in the Mortgage Note relating to an adjustable rate Mortgage Loan.

        MERS: Mortgage Electronic Registration Systems, Inc. and its successors in interest.

        Minimum Note Rate: The minimum rate of interest set forth in the Mortgage Note relating to an adjustable rate Mortgage Loan.

        Monthly Deposit Amount: As defined in Section 3.06(c).

        Monthly Excess Interest: For any Distribution Date, any excess of (x) Interest Proceeds over (y) the sum of Current Interest and any Class A Subclass Interest Shortfalls.

        Moody's: Moody's Investors Service, Inc.

        Mortgage: For any Mortgage Loan, the mortgage, deed of trust or other security instrument creating a first lien on and an interest in real property securing a Mortgage Note.

        Mortgage Documents: Any and all documents (including the Mortgage Note to be held and maintained by the Mortgage Note Custodian, on behalf of the Trustee, and the Other Mortgage Documents to be held and maintained by the Servicer, on behalf of the Trustee) contained in the Mortgage Files.

        Mortgage File: The Mortgage Documents listed in Section 2.01 that are required to be delivered to either the Mortgage Note Custodian or the Servicer pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

        Mortgage Loan: At any time, the indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by real property and which is sold and assigned to the Trustee and held at such time in the Trust Fund pursuant to this Agreement, the Mortgage Loans originally so held being identified in Exhibit B.

        Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Trustee as part of the Trust Fund, the original list being attached hereto as Exhibit B.

        Mortgage Note: For a Mortgage Loan, the promissory note or other evidence of indebtedness of the Mortgagor.

        Mortgage Note Custodial Agreement: The Mortgage Note Custodial Agreement substantially in the form set forth in Exhibit F between the Mortgage Note Custodian, the Depositor, the Servicer and the Trustee, as the same may be amended or modified from time to time.

        Mortgage Note Custodian: The person identified in Article XII or its successors in interest and named pursuant to the Mortgage Note Custodial Agreement. The Mortgage Note Custodian may be the Trustee, any Affiliate of the Trustee or the Depositor or an independent entity; provided that if the Mortgage Note Custodian's long-term senior debt is (a) rated below BBB, or is not rated, by Fitch if Fitch is a rating agency, (b) rated below A2, or is not rated, by Moody's if Moody's is a rating agency, or (c) rated below A+, or is not rated, by S&P if S&P is a rating agency, then the Trustee shall, reasonably promptly after being notified by CMI, CRMSI or a rating agency that the Mortgage Note Custodian no longer has the required ratings, remove the Mortgage Note Custodian and appoint a successor Mortgage Note Custodian, as described herein. The Trustee may at any time remove the initial or any successor Mortgage Note Custodian, and enter into a Mortgage Note Custodial Agreement substantially in the form of Exhibit F with a successor Mortgage Note Custodian. The Mortgage Note Custodial Agreement may provide that the successor Mortgage Note Custodian will conduct the review of each Mortgage Note required under Section 2.02, except that if the successor Mortgage Note Custodian is CRMSI or an affiliate of CRMSI, the Trustee may conduct the review.

        Mortgage Note Rate: For a Mortgage Loan, the annual rate per annum at which interest accrues on such Mortgage Loan.

        Mortgaged Property: Any real property subject to a Mortgage.

        Mortgagor: The obligor or obligors on a Mortgage Note.

        Net Liquidation Proceeds: For any period and for any Liquidated Loan, the aggregate amount of Liquidation Proceeds, net of (i) related Liquidation Expenses and related unreimbursed Periodic Interest Advances and unreimbursed Servicing Advances, received by the Servicer or deposited in the Collection Account, as the case may be, as proceeds of such Mortgage Loan, and (ii) Foreclosure Profits with respect to such Net Liquidation Proceeds. Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

        Net Periodic Interest Advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements of Periodic Interest Advances received in such period from the aggregate amount of Periodic Interest Advances made in such period.

        Net Servicing Advances: For any period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements of Servicing Advances received in such period from the aggregate amount of Servicing Advances made in such period.

        Net Subsequent Recoveries: For any Prepayment Collection Period and for any Liquidated Loan, the aggregate amount of Subsequent Recoveries, net of (i) related Liquidation Expenses and related unreimbursed Periodic Interest Advances and unreimbursed Servicing Advances (in each case, after giving effect to any Liquidation Proceeds and previous Subsequent Recoveries applied to the reimbursement of such expenses or advances), received by the Servicer or deposited in the Collection Account, as the case may be, as proceeds of such Mortgage Loan, and (ii) Foreclosure Profits with respect to such Net Subsequent Recoveries. Net Subsequent Recoveries shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

        Net WAC Rate: As defined in Section 12.02.

        Nonrecoverable Advance: Any portion of a Periodic Interest Advance or Servicing Advance previously made which has not been previously reimbursed to the Servicer and which, in the good faith judgment of the Servicer, would not be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan.

        Non-Transferred Interest Amount: With respect to any Mortgage Loan, any payment or collection received or receivable in respect of interest that accrued on such Mortgage Loan prior to the scheduled monthly due date of such Mortgage Loan (as specified in the related Mortgage Note) in the month preceding the month of the Cut-Off Date.

        Officer's Certificate: A certificate signed by an Authorized Officer of the Depositor or the Servicer, as applicable.

        Other Mortgage Documents: The documents or instruments related to each Mortgage Loan contained in the Mortgage Files to be held and maintained by the Servicer, on behalf of the Trustee, as described in Section 2.01(a)(2).

        Opinion of Counsel: A written opinion of counsel, who (unless otherwise specified) may be counsel for, or an employee of, the Depositor or an Affiliate thereof, which counsel shall be reasonably acceptable to the addressee.

        Original Value: For a Mortgaged Property, the lesser of the sales price of such Mortgaged Property and the appraised value thereof determined pursuant to an appraisal made in connection with origination of such Mortgage Loan, except that the original appraisal of such Mortgaged Property may be used for a Mortgage Loan that is not a purchase money mortgage.

        Originator: Citicorp Trust Bank, fsb.

        Outstanding: As of any date, all Certificates theretofore authenticated and delivered under this Agreement except:

        (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

        (ii) Certificates with respect to which money for a distribution in the necessary amount to reduce the Principal Balance thereof to zero has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates;

        (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Certificate Registrar is presented that any such Certificates are held by a holder in due course; and

        (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in
        Section 5.03 and authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite percentage of the aggregate Principal Balance or Percentage Interest of any Outstanding Certificates or of the Outstanding Certificates of any one or more Classes thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such percentage shall be based on the Principal Balance of such Certificate and provided, further, Certificates owned by the Depositor or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded and except that where the Depositor or any Affiliate of the Depositor shall be owner of 100% of the aggregate Principal Balance or Percentage Interest of any Class or Subclass of Outstanding Certificates, the Depositor or such Affiliate shall be permitted to give any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies in writing to the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Depositor or any Affiliate of the Depositor.

        Overcollateralization Amount: For any Distribution Date, any excess of
(x) the Aggregate Current Pool Balance as of the last day of the related Collection Period over (y) the Certificate Balance (after giving effect to (i) distributions of Principal Proceeds on such Distribution Date and (ii) and the increase of any Class M Subclass Principal Balance as a result of Subsequent Recoveries, but prior to the payment of any Extra Principal Distribution Amount).

        Pass-Through Rate: For a Mortgage Loan as of any date or for any period, the applicable Mortgage Note Rate less the Servicing Fee Rate.

        Paying Agent: Each paying agent identified in Article XII which is authorized to make distributions on the Certificates on behalf of the Trustee. A Paying Agent may not be the Originator, CMI or an Affiliate of CMI unless the Paying Agent is an agency and trust department of Citibank, N.A. Any Paying Agent other than an agency and trust department of Citibank, N.A. must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization.

        Percentage Interest: For a Class of Class R Certificates, if the Certificate has a Principal Balance as specified in Article XII, the Initial Principal Balance of such Certificate (expressed as a percentage) of the aggregate Initial Principal Balance of the Certificates of such Class and, if the Certificate does not have a Principal Balance, the portion represented by such Certificate (expressed as a percentage) of the total ownership interest in the applicable Constituent REMIC represented by all Certificates of such Class. For a Class of Class CE Certificates, if the Certificate has a Principal Balance as specified in Article XII, the Initial Principal Balance of such Certificate (expressed as a percentage) of the aggregate Initial Principal Balance of the Certificates of such Class and, if the Certificate does not have a Principal Balance, the portion represented by such Certificate (expressed as a percentage) of the total ownership interest in the Certificates of such Class. For any Certificate of an interest-only Class or Subclass of Certificates, the ratio of the notional amount of such Certificate to the aggregate notional amount of the entire Class or Subclass.

        Periodic Interest Advance: For each Collection Period, the aggregate of
(a) the aggregate of the interest portions (net of the related Servicing Fees) of Scheduled Payments on the Mortgage Loans that were due during such Collection Period and Delinquent as of the related Determination Date (net of amounts collected as income on the related REO Properties, in the case of REO Mortgage Loans), after adjustment of delinquent interest payments to interest at the Pass-Through Rate, (b) the aggregate of the Simple Interest Advanceable Amounts in respect of the Mortgage Loans for such Collection Period, after adjustment of such amounts to interest at the Pass-Through Rate, and (c) the aggregate of the Bi-Weekly Interest Advanceable Amounts in respect of the Bi-Weekly Loans for such Collection Period, after adjustment of such amounts to interest at the Pass-Through Rate.

        Periodic Rate Cap: The provision in a Mortgage Note that limits permissible increases and decreases in the Mortgage Note Rate on any Adjustment Date for an adjustable rate Mortgage Loan.

        Permitted Activities: The primary activities of the trust created hereunder, which shall be (a) holding Mortgage Loans sold by the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments, (b) issuing Certificates and other interests in the assets of the Trust Fund, (c) receiving collections on the Mortgage Loans and making payments on Certificates and interests in accordance with the provisions of this Agreement and (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes.

        Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        Plan: As defined in Section 5.02.

        Pool: Each of the pools of Mortgage Loans designated as such in Article XII.

        Pool Balance: For the Mortgage Loans in a particular Pool as of any date, the aggregate of the Loan Balances of all such Mortgage Loans.

        Pooling Agreement: The Pooling Agreement (as defined in the preamble to this Standard Terms Document) entered into with respect to a particular series of Certificates and into which this Standard Terms Document is incorporated by reference.

        Predatory Lending Law: The Georgia Fair Lending Act, the Maine Consumer Credit Code - Truth-in-Lending, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the New York Predatory Lending Act, or any similar State or federal law that regulates high-cost mortgage loans.

        Prepaid Installment: For any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the Due Date for such installment, as an early payment thereof and not as a Principal Prepayment on such Mortgage Loan.

        Prepayment Charge: For a particular Mortgage Loan, the amount the Mortgagor is contractually obligated to pay as a premium, charge or penalty for the privilege of refinancing or otherwise prepaying such Mortgage Loan in whole or in part.

        Prepayment Interest Shortfall: For any Mortgage Loan and any Prepayment Collection Period, any Equity Builder Prepayment Shortfall, Simple Interest Prepayment Shortfall or Additional Prepayment Interest Shortfall that occurs with respect to such Mortgage Loan during such Prepayment Collection Period.

        Prepayment Collection Period. For a particular Distribution Date, the preceding calendar month, being the period commencing with the opening of business on the first day of such month and ending at the close of business on the last day thereof.

        Prepayment Principal: For any Distribution Date, the sum of all amounts that constitute full or partial Principal Prepayments received in the related Prepayment Collection Period.

        Primary Mortgage Insurance Certificate: Any certificate of primary mortgage insurance relating to a particular Mortgage Loan to the extent identified in the Mortgage Loan Schedule.

        Principal Balance: On any Distribution Date,

        (i) for a Class A Certificate of any Subclass, its pro rata share based on the Initial Principal Balance of the applicable Class A Subclass Principal Balance; and

        (ii) for a Class M Certificate of any Subclass, its pro rata share based on the Initial Principal Balance of the applicable Class M Subclass Principal Balance.

The Class CE Certificates and Class R Certificates do not have a Principal Balance.

        Principal Prepayment: For any Mortgage Loan, any payment of principal on such Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount of interest representing scheduled interest for any Due Date in any month subsequent to the month of prepayment, excluding any proceeds of or advances on any Liquidated Loan.

        Principal Proceeds: For a Distribution Date, the sum (without duplication) of (a) the principal portion of each Scheduled Payment on a Mortgage Loans due on a Due Date during or prior to the related Collection Period and received during such Collection Period, (b) the Loan Balance of each Mortgage Loan repurchased during the related Prepayment Collection Period pursuant to Section 2.02 or 2.03(a), (c) any Substitution Adjustment Amount deposited for a substitution of a Mortgage Loan during the related Prepayment Collection Period pursuant to Section 3.06(c)(2), (d) the principal portion of Net Liquidation Proceeds received during the related Prepayment Collection Period, (e) the principal portion of Net Subsequent Recoveries received during the related Prepayment Collection Period (f) all Prepayment Principal received during the related Prepayment Collection Period (including, without limitation, the principal portion of Scheduled Payments due on Due Dates during future Collection Periods but received during the current Collection Period), (g) the principal portion of any payment made on such Distribution Date in connection with the purchase of the Mortgage Loans pursuant to the Right to Purchase under
Section 9.01(a), and (h) if (and only if) the Collection Account or the Certificate Account is an Investment Account, the allocable amount of investment losses deposited pursuant to Section 4.03(b)(i).

        Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

        Property Protection Expenses: For Mortgage Loans prior to their becoming Liquidated Loans, expenses paid or incurred by or for the account of the Servicer or the Trust Fund in accordance with the related Mortgages for (a) real estate property taxes, insurance premiums and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgages or the related Mortgaged Properties.

        Prospectus: As defined in Section 12.02.

        Qualified GIC: A GIC, assigned to the Trustee or a Paying Agent, or entered into by the Trustee or a Paying Agent at the direction of the Depositor, on or before the Issue Date, providing for the investment of funds ensuring a minimum or fixed rate of return on investments of such funds, which GIC shall

        (a) be an obligation of an insurance company, trust company, commercial bank (which may be Citibank, N.A., Citibank (Delaware) or Citibank (New York State)) or other entity whose credit standing is acceptable to each Rating Agency;

        (b) provide that the Trustee or a Paying Agent may exercise all of the rights of the Depositor under such GIC without the necessity of the taking of any action by the Depositor;

        (c) provide that if at any time (subject to the second proviso of this paragraph (c)) the then current credit standing of the obligor under such GIC is such that continued investment of funds included in the Trust Fund would result in a downgrading or withdrawal of any then current rating of any Class or Subclass of the Certificates, the Trustee or the Paying Agent may terminate such GIC and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such GIC through the date of delivery of such funds to the Trustee or the Paying Agent, provided that neither the Trustee nor the Paying Agent shall be charged with knowledge of any such potential downgrading or withdrawal unless it shall have received written notice of such potentiality from the Depositor, the Servicer or the provider of the GIC which must be obligated to give such notice at least once per year; provided, further, that upon any such event the Depositor, by written notice to the Trustee or the Paying Agent, may replace such GIC with a substitute GIC having substantially the same terms (including without limitation a rate of return at least as high as the GIC being replaced) so long as such substitute GIC has an obligor with a credit standing no less than the credit standing of the obligor under the GIC to be replaced at the time the GIC was executed (or with a credit rating otherwise acceptable to each Rating Agency) and such fact is certified by the Depositor to the Trustee or the Paying Agent;

        (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder;

        (e) provide that the funds invested thereunder and accrued interest thereon be available not later than the Business Day prior to any Distribution Date on which such funds may be required for distribution hereunder; and

        (f) meet such other standards as may be specified in Article XII.

        Qualified Nominee: A Person (who may not be the Depositor or an Affiliate thereof) in whose name Eligible Investments held by the Trustee or Paying Agent may be registered as nominee of the Trustee or Paying Agent in lieu of registration in the name of the Trustee or Paying Agent, provided that the following conditions shall be satisfied in connection with such registration:

        (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee or Paying Agent) shall have any interest, beneficial or otherwise, in any Eligible Investments at any time held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

        (b) the nominee and the Trustee or the Paying Agent have entered into an agreement establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee; and

        (c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with as evidenced to the Trustee or the Paying Agent upon its request by an Opinion of Counsel.

        Qualified Substitute Mortgage Loan: For any Mortgage Loan or Mortgage Loans (each a "replaced Mortgage Loan") included in the Trust Fund for which such Qualified Substitute Mortgage Loan is being substituted, a Mortgage Loan for which all payments of principal and interest due on or before the Substitution Day have been received and which has the following characteristics:

        (a) (i) in the case of a fixed rate Mortgage Loan, a Mortgage Note Rate no more than 1% per annum higher and no lower than that of such replaced Mortgage Loan and (ii) in the case of an adjustable rate Mortgage Loan,
        (1) a Maximum Note Rate and a Minimum Note Rate no more than 1% per annum higher and no lower than that of such replaced Mortgage Loan, (2) the same index and Periodic Rate Cap as such replaced Mortgage Loan and a Gross Margin of no more than 1% per annum higher and no lower than that of such replaced Mortgage Loan and (3) currently accruing interest at a rate no more than 1% per annum higher and no lower than such replaced Mortgage Loan;

        (b) a date of maturity no later, and not more than one year earlier, than the maturity date of the Mortgage Loan being replaced;

        (c) a Loan-to-Value Ratio no higher than that of such replaced Mortgage Loan;

        (d) a Loan Balance at least equal to that of such replaced Mortgage
        Loan;

        (e) a credit quality classification of a same or higher classification as that of such replaced Mortgage Loan;

        (f) secured by a Mortgaged Property that is either a single family dwelling or is of the same type as that securing such replaced Mortgage Loan;

        (g) an occupancy status that is either primary residence or is the same status as that of such replaced Mortgage Loan;

        (h) a lien priority that is either first or the same as that of such replaced Mortgage Loan;

        (i) is not a "balloon" loan unless such replaced Mortgage Loan is a "balloon" loan;

        (j) is a "qualified replacement mortgage" as defined in Code Section 860G(a)(4); and

        (k) in the case of an adjustable rate Mortgage Loan, does not permit conversion to a fixed rate;

        provided, that (i) except for the conditions set forth in clauses (a),
(b), (c), (j) and (k) above, such characteristics may be satisfied on a weighted average or other aggregate basis, (ii) clause (d) may be satisfied by deposit in the Collection Account of sufficient funds so that the Loan Balance (calculated by including such funds) of such Qualified Substitute Mortgage Loan satisfies such clause (the "Substitution Adjustment Amount") and (iii) the Trustee shall receive, not later than the Substitution Day, (1) an Opinion of Counsel, dated the Substitution Day, to the effect that the substitution of such Qualified Substitute Mortgage Loans and any deposit of cash in the Collection Account will not constitute a "prohibited transaction" within the meaning of Code Section 860F(a), will not adversely affect the status of the Trust Fund as comprised of the Constituent REMICs and will not otherwise subject the Trust Fund to any tax and (2) an Officer's Certificate of the Depositor to the effect that (A) all documents delivered to the Trustee in connection with such substitution comply as to form with the requirements of Section 2.01(a) and (B) all conditions to such substitution specified in Section 2.04(a) have been satisfied.

        Realized Losses: For any Distribution Date, the aggregate of the amount of losses for each Mortgage Loan which became a Liquidated Loan during the related Prepayment Collection Period, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the Mortgage Note Rate from the Due Date as to which interest was last paid through the Due Date in the Prepayment Collection Period in which such Mortgage Loan became an REO Mortgage Loan (or if such loan was liquidated without becoming an REO Mortgage Loan, the Due Date in the Prepayment Collection Period in which such loan was liquidated), over (ii) Net Liquidation Proceeds for such Liquidated Loan.

        Record Date: As defined in Article XII.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 (Jan. 7,
2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

        Related Certificate Balance: As of any date, (a) if there is only one Group, the Certificate Balance and (b) otherwise, for each Pool, the sum of (x) the aggregate of the Class A Subclass Principal Balances of the Class A Certificates in the related Group and (y) the aggregate of the Principal Balances of all Class M Certificates allocated to such Group.

        Relevant Servicing Criteria: As defined in Section 3.15(a).

        REMIC: A "real estate mortgage investment conduit" within the meaning of Code Section 860D. References to the "REMIC" are to the Constituent REMICs constituting one or more portions of the Trust Fund.

        REMIC Account: Any account or accounts that are required to be established (in the same manner as the Certificate Account is established) and maintained pursuant to Section 12.04.

        REMIC Provisions: The provisions of the federal income tax law relating to REMICs, appearing at Code Sections 860A through 860G, and related provisions and regulations promulgated thereunder, as may be in effect from time to time.

        REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

        REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related REO Property).

        REO Property: A Mortgaged Property acquired by or on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

        Reportable Event: As defined in Section 4.09(e).

        Required Amount of Certificates: (i) 66 2/3% or more of the aggregate Voting Interest of the Outstanding Certificates, (ii) 66 2/3% or more of the aggregate Outstanding Percentage Interest of the Class CE Certificates and (iii) 66 2/3% or more of the aggregate Outstanding Percentage Interest of the Residual Certificates.

        Residual Certificates: The Class R Certificates.

        Responsible Officer: For any Person, the Chairman or any Vice Chairman of the Board of Directors or Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustee, the President, the Chairman of the committee on trust matters, any executive vice president, senior vice president, first vice president, second vice president, vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant or deputy cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of such Person to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; provided, however, that in respect of the Trustee and the Paying Agent, "Responsible Officer" shall mean any officer within the Corporate Trust Department (or any successor thereto) thereof, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer who customarily performs functions similar to those provided by the persons who at the time shall be such officers, respectively, and in each case having direct responsibility for the administration of the Pooling Agreement or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

        S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

        Scheduled Payment: As to any Mortgage Loan (other than an REO Mortgage
Loan) and any Due Date, the payment of principal and interest that is due thereon (or, in the case of an Equity Builder Loan, that is automatically deductible from the related Mortgagor's personal bank account in accordance with the related Equity Builder Agreement) in accordance with the amortization schedule at the time applicable (after adjustment for (i) application of prior Scheduled Payments on the loan to interest and principal pursuant to the simple interest method employed by the Servicer, (ii) any partial Principal Prepayments and (iii) Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule other than Deficient Valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period). For the avoidance of doubt: for each Mortgage Loan other than a Semi-Monthly Loan or a Bi-Weekly Loan, there is one Scheduled Payment due in each calendar month; for each Semi-Monthly Loan, there are two Scheduled Payments due in each calendar month; and for each Bi-Weekly Loan, depending on the calendar month in question, there are either two or three Scheduled Payments due in a calendar month.

        Second Mortgage Loan: A Mortgage Loan secured by a second priority lien on the related Mortgaged Property.

        Semi-Monthly Loan: An Equity Builder Loan with respect to which the related Mortgagor has authorized the Originator to cause the Servicer automatically to deduct from such Mortgagor's personal bank account on a semi-monthly basis certain periodic payments (as specified in the related Equity Builder Agreement).

        Senior Lien: The mortgage loan (which may be a Mortgage Loan) on Mortgaged Property having a first priority lien.

        Servicer: CMI, or its successor in interest, or any successor servicer appointed as herein provided.

        Servicing Advance: The aggregate of the advances made by the Servicer pursuant to Sections 3.07(b), 3.11 and 3.18.

        Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

        Servicing Event of Default: An event described in Section 7.01.

        Servicing Function Participant: Any affiliate, third party vendor or Subservicer engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of
Item 1122 of Regulation AB.

        Servicing Officer: Any officer of the Servicer or of an Affiliate of the Servicer involved in, or responsible for, the administration and servicing of the Trust Fund whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee and the Paying Agent by the Servicer, as such list may from time to time be amended.

        Similar Law: As defined in Section 5.02.

        Similar State Law: Any state law that has the effect of (a) reducing the Mortgage Note Rate or the amount of the Scheduled Payment, or (b) suspending the obligation to make a Scheduled Payment, on a Mortgage Loan due to the Mortgagor's being placed on active duty status, in military service or similar status.

        Simple Interest Advanceable Amount: For a Mortgage Loan and any Scheduled Payment thereon that is due (or automatically deductible from the related Mortgagor's personal bank account pursuant to an Equity Builder Agreement) in any Collection Period and that is paid by the related Mortgagor on a date prior to the Due Date therefor, an amount equal to the interest that accrues at the applicable Mortgage Note Rate, from such actual date of payment to such Due Date, on the outstanding principal balance of such Mortgage Loan after giving effect to the principal portion of such payment, after adjustment of such accrued interest to interest at the Pass-Through Rate.

        Simple Interest Prepayment Shortfall: For a Mortgage Loan and any Scheduled Payment thereon that is due (or automatically deductible from the related Mortgagor's personal bank account pursuant to an Equity Builder Agreement) in any Collection Period and that is paid by the related Mortgagor on a date prior to the Due Date therefor, an amount equal to the interest that, if such Mortgagor had instead made such Scheduled Payment on such Due Date, would have accrued at the applicable Mortgage Note Rate (but adjusted to the Pass-Through Rate) from such actual date of payment to such Due Date on an amount equal to the excess of (x) the outstanding principal balance of such Mortgage Loan before giving effect to the principal portion of such payment over
(y) the outstanding principal balance of such Mortgage Loan after giving effect to the principal portion of such payment.

        60+ Delinquent Loans: For a Determination Date, all REO Properties and all Mortgage Loans for which any portion of a Scheduled Payment is 60 days or more Delinquent (without regard to any grace period) as of the last day of the preceding calendar month.

        STAMP: As defined in Section 5.02.

        Subclass: For a Class of Certificates, any group of such Class designated as a Subclass in Article XII.

      Subordinated Percentage: For any date, 100% minus the Class A Percentage.

        Subordination Depletion Date: The first Distribution Date on which the Principal Balance of the Subordinated Certificates has been reduced to zero.

        Subsequent Recoveries: For any Liquidated Loan and any Prepayment Collection Period, any amounts received by the Servicer in respect of such loan subsequent to such loan having been determined to be a Liquidated Loan that resulted in a Realized Loss during a previous Prepayment Collection Period.

        Subservicer: Any person or persons to which the Servicer has delegated servicing obligations hereunder pursuant to Section 3.03 or 6.06.

        Subservicing Agreement: Any subservicing agreement between the Servicer and a Subservicer.

        Substitution Adjustment Amount: As defined in the definition of Qualified Substitute Mortgage Loan.

        Substitution Day: As defined in Section 2.04(a).

        Trust Expenses: Any amounts payable by the Depositor pursuant to Section 12.05.

        Trustee: The Person executing this Agreement as Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

        Trust Fund: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, the Certificate Account, the Collection Account, each REMIC Account, any REO Property, any Primary Mortgage Insurance Certificates, any other insurance policies with respect to the Mortgage Loans, any investment earnings on amounts in any Investment Account and any other property or rights specified in Article XII as being part of the Trust Fund.

        Unpaid Loan Balance: For any Mortgage Loan as of any date, the outstanding principal balance thereof on such date.

        Unsupported Prepayment Interest Shortfall: For any Distribution Date, and any interest-bearing Class or Subclass of Certificates, the pro rata share allocated thereto based on the amount of interest accrued thereon during the related Interest Accrual Period at the related Certificate Rate (or, if lower, the Net WAC Rate for such Distribution Date) of the excess, if any, of (x) the Prepayment Interest Shortfalls for the related Prepayment Collection Period over
(y) the Maximum Compensating Interest Amount for the related Collection Period; provided that, in accordance with clause (a) of the definition of "Maximum Compensating Interest Amount", the Servicer will not advance its Servicing Fee or any portion thereof to reduce Prepayment Interest Shortfalls.

        U.S. Person: A citizen or resident of the United States of America, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States of America, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

        Section 1.02  Fiscal Year.

        The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

           CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01  Conveyance of Trust Fund.

        CRMSI, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse, all the right, title and interest of CRMSI in and to the Trust Fund, including without limitation all of the right, title and interest of CRMSI in the Mortgage Loans, including all amounts received or receivable by CRMSI on or with respect to the Mortgage Loans on or after the Cut-Off Date (but not any (i) Non-Transferred Interest Amounts, (ii) payments of principal and interest received on the Mortgage Loans on or before the Cut-Off Date or (iii) any Prepayment Charges received or receivable with respect to any Mortgage Loan), together with all of its right, title and interest in and to the proceeds of any title, hazard or other insurance policies, or Primary Mortgage Insurance Certificates, related to such Mortgage Loans. The transfer of the Mortgage Loans hereunder is absolute and is intended by the parties hereto as a sale. It is the intention of CRMSI that all Mortgage Loans transferred to the Trust Fund be removed from CRMSI's assets and estate. If the transfer of the Mortgage Loans is instead characterized as a pledge and not as a sale, then (x) CRMSI shall be deemed to have granted to the Trustee a first priority security interest in all of CRMSI's right, title and interest in and to such the Mortgage Loans and other assets of the Trust Fund and (y) it is the intention of the parties that this Agreement constitute a security agreement under applicable law in favor of the Trustee, as secured party hereunder. CRMSI shall not transfer any additional property to the Trust Fund except as expressly permitted by this Agreement.

          (a) (1) In connection with such transfer and assignment of Mortgage Loans, CRMSI does herewith deliver to the Trustee (or to the Mortgage Note Custodian on behalf of the Trustee) to be held in trust the Mortgage Note, endorsed (whether by means of an allonge or otherwise) by manual or facsimile signature without recourse by the Originator or an Affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the Affiliate of the Originator and from such Affiliate to the Trustee or, for any lost, misplaced or destroyed Mortgage Note, an original Lost Note Affidavit, provided that endorsement is not required where Mortgage Electronic Registration Systems, Inc. ("MERS") is the named payee or the nominee of the named payee.

          (2) In connection with such transfer and assignment of Mortgage Loans, CRMSI does herewith deliver to the Trustee (or to the Servicer on behalf of the Trustee) to be held in trust the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (except where, and to the extent, CRMSI is complying with Section 2.01(b)):

               (i) The original recorded Mortgage with evidence of recording thereon, or a copy of the Mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original;

               (ii) Any original assumption or modification agreement applicable to the Mortgage;

               (iii) An assignment from the Originator to the Trustee in recordable form (subject to proviso (x) below) of the Mortgage, which may be included, where permitted by local law, in a blanket assignment or assignments of the Mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the Mortgage to CRMSI or an Affiliate of CRMSI and to the Trustee, provided that (x) any blanket assignment delivered pursuant to this clause (a)(2)(iii) shall not be in recordable form but shall be delivered together with a limited power of attorney to authorize the Servicer, on behalf of the Trustee, and the Trustee to act for the Originator in preparing, executing, delivering and recording in the name of the Trustee any instruments for recording assignments of the related Mortgages to the Trustee, (y) if the Mortgage is registered with MERS, only assignments from the originator of the Mortgage to MERS will be required and (z) if the Mortgage was originated with MERS as the original mortgagee, no interim assignment will be required; and

               (iv) Either (x) the original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) or the title searches pertaining to the Mortgaged Property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender's recording instructions, with the original to be delivered within 180 days of the Issue Date or other evidence of title or (y) in jurisdictions where such practice is customary and acceptable, an attorney's opinion as to title or an insured title report.

          (3) The Mortgage Note Custodian will hold the Mortgage Notes, and the Servicer will hold the Other Mortgage Documents, in trust for the Trustee and the benefit of the Trustee, any Insurer and all present and future Certificateholders.

          (4) In addition, CRMSI, concurrently with the execution and delivery of this Agreement and in connection with such transfer and assignment of Mortgage Loans shall deposit in the Collection Account the amount of all payments received by CRMSI after the Cut-Off Date and prior to the Issue Date with respect to the Mortgage Loans, to the extent such payments are being transferred and assigned to the Trustee hereunder, except any portion of such payments on Mortgage Loans (including servicing fees) of a type not required to be deposited as specified in Article XII.

          (b) In instances where an original recorded Mortgage cannot be delivered to the Trustee (or to the Servicer on behalf of the Trustee) by the Issue Date, due to a delay in the recording, CRMSI may (1) in lieu of delivering such original recorded Mortgage referred to in clause (a)(2)(i) above, deliver to the Trustee (or the Servicer on behalf of the Trustee) a copy thereof, provided that CRMSI certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and (2) in lieu of delivering the completed assignment in recordable form referred to in clause
   (a)(2)(iii) above to the Trustee (or the Servicer on behalf of the Trustee), deliver such assignment to the Trustee (or the Servicer on behalf of the Trustee) completed except for recording information. In such instances, CRMSI will deliver the original recorded Mortgage and completed assignment (if applicable) to the Trustee (or the Servicer on behalf of the Trustee) promptly upon receipt thereof. In instances where an original recorded Mortgage or assignment has been lost or misplaced, CRMSI or the related title insurance company may deliver, in lieu thereof, a copy of such Mortgage or assignment bearing recordation information. In instances where the original or a copy of the title insurance policy referred to in clause (a)(2)(iv)(x) above pertaining to a Mortgaged Property cannot be delivered to the Trustee (or the Servicer on behalf of the Trustee) by the Issue Date because such policy is not yet available, CRMSI may deliver to the Trustee (or the Servicer on behalf of the Trustee) a binder with respect to such policy and deliver the original or a copy of such policy to the Trustee (or the Servicer on behalf of the Trustee) when available. In instances where an original assumption or modification agreement cannot be delivered to the Trustee (or the Servicer on behalf of the Trustee) by the Issue Date, CRMSI may deliver a certified copy thereof, and will deliver the original assumption or modification agreement to the Trustee (or the Servicer on behalf of the Trustee) promptly upon receipt thereof.

          CRMSI agrees, at its own expense, to prepare (or to cause the Servicer to prepare) each assignment referred to in clause (a)(2)(iii) above and deliver a copy of each such assignment to the Trustee as soon as practicable but not later than 60 days after the Issue Date. CRMSI intends to effect (or to cause the Servicer to effect) recordation of each such assignment (or to supply the Trustee, or the Servicer on behalf of the Trustee, with evidence of recordation) as soon as practicable after the Issue Date in the appropriate public office for real property records in each jurisdiction in which such recordation is required by a Rating Agency. In addition, in the event that on a Distribution Date a Mortgage Loan is 90 days Delinquent, if recordation of assignment is required by any Rating Agency under its then current ratings criteria, then CRMSI shall effect recordation of an assignment of the related Mortgage to the Trustee promptly thereafter. Except as provided in this paragraph, neither CRMSI nor the Originator or any Affiliate of the Originator shall have any obligation to record any assignment of any Mortgage in order to name the Trustee as mortgagee of record. The preceding sentence shall not be in derogation of the obligation of CRMSI, the Originator and Affiliates of the Originator to record (and supply the Trustee with evidence thereof) assignments of Mortgages required in order that CRMSI, the Originator or an Affiliate of the Originator be shown as mortgagee of record of each Mortgage.

          In the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Issue Date, CRMSI, in lieu of delivering the above documents to the Trustee (or to the Mortgage Note Custodian or the Servicer, as applicable, on behalf of the Trustee), herewith delivers to the Trustee (or to the Mortgage Note Custodian or the Servicer, as applicable, on behalf of the Trustee) a Request for Release as set forth in Section 3.12(a). In connection with such transfer and delivery of the balance of the Trust Fund, CRMSI, concurrently with the execution and delivery of this Agreement, shall deposit into the Collection Account cash in the amount (if any) specified in Article XII.

          Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, CRMSI or the Servicer, as applicable, shall do so by delivery thereof to the Mortgage Note Custodian or the Servicer, as applicable, to be held on behalf of the Trustee. The functions of the Trustee under this Agreement with respect to the custody, acceptance, inspection and release of the Mortgage Files (including the review provided for in Section 2.02) shall be performed by the Mortgage Note Custodian or the Servicer, as applicable, on behalf of the Trustee.

          (c) The parties hereto acknowledge and agree that it is not intended that any mortgage loan be included in the Trust Fund that is a "High-Cost" or "Covered" mortgage loan as defined by the U.S. Home Ownership and Equity Protection Act of 1994, as amended, or any other applicable local, state or federal predatory or abusive lending laws.

          (d) For purposes of this Section 2.01, any document (other than a Mortgage Note) will be deemed "delivered" to a person if the person has received, or been granted unrestricted access to, an image of the document that is inscribed in a tangible medium or is stored in an electronic or other medium and is retrievable in perceivable form.

        Section 2.02  Acceptance by Trustee.

        The Trustee, by execution and delivery hereof, acknowledges receipt, subject to the review described in the following paragraph, of the documents and other property referred to in Section 2.01 and declares that the Trustee holds and will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future Certificateholders.

        The Servicer, by execution and delivery hereof, acknowledges receipt of the Other Mortgage Documents delivered by CRMSI in accordance with Section 2.01(a)(2) and declares that the Servicer on behalf of the Trustee holds and will hold such Other Mortgage Documents, including any Other Mortgage Documents yet to be received in the Trust Fund, in trust, for the benefit of all present and future Certificateholders.

        Pursuant to the Mortgage Note Custodial Agreement, the Trustee (or the Mortgage Note Custodian on the Trustee's behalf) shall, for the benefit of the Certificateholders, review each Mortgage Note within 90 days after the Issue Date to ascertain that it has been executed and received, and that such Mortgage Note relates to the Mortgage Loans identified in Exhibit B. Except as expressly provided in this Agreement, neither the Mortgage Note Custodian nor the Servicer is required to inspect or review any document in a Mortgage File. However, if the Trustee (or the Mortgage Note Custodian or the Servicer) finds that a Mortgage Document is missing or materially defective, the Trustee (or the Mortgage Note Custodian or the Servicer) shall promptly notify the Servicer and CRMSI (which notification may be made by e-mail to citimortgagembs@citigroup.com). CRMSI will then have a period of 180 days within which to correct or cure any such defect (including correction or cure by substitution if permitted by Section 2.04). If any such material defect has not been corrected or cured, CRMSI will, not later than 180 days after the Trustee's notice respecting such defect, repurchase the related Mortgage Loan from the Trustee at a price (the "Loan Repurchase Price") equal to (i) the Loan Balance of such Mortgage Loan as of the date of repurchase, plus, (ii) to the extent not previously advanced by the Servicer, accrued and unpaid interest thereon at the Mortgage Note Rate to (but not including) the date of repurchase, plus (iii) any unreimbursed payments with respect to such Mortgage Loan, to the extent not covered in (ii) above, as part of a Servicing Advance or a Periodic Interest Advance, plus (iv) any unreimbursed costs, penalties or damages incurred by the Trustee or the Trust Fund in connection with any violation of applicable predatory or abusive lending laws with respect to such Mortgage Loan or otherwise incurred in connection with such material defect. Notwithstanding the preceding two sentences, any material defect that causes a Mortgage Loan to fail to constitute a "qualified mortgage" within the meaning of Code Section 860G(a)(3) shall either be corrected or cured by CRMSI or, failing such correction or cure, CRMSI shall repurchase such Mortgage Loan at the Loan Repurchase Price (or, if within two years of the Startup Day, or such other period as may be permitted by the REMIC Provisions, substitute a Qualified Substitute Mortgage Loan therefor pursuant to Section 2.04) no later than 90 days after the discovery of such material defect. Any such repurchase shall be considered a prepayment in full of such Mortgage Loan on date of repurchase and shall be deposited by CRMSI in the Collection Account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CRMSI, the Trustee (or the Mortgage Note Custodian or the Servicer, as applicable, on behalf of the Trustee) shall release to CRMSI or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished to the Trustee, in each case without recourse, as CRMSI shall reasonably request, to vest in CRMSI or such designee any Mortgage Loan so released. Any repurchase by CRMSI of a Mortgage Loan hereunder shall be deemed to include the right to receive any Scheduled Payment or other remittance thereon payable or received after the date of repurchase, and the Trustee or the Paying Agent shall, upon receipt thereof, promptly remit the amount of such Scheduled Payment or other remittance to CRMSI. It is understood and agreed that the obligation of CRMSI to repurchase any Mortgage Loan or make a substitution therefor pursuant to Section 2.04 as to which a material defect in a constituent document exists shall constitute the sole remedy against CRMSI with respect to such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders.

        Section 2.03 Representations and Warranties of CRMSI and CMI.

        (a) CRMSI makes the representations and warranties set forth in Article XIV to the Trustee (which representations are incorporated by reference herein as though set forth below in this Section 2.03(a)) and, in addition, CRMSI hereby represents and warrants to the Trustee that:

               (i) The information set forth in Exhibit B was true and correct in all material respects as of the Cut-Off Date.

               (ii) As of the Issue Date, each Mortgage is a valid first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically referred to in the title insurance policy or reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan and (c) other matters to which like properties are commonly subject that do not in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage.

               (iii) Immediately prior to the transfer of the Mortgage Loans to the Trustee, CRMSI has good title to, and is the sole owner of, each Mortgage Loan (except as set forth in clause (v) below) and immediately upon the transfer and assignment herein contemplated, CRMSI will have taken all steps necessary so that the Trustee will have good title to, and will be the sole owner of, each Mortgage Loan (except as set forth in clause (v) below).

               (iv) As of the Cut-Off Date, except as stated in Article XIV, no payment of principal of or interest on or in respect of any Mortgage Loan is more than 30 days Delinquent.

               (v) As of the Issue Date, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy or report referred to in (x) below.

               (vi) As of the Issue Date, there is no delinquent tax or assessment lien against any Mortgaged Property.

               (vii) As of the Issue Date, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note.

               (viii) As of the Issue Date, each Mortgaged Property is free of substantial damage.

               (ix) Each Mortgage Loan, at the time it was originated, complied in all material respects with applicable State, local and federal laws, including, but not limited to, all applicable usury, equal credit opportunity and disclosure laws and all applicable Predatory Lending Laws.

               (x) A lender's title insurance policy or binder (which policy was issued in standard ALTA or equivalent form), insured title report or other assurance of title customary in the relevant jurisdiction, was issued on the date of the origination of each Mortgage Loan and, as of the Issue Date, each such policy, binder, report or assurance is valid and remains in full force and effect.

               (xi) The Mortgage Loans conform in all material respects with the descriptions thereof in the Prospectus relating to the Certificates.

               (xii) The original principal balance of each Mortgage Loan was not more than 100% of the Original Value of such Mortgage Loan.

               (xiii) For each Mortgage where a Lost Note Affidavit has been delivered to the Trustee, the related original Mortgage Note is no longer in existence.

               (xiv) As of the Issue Date, each Mortgage was recorded (or was in the process of being recorded) in the name of CRMSI or an Affiliate of CRMSI.

               (xv) No Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

               (xvi) No fraud or material misrepresentation with respect to the origination of a Mortgage Loan has been committed by CRMSI or any Affiliate of CRMSI;

               (xvii) The proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

               (xviii)As of the date of origination and as of the Cut-Off Date, to the best of CRMSI's knowledge, each Mortgaged Property was lawfully occupied.

               (xix) The servicing and collection practices used in connection with each Mortgage Loan have been in all material respects in accordance with applicable law.

               (xx) As of the Cut-Off Date, there was no proceeding pending or, to CRMSI's knowledge, threatened for the total or partial condemnation of a Mortgaged Property.

               (xxi) As of the Cut-Off Date, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding.

               (xxii) The Mortgage Notes for all Mortgage Loans have been delivered to the Mortgage Note Custodian or will be so delivered within a reasonable time after receipt thereof from a settlement agent and the Other Mortgage Documents for all Mortgage Loans have been delivered to the Servicer or will be so delivered within a reasonable time after receipt thereof from a settlement agent or recording officer.

               (xxiii)No Mortgage Loan contains provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by the Originator or any other person on behalf of the Mortgagor, or contains any similar provisions which may constitute a "buydown" provision.

               (xxiv) No Mortgage Loan is a high cost loan under the Predatory Lending Law of any jurisdiction in which a Mortgaged Property is located. No Mortgage Loan is a "High Cost Loan" or "Covered Loan," as such terms are defined in the current version of Standard & Poor's LEVELS(R) Glossary, (Version 6.0 Revised). No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

               (xxv) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

               (xxvi) Each Mortgage Loan was originated by an entity described in Section 3(a)(41)(A)(ii) of the Exchange Act.

               (xxvii)As of the Issue Date, no Mortgage or Mortgage Note has been modified in any material respect, except by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Servicer.

               (xxviii) To the best of CRMSI's knowledge, at the Issue Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located.

               (xxix) To the best of CRMSI's knowledge, at the Issue Date, if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier.

               (xxx) The Mortgage Loans were not selected from the Originator's portfolio of non-prime and sub-prime residential mortgage loans on the Cut-Off Date in a manner believed to be adverse to the interests of the Certificateholders.

        The representations and warranties set forth in, or incorporated by reference in, this Section 2.03(a) shall survive delivery of the Mortgage Loans to the Trustee. Upon discovery by CRMSI, the Certificate Administrator or the Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan (including any Mortgage Loan substituted for a nonconforming Mortgage Loan pursuant to Section 2.04), the party discovering such breach shall give prompt written notice to the other parties hereto. If within 60 days of the date of such notice of breach or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, CRMSI does not cure such breach in all material respects (including by substitution of one or more Qualified Substitute Mortgage Loans if permitted by Section 2.04), CRMSI shall repurchase such Mortgage Loan from the Trustee. With respect to the representations and warranties described in this
Section 2.03(a) that are made to the best of CRMSI's knowledge, if it is discovered by any of CRMSI, the Certificate Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, notwithstanding CRMSI's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

        Any such repurchase of a Mortgage Loan by CRMSI shall be accomplished in the manner set forth in Section 2.02 and at the Loan Repurchase Price. Any such repurchase shall be considered a prepayment in full of such Mortgage Loan on date of repurchase and shall be deposited by CRMSI in the Collection Account and, upon receipt by the Trustee of written notification of such deposit signed by an Authorized Officer of CRMSI, the Trustee (or the Mortgage Note Custodian or the Servicer, as applicable) shall release to CRMSI or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as CRMSI shall reasonably request, to vest in CRMSI or such designee any Mortgage Loan so released. Any repurchase by CRMSI of a Mortgage Loan hereunder shall be deemed to include the right to receive any Scheduled Payment or other remittance thereon payable or received after the date of repurchase, and the Trustee or the Paying Agent shall, upon receipt thereof, promptly remit the amount of such Scheduled Payment or other remittance to CRMSI. It is understood and agreed that the obligation of CRMSI to repurchase or substitute (as provided in Section 2.04) any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy against CRMSI respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.

          (b) CMI hereby represents and warrants to the Trustee as follows:

               (i) It is a corporation validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer.

               (ii) It has the full corporate power and authority to service each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement.

               (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

               (iv) It is a HUD-approved mortgagee.

               (v) No litigation is pending or, to the best of its knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

        Section 2.04 Substitution of Qualified Substitute Mortgage Loans for Nonconforming Mortgage Loans.

        (a) CRMSI shall have the right, in an event requiring a repurchase pursuant to Section 2.02 or 2.03(a), to substitute one or more Qualified Substitute Mortgage Loans for any one or more nonconforming Mortgage Loans, any such substitution to take place on the Business Day designated by CRMSI (the "Substitution Day") occurring before a date two years after the Startup Day, subject to the Trustee receiving an Officer's Certificate of CRMSI attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and confirming that the representations and warranties contained in Section 2.03(a) (other than paragraphs (i) and (xi) thereof) are true and correct in all material respects with respect to the Qualified Substitute Mortgage Loans on and as of the Substitution Day, provided that remedies for the inaccuracy of such representation are limited as set forth in Sections 2.02, 2.03(a) and this 2.04. CRMSI shall also deposit or cause to be deposited on the Substitution Day (i) an amount equal to any unreimbursed costs, penalties or damages incurred by the Trustee or the Trust Fund in connection with any violation of applicable predatory or abusive lending laws with respect to such nonconforming Mortgage Loan or Loans and (ii) any Substitution Adjustment Amount with respect to such Qualified Substitute Mortgage Loan or Loans.

          (b) In the event that, on the Substitution Day, any Prepaid Installments have been deposited for such replaced Mortgage Loan, the full amount of such Prepaid Installments shall be paid on the Substitution Day to CRMSI from the Collection Account.

          (c) Concurrently with the satisfaction of the conditions set forth in
   Section 2.04(a) and the grant of such Qualified Substitute Mortgage Loans to the Trustee pursuant to Section 2.04(a), (A) Exhibit B to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Qualified Substitute Mortgage Loans and to include, pursuant to Section 10.01, the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Qualified Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Qualified Substitute Mortgage Loans and (B) the Trustee shall release to CRMSI or its designee the nonconforming Mortgage Loan or Loans and related Mortgage Files and execute and deliver such instruments of transfer or assignment as may be required to transfer, without recourse, to CRMSI or such designee such nonconforming Mortgage Loan or Loans.

        Section 2.05  [Reserved].

        Section 2.06  Authentication of Certificates.

        The Trustee has authenticated and delivered or caused to be authenticated and delivered to or upon a Depositor Order, in exchange for the Mortgage Loans, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans, Certificates duly authenticated by the Trustee or an Authenticating Agent in authorized denominations evidencing the entire ownership of the Trust Fund.

        Section 2.07  Permitted Activities.

        The Trust is created for the object and purposes of engaging in Permitted Activities.

        Section 2.08  Additional Representations.

        CRMSI represents and warrants that

          (a) The Mortgage Notes constitute "instruments" within the meaning of the Delaware Uniform Commercial Code. All original executed Mortgage Notes have been or will be delivered to the Trustee (or the Mortgage Note Custodian on its behalf) in accordance with this Agreement.

          (b) The Mortgage Note Custodial Agreement provides that the Mortgage Note Custodian is holding the Mortgage Notes that evidence the Mortgage Loans solely on behalf of and for the benefit of the Trustee and the Holders of Certificates.

          (c) None of the Mortgage Notes has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than CRMSI and the Trustee.

          (d) CRMSI has not authorized the filing of, and is not aware of, any financing statement against CRMSI that includes a description of the Mortgage Loans or the Mortgage Notes.

          (e) CRMSI is not aware of any judgment or tax lien filings against it.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 3.01  Servicing.

        Acting directly or through one or more Subservicers as provided in
Section 3.03, the Servicer shall service and administer the Mortgage Loans in accordance with this Agreement, the terms of the respective Mortgage Loans, all applicable laws (including, without limitation, any applicable predatory and abusive lending laws), and its normal and customary servicing standards, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall not be required to institute litigation for collection of any payment if it reasonably questions its ability to enforce the provision of the Mortgage Loan under which the payment is required. Subject to the terms hereof, the Servicer shall have full power and authority to execute and deliver, on behalf of the Trustee, customary consents, waivers and similar instruments.

        Subject to Section 3.03, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Subservicer as it may from time to time designate, but no such designation of a Subservicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Subservicer shall have the rights and powers of the Servicer which have been delegated to such Subservicer with respect to such Mortgage Loans under this Agreement.

        Without limiting the generality of the foregoing, but subject to Sections 3.11 and 3.12, the Servicer in its own name or in the name of a Subservicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Holders and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee. Section 3.11(a) and Section 3.12(a) shall each constitute a revocable power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) for any Mortgage Loan held by the Trustee paid in full or foreclosed (or for which payment in full has been escrowed). Revocation of such power of attorney shall take effect upon (i) the receipt by the Servicer of written notice thereof from the Trustee or (ii) the termination of the Trust. Upon written instructions from the Servicer, the Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to Sections 3.11 and 3.12, the Trustee shall execute a power of attorney to the Servicer or any Subservicer and furnish them with any other documents as the Servicer or such Subservicer shall reasonably request in writing to enable the Servicer and such Subservicer to carry out their respective servicing and administrative duties hereunder.

        The Servicer shall give prompt written notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

        Section 3.02  Collection of Mortgage Payments.

        The Servicer shall make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any insurance policy relating to a Mortgage Loan or Mortgaged Property, follow collection procedures for all Mortgage Loans at least as rigorous as those applied to similar mortgage loans held in its own portfolio. Consistent with the foregoing, and unless otherwise provided in Article XII, the Servicer may in its discretion (a) waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge that the Servicer would be entitled to retain as servicing compensation and (b) arrange with a Mortgagor a schedule for payment of Delinquent sums provided that, if such arrangement is for a period of more than 90 days, the Servicer reasonably believes that without such arrangement, the Mortgagor would default on the Mortgage Loan. In addition, in the event the Servicer shall consent to the deferment of the due date for any installment due on a Mortgage Loan, such Mortgage Loan shall be considered Delinquent to the same extent as if such installment had not been deferred.

        Section 3.03  Subservicing Agreements.

        The Servicer may enter into Subservicing Agreements for the servicing and administration of Mortgage Loans with any institution which (x) is authorized under the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (y) has experience servicing mortgage loans that are similar to the Mortgage Loans. The Servicer shall give written notice to the Trustee and the Rating Agencies of the appointment of any Subservicer (and shall receive the written confirmation of the Rating Agencies that such appointment shall not result in a withdrawal or downgrading by any Rating Agency of the then current rating of the Certificates). For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when a Subservicer has received such payments. Each Subservicer shall be expressly required to service the Mortgage Loans in accordance with this Agreement, and each Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the right to terminate such agreement without payment of any penalty if the original Servicer is terminated or resigns. The Servicer shall deliver to the Trustee copies of all Subservicing Agreements and any amendments or modifications thereof promptly upon the execution thereof.

        Notwithstanding the foregoing, to the extent the Servicer engages any affiliate or third party vendor pursuant to Section 6.06 or this Section 3.03, including any Subservicer, in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Depositor in writing of such engagement. To the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such affiliate, third party vendor or Subservicer is a Servicing Function Participant, the Servicer shall cause such Servicing Function Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this Agreement and deliver such report to the Trustee as set forth in Section 3.22 of this Agreement. In addition, to the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB (an "Additional Servicer"), the Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.14 of this Agreement and deliver such statement to the Depositor and the Trustee as set forth in Section 3.14 of this Agreement.

        In addition, if the Depositor determines any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall cause such Servicing Function Participant to provide the Depositor and the Trustee the information required by Section 1108(b) and 1108(c) of Regulation AB within two Business Days following such engagement. To the extent the Servicer terminates any such Servicing Function Participant that the Depositor has determined is a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall provide the Depositor and the Trustee the information required to enable the Trustee to accurately and timely report such event under Item 6.02 of Form 8-K (if the Trust's Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange Act as set forth in Section 4.09 of this Agreement).

        Section 3.04  No Contractual Relationship.

        Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be between the Subservicer and the Servicer alone, and the Trustee and the Holders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 3.05.

        Section 3.05  Assumption or Termination of Subservicing Agreement.

        In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 7.01, the Servicer's rights and obligations under any Subservicing Agreement shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, that the Trustee (if acting as successor Servicer) or any other successor Servicer may terminate the Subservicer as provided in Section 3.03.

        The Servicer shall at its expense, upon the reasonable request of the Trustee, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

        Section 3.06  Collection Account; Remittances to Certificate Account.

        (a) The Servicer shall establish and maintain at one or more Depositories the Collection Account to be held as a trust account. Each Collection Account shall be established in the name of the Trustee, as trustee for the Holders of the Series of Certificates specified in Article XII. If the institution at any time holding the Collection Account ceases to be eligible as a Depository, then the Servicer shall immediately name a successor institution meeting the requirements for a Depository. If the Servicer fails to name such a successor institution, then the Collection Account shall thenceforth be held as a trust account with a qualifying Depository selected by the Trustee. The Servicer shall notify the Trustee if there is a change in the name, account number or institution holding the Collection Account.

          (b) The Servicer may deposit in the Collection Account the appropriate payments, collections and funds in respect of one or more series of certificates issued under a registration statement covering the Certificates or similar certificates; provided that the senior class of certificates of each such other series and the senior Class of Certificates are rated either "AAA" or in the category "AA" or its equivalent by each Rating Agency, and provided further that separate accounting for each series is maintained.

        The Servicer shall not commingle funds and other property in the Collection Account with any other funds or property of the Servicer or the Trustee. However, in order to efficiently transfer funds in the Collection Account to the Certificate Account, so long as CMI is the Servicer, CMI may, on the Business Day preceding the date on which funds are to be transferred from the Collection Account to the Certificate Account, transfer those funds to a commingled clearance account, provided, that if Fitch has rated the Certificates, CMI may not so commingle funds unless CMI's short-term rating by Fitch is at least "F1." The clearance account will be under CMI's sole control, and CMI will maintain adequate records indicating the ownership of the funds in the clearance account.

          (c) The Servicer shall deposit to the Collection Account all Interest Proceeds, Early Interest Holdover Amounts, Bi-Weekly Interest Holdover Amounts and Principal Proceeds for a Collection Period, as follows:

        (1) within two Business Days of collection, all amounts representing full or partial Scheduled Payments and Principal Prepayments;

        (2) within two Business Days of collection, all amounts representing Net Liquidation Proceeds, Net Subsequent Recoveries, Loan Repurchase Prices and Substitution Adjustment Amounts;

        (3) not later than the related Deposit Date, all amounts representing Periodic Interest Advances (subject to clause (y) of the first sentence in the second paragraph of Section 3.07(a)), and all amounts representing Compensating Interest, income from REO Properties and any net investment losses on funds held in the Collection Account as required by Section 4.03(b);

        (4) not later than the related Deposit Date, all amounts required to be deposited into the Collection Account pursuant to the last sentence of the first paragraph of Section 3.09(a) (subject to the proviso in such sentence); and

        (5) any other amounts specified in Section 12.07 as being required deposits to the Collection Account;

minus amounts deposited in the Collection Account representing payments of principal and/or interest by a Mortgagor which are subsequently returned as unpaid or "NSF".

        The aggregate of the amounts so deposited with respect to a particular Collection Period (or the corresponding Prepayment Collection Period) pursuant to this Section 3.06(c) is the "Monthly Deposit Amount" for such Collection Period; provided, however, that any Early Interest Holdover Amount received during a Collection Period shall not constitute part of the Monthly Deposit Amount for such Collection Period but rather shall constitute part of the Monthly Deposit Amount for the later Collection Period during which such Early Interest Holdover Amount would have become due if not paid early; provided further that any Bi-Weekly Interest Holdover Amount for a Collection Period shall not constitute part of the Monthly Deposit Amount for such Collection Period; provided further that each Bi-Weekly Interest Holdover Applied Amount (if any) for a Collection Period shall constitute part of the Monthly Deposit Amount for such Collection Period; and provided further that the Monthly Deposit Amount for any Collection Period that is required to be remitted to the Certificate Account pursuant to Section 3.06(e) shall be reduced by any amounts withdrawn from the Collection Account pursuant to Section 3.06(d) since the Distribution Date related to the immediately preceding Collection Period.

        The foregoing requirements for deposit in the Collection Account shall be exclusive. Amounts required to be deposited into the Escrow Account and (unless otherwise provided in Article XII) amounts in the nature of prepayment charges, late payment charges, assumption fees, excess interest paid by Mortgagors and other fees and proceeds of reimbursements of Property Protection Expenses received with respect to Mortgage Loans need not be deposited by the Servicer in the Collection Account.

          (d) The Servicer may from time to time make withdrawals from the Collection Account, only for the following purposes:

               (A) to pay itself the Servicing Fee;

               (B) to withdraw net investment earnings on amounts on deposit in the Collection Account;

               (C) to effect reimbursement for Liquidation Expenses and Servicing Advances theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of Liquidation Proceeds and Subsequent Recoveries deposited in respect of such Mortgage Loan, to withdraw any Foreclosure Profits and to pay itself the amounts due under Section 3.11(a) relating to deficiency actions;

               (D) to effect reimbursement for Periodic Interest Advances, the right to reimbursement pursuant to this clause (D) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest respecting which any such advance was made;

               (E) to effect reimbursement for any Periodic Interest Advances and Servicing Advances that the Servicer has determined to have become Nonrecoverable Advances;

               (F) to effect reimbursement for advances made on any Mortgage Loan in payment of taxes, assessments or insurance premiums (except premiums on any blanket policy referred to in Section 3.09) in any amount not theretofore reimbursed out of the Escrow Account;

               (G) to pay to the Servicer, CRMSI and any of their respective directors, officers, employees or agents, as applicable, any amounts in respect of indemnification and hold harmless payments to which the Servicer, CRMSI and their respective directors, officers, employees or agents, as the case may be, are entitled under the third sentence of Section 6.03;

               (H) to receive reimbursements permitted under the penultimate sentence of Section 6.03;

               (I) to pay to the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Mortgage Note Custodian, each Depository and any of their respective directors, officers or employees, as applicable, any amounts in respect of indemnification and hold harmless payments to which the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Mortgage Note Custodian, each Depository and their respective directors, officers or employees, as the case may be, are entitled under the third sentence of Section 8.05;

               (J) to withdraw amounts that have been deposited to the Collection Account in error; and

               (K) to clear and terminate the Collection Account following the termination of the Trust pursuant to Article IX.

        The Servicer shall keep and maintain (or cause to be kept and maintained) separate accounting records, on a Pool-by-Pool and a Mortgage Loan-by-Mortgage Loan basis, for the purpose of accounting for withdrawals from the Collection Account pursuant to clauses (C) and (F) of this Section; provided, however, that such records need not be retained by the Servicer for a period longer than its five most recent fiscal years.

          (e) The Servicer shall (x) remit for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, the Monthly Deposit Amount for a Collection Period not later than 12:00 noon (New York City time) on the related Distribution Date, and
   (y) on each Determination Date, deliver to the Paying Agent a monthly servicing report, containing (without limitation) the following information for each Pool and on a combined basis: principal and interest collected in respect of the Mortgage Loans, scheduled principal and interest that was due on the Mortgage Loans, relevant information with respect to any Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Mortgage Loans, including the information set forth in Section 4.07(b). In addition, the Servicer shall inform the Trustee on each Determination Date of the amounts of any Loan Repurchase Prices and Substitution Adjustment Amounts for such Collection Period.

        Section 3.07  Periodic Interest Advances; Servicing Advances.

        (a) On each Determination Date, the Servicer (subject to the last sentence of this paragraph) shall remit for deposit to the Collection Account out of its own funds any Periodic Interest Advance for the related Collection Period in respect of each Mortgage Loan. The amount of any Periodic Interest Advance that the Servicer shall so remit in respect of any Mortgage Loan that is an REO Mortgage Loan on any Determination Date shall equal the excess, if any, of the interest portion (net of the related Servicing Fee) of the Scheduled Payment that would have been due on the related Due Date in respect of such Mortgage Loan, over the net income from the related REO Property deposited in the Collection Account pursuant to Section 3.06(c)(3) for distribution on the related Distribution Date, provided that the Servicer will not elect to make any such advance on or after the Determination Date related to the Prepayment Collection Period in which such Mortgage Loan was deemed to be a Liquidated Loan. The obligation of the Servicer to make any Periodic Interest Advance shall be contingent on the Servicer's determination, based on its reasonable business judgment in accordance with the servicing standards set out herein, that the amount of such Advance will ultimately be recoverable in respect of the related Mortgage Loan, upon liquidation, from insurance or otherwise; the Servicer shall not be obligated to make any Periodic Interest Advance that it deems to be a Nonrecoverable Advance.

        If the Servicer determines that it is obligated to make any Periodic Interest Advance for a particular Collection Period, it shall either (x) deposit into the Collection Account an amount equal to such Periodic Interest Advance no later than the related Deposit Date pursuant to Section 3.06(c)(iii) or (y) make an appropriate entry in its records relating to the Collection Account that any portion of the Amount Held for Future Distribution (if any) has been used by the Servicer in discharge of its obligation to make such Periodic Interest Advance on such Deposit Date. Any Amount Held for Future Distribution that is so applied for any Deposit Date pursuant to clause (y) shall be replaced by the Servicer by deposit into the Collection Account no later than the immediately following Deposit Date. The Servicer is entitled to reimbursement from the Collection Account for each Periodic Interest Advance made pursuant to this Section 3.07(a) as provided in Section 3.06(d)(D).

        If the Servicer determines that Periodic Interest Advances previously made on a Mortgage Loan have become Nonrecoverable Advances, the Servicer may reimburse itself for the amount of such Nonrecoverable Advances as provided in
Section 3.06(d)(E) and from related Liquidation Proceeds. The Servicer shall give written notice (in the form of an Officer's Certificate) of its determination of nonrecoverability and the factual basis therefor to the Trustee.

          (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) Property Protection Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Property, (iv) advances required by
   Section 3.11(a), but only to the extent that such amounts are determined by the Servicer in its reasonable business judgment to be recoverable, (v) amounts required to be deposited into the Certificate Account pursuant to the last sentence of Section 3.09(a), but only to the extent that such amounts are determined by the Servicer in its reasonable business judgment to be recoverable, and (vi) expenses incurred and funds advanced pursuant to
   Section 3.18. The Servicer may recover a Servicing Advance (x) from the Mortgagor to the extent permitted by the Mortgage Loan or, if not theretofore recovered from such Mortgagor, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 3.06(d). The Servicer shall be entitled to recover Servicing Advances from Liquidation Proceeds prior to the deposit of the Liquidation Proceeds hereunder.

        Section 3.08  Compensating Interest.

        If one or more Prepayment Interest Shortfalls occurs with respect to a Mortgage Loan during any Collection Period, an amount equal to the aggregate of such Prepayment Interest Shortfalls for such Mortgage Loan, up to an aggregate amount not in excess of the Maximum Compensating Interest Amount for such Collection Period shall be deposited by the Servicer to the Collection Account. The amount required to be deposited by the Servicer to the Collection Account pursuant to the immediately preceding sentence in respect of any Collection Period is referred to herein collectively as the "Compensating Interest" for such Collection Period. The aggregate amount of Compensating Interest required to be deposited by the Servicer to the Collection Account for any Collection Period shall be limited to the Maximum Compensating Interest Amount for such Collection Period.

        Section 3.09  Maintenance of Insurance.

        (a) To the extent the Servicer is permitted to do so under a Mortgage Loan (but only to the extent consistent with the Servicer's servicing of its own loan portfolio), the Servicer shall cause to be maintained for each Mortgage Loan a hazard insurance policy that provides for fire and extended coverage, and which provides for a recovery of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the Unpaid Loan Balance (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. The Servicer shall maintain such insurance policies in the name of the Servicer for the benefit of the Trustee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law. The Servicer may also (but is not obligated to) maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are acceptable to each Rating Agency, in which case the Servicer shall conclusively be deemed to have satisfied its obligations under this Section 3.09(a). If such a blanket policy contains a deductible clause, the Servicer shall deposit in the Collection Account, in accordance with Section 3.06(c)(4), any amount not payable under the blanket policy during any Collection Period because of the deductible clause that would have been paid under a hazard policy that meets the requirements of this Section 3.09(a) and does not have a deductible clause; provided, however, that the Servicer's obligation so to deposit any such amount shall exist only if and to the extent that the Servicer determines, in its reasonable business judgment, such deposit to be recoverable as a Servicing Advance in accordance with Section 3.07(b).

        If the Mortgage Loan at the time of origination (or if required by federal law, at any time thereafter) relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, then to the extent the Servicer is permitted to do so under the Mortgage Loan (but only to the extent consistent with the Servicer's servicing of its own loan portfolio), the Servicer will cause to be maintained thereon a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration in an amount representing coverage, and which provides for a recovery of insurance proceeds relating to such Mortgage Loan, of not less than the least of (i) the Unpaid Loan Balance of the Mortgage Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust for any loss to the Trust resulting from the Servicer's failure to advance premiums for such insurance required by this Section.

        The Servicer shall have no obligation to maintain or cause to be maintained any earthquake or additional insurance on a Mortgage Loan or Mortgaged Property unless the related Mortgagor is required under applicable law to maintain such insurance.

        Section 3.10  Due-on-Sale Clauses; Assumption and Substitution.

        When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer need not exercise any such right if (a) the Person to whom the Mortgaged Property has been or is to be conveyed satisfies the terms and conditions in the Mortgage Note and Mortgage and the consent of the mortgagee thereunder is not required or
(b) the "due-on-sale" clause is, in the reasonable belief of the Servicer, not enforceable under applicable law. An Opinion of Counsel, provided at the expense of the Servicer, to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the transferee to whom such property has been or is about to be conveyed, pursuant to which such transferee becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the original Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such transferee, pursuant to which the original Mortgagor is released from liability and such transferee is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall add the original copy of such assumption or substitution agreement to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for any required recording of any assumption or substitution agreement. In connection with any assumption or substitution agreement, no material term of the Mortgage Loan (including, without limitation, the Scheduled Payment, the stated maturity, the Loan Balance or the Mortgage Note Rate) shall be changed, nor shall any required periodic payments of principal or interest be deferred or forgiven. Any fee collected for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

        Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or any substitution of liability agreement or any other transfer of a Mortgaged Property without assumption thereof, by operation of law or by reason of any assumption or transfer (x) which the Servicer may be restricted by law from preventing, or (y) which, if prevented, would adversely affect the coverage under any mortgage pool insurance policy, hazard insurance policy or any Primary Mortgage Insurance Certificate, for any reason whatsoever.

        Section 3.11  Realization Upon Defaulted Mortgage Loans; Workouts.

        (a) The Servicer may foreclose upon or otherwise comparably convert the ownership in the name of, or on behalf of, the Trustee on behalf of the Trust Fund of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. The decision of the Servicer whether to foreclose on a defaulted Mortgage Loan shall be subject to its determination that the proceeds of foreclosure would exceed the costs and expenses of bringing such a proceeding; such determination to be based upon a recent appraisal, brokers price opinion or other evidence of the property's current fair market value and the Servicer's recent experience in realizing on similar properties similarly located. In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with applicable law and with its normal and customary servicing standards, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. In the event a deficiency action is available against the Mortgagor or any other person, the Servicer may proceed for the deficiency. The Servicer may retain twenty-five percent (25%) of the net proceeds received pursuant to a deficiency action as compensation for entering into such action.

        The Servicer shall sell any REO Property prior to the close of the third calendar year beginning after the year of its acquisition by the Trust Fund, at such price as the Servicer in good faith deems necessary to comply with this covenant unless (i) the Servicer obtains for the Trustee an Opinion of Counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters and acceptable to the Trustee, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property for any greater period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or of any Constituent REMIC as defined in Code Section 860F or cause any Constituent REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) the Servicer shall have applied for an extension of time in the manner contemplated by Code Section 856(e)(3), in which case such three-year period shall be extended by the applicable period. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by any Constituent REMIC of any "income from non-permitted assets" within the meaning of Code Section 860F(a)(2)(B) or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. In its efforts to sell such REO Property, the Servicer shall, either itself or through an agent, protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection, rent the same or any part thereof as the Servicer deems appropriate for the period prior to the sale of such REO Property.

        The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by solid wastes, hazardous wastes, hazardous substances or other pollutants. The Servicer shall not be liable to the Holders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

        In any case in which property subject to a Mortgage shall have suffered damage, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of such property unless it shall determine in its discretion (a) that such restoration and/or foreclosure will increase the net proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it through either Liquidation Proceeds or Insurance Proceeds (with respect to each of which it shall have priority for purposes of withdrawals from the Collection Account, as contemplated in Section 3.06(d)). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof, as contemplated in Section 3.06(d). The Servicer shall not, however, be entitled to recover legal expenses incurred in connection with liquidation proceedings where the Mortgagor pays all Delinquent payments and expenses and such proceedings are terminated prior to liquidation, other than sums received from the Mortgagor for such expenses.

        In the event the Servicer does not elect to foreclose on a Mortgaged Property, the Servicer may, in the exercise of its judgment, elect to accept a payment or payments, in connection with the sale by the Mortgagor of such Mortgaged Property or the retention by the Mortgagor of such Mortgaged Property, in aggregate amount less than the outstanding balance of the related Mortgage Loan and accrued interest thereon.

        The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its efforts in realizing upon defaulted Mortgage Loans hereunder.

        In addition to the foregoing provisions, the Servicer may enter into a special servicing agreement covering any one or more Mortgage Loans in default. Such special servicing agreement shall be subject to each Rating Agency's written acknowledgement that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such an agreement.

        (b) The Servicer shall determine for each defaulted Mortgage Loan at what time it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan".

        (c) The Servicer shall not agree to any modification, waiver, variance or amendment of any provision of any Mortgage Loan unless, in the Servicer's good faith judgment, such modification, waiver, variance or amendment would mitigate the loss that might otherwise be experienced on such Mortgage Loan and only in the event of a default on such Mortgage Loan or in the event that a default on such Mortgage Loan is reasonably foreseeable; provided, however, that no such modification, waiver, variance or amendment shall extend the maturity date of such Mortgage Loan beyond the Collection Period relating to the latest Last Scheduled Distribution Date of any Class of Outstanding Certificates. The Servicer shall be permitted to modify, waive, vary or amend any provision of a Mortgage Loan if required by statute or a court of competent jurisdiction to do so.

        (d) The Servicer shall cause an original counterpart of such modification, waiver or amendment, promptly following the execution thereof to be deposited in the related Mortgage File to be held in trust for the Trustee.

        Section 3.12  Trustee to Cooperate; Release of Files.

        (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Mortgage Note Custodian and the Trustee a "Request for Release of Documents" (substantially in the form of Fannie Mae Form 2009). Upon receipt of such Request for Release, the Mortgage Note Custodian, acting for the Trustee, shall promptly release the related Mortgage Note, in trust, to the Servicer or its designee. In addition, the Servicer, acting for the Trustee, shall release the remainder of the related Mortgage File. In these circumstances, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the related Mortgaged Property, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt of payment in full. No expense incurred in connection with such instrument of satisfaction or assignment shall be chargeable to the Collection Account or to the Trustee. In lieu of executing any such satisfaction or assignment, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

        (a) The Servicer shall have the right to accept applications by Mortgagors for consent to (i) partial releases of Mortgaged Properties, (ii) easements or alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application shall be approved by the Servicer unless:
(w) the effect of such application would not cause any Constituent REMIC to fail to qualify as a REMIC, and would not result in the imposition of any tax on "prohibited transactions" of the Trust Fund or any Constituent REMIC, (x) the provisions of the related Mortgage Note and Mortgage have been complied with;
(y) the debt-to-income ratio of the Mortgagor after any release does not exceed the debt-to-income ratio of such Mortgagor on the Cut-Off Date and any increase in the Loan-to-Value Ratio shall not exceed 5%; and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee of an Officer's Certificate of the Servicer setting forth the action proposed to be taken for a particular Mortgage Loan and certifying that the criteria set forth in the preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release prepared by the Servicer.

        Section 3.13  Servicing Compensation.

        As compensation for its activities hereunder, the Servicer shall be entitled to retain the related Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds or Net Subsequent Recoveries not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 7.01, in which case the provisions of
Section 7.01(g) shall apply.

        The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

        Section 3.14  Annual Statement of Compliance.

        The Servicer shall deliver, and the Servicer shall cause each Subservicer engaged by it to deliver, to the Depositor, the Trustee and each Rating Agency on or before March 1 of each year or if such day is not a Business Day, the next Business Day, commencing in March 2008, a certificate in the form required by Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Servicer or the Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement, or such other applicable Subservicing Agreement in the case of an Additional Servicer, during the prior calendar year or portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable Subservicing Agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such certificate, the Depositor shall review such certificate and, if applicable, consult with the Servicer as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable Subservicing Agreement in the case of an Additional Servicer, in any material respect.

        Section 3.15  Assessments of Compliance and Attestation Reports.

        (a) Each of the Servicer, the Paying Agent, the Mortgage Note Custodian and the Certificate Administrator, at its own expense, shall deliver to the Depositor, and shall cause each Servicing Function Participant engaged by such party to deliver to the Depositor, on or before March 1 of each year for which a Form 10-K is required to be filed, or if such day is not a Business Day, the next Business Day, a report (an "Assessment of Compliance") regarding the Servicer's, Paying Agent's, Mortgage Note Custodian's, Certificate Administrator's or other Servicing Function Participant's, as applicable, assessment of compliance with, at a minimum, the Relevant Servicing Criteria for such party during the preceding calendar year, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB promulgated under the Act. Each such Assessment of Compliance delivered by each such party shall contain:

               (i) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it;

               (ii) a statement that such party used the Servicing Criteria applicable to it to assess compliance with the Servicing Criteria;

               (iii) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year, including, if there had been any material instance of noncompliance with the Servicing Criteria applicable to it, identifying each such failure and the nature and status thereof; and

               (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year.

For each of the Servicer, the Paying Agent, the Mortgage Note Custodian and the Certificate Administrator, the "Relevant Servicing Criteria" with respect to such party shall be the servicing criteria set forth opposite its name on
Schedule 1; provided, that Schedule 1 may be modified (x) by the agreement of CRMSI and each party affected by such modification, without the consent of any other party or the Certificateholders, and (y) by CRMSI, without the consent of any other party or the Certificateholders, if CRMSI is advised by counsel that such change may be required to comply with Regulation AB. For any other Servicing Function Participant engaged by the Servicer, the Paying Agent, the Mortgage Note Custodian or the Certificate Administrator, "Relevant Servicing Criteria" refers to the portion of the Relevant Servicing Criteria applicable to the party engaging such Servicing Function Participant insofar as the functions required to be performed by such party are to be performed by the Servicing Function Participant. For the avoidance of doubt, multiple parties can have responsibility for the same Relevant Servicing Criteria.

          (b) On or before March 1 of each year for which a Form 10-K is required to be filed, or if such day is not a Business Day, the next Business Day, each of the Servicer, the Paying Agent, the Mortgage Note Custodian and the Certificate Administrator, at its own expense, shall furnish to the Depositor, and shall cause each Servicing Function Participant engaged by such party to deliver to the Depositor, a report (an "Attestation Report") of a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, the Paying Agent, the Mortgage Note Custodian, the Certificate Administrator or another Servicing Function Participant, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB promulgated under the Act, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

          (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer and the Certificate Administrator shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what servicing criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant and (ii) each of the Paying Agent and the Mortgage Note Custodian shall forward to the Depositor and the Servicer the name of each Servicing Function Participant engaged by it and what servicing criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant, in each case to the extent of any change from the prior year's notice, if any.

          (d) So long as the Servicer and the Certificate Administrator are the same party: (x) the obligations of the Servicer and Certificate Administrator to deliver Assessments of Compliance pursuant to Section 3.15(a) may be satisfied through the delivery of a joint Assessment of Compliance that satisfies the obligations of both the Servicer and the Certificate Administrator; and (y) the obligations of the Servicer and Certificate Administrator to furnish Attestation Reports pursuant to Section 3.15(b) may be satisfied through the furnishing of a joint Attestation Report that satisfies the obligations of both the Servicer and the Certificate Administrator.

        Section 3.16  Access to Loan Documentation and Information.

        The Servicer will provide Holders that are federally insured savings and loan associations with certain reports, and will provide access to information and documentation regarding the Mortgage Loans included in the Trust Fund, sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision or the FDIC. The Servicer shall provide to the Trustee and the Certificate Administrator access to the information and documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

        Section 3.17  Errors and Omissions Insurance.

        The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the Fannie Mae Guide or any successor provision thereof. If the fidelity bond or the errors and omissions coverage ceases to be in effect, the Servicer shall promptly give notice thereof to the Trustee and the Holders.

        Section 3.18  [Reserved].

        Section 3.19  Prepayment Charges.

        If this Section 3.19 is stated to be applicable in Article XII, then the Servicer will not waive all or any part of any Prepayment Charge unless, in the Servicer's reasonable judgment, such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and giving such waiver is standard and customary in the industry under similar circumstances in connection with mortgage loan servicing. Subject to the foregoing, the Servicer will not waive all or any part of a Prepayment Charge in connection with the refinancing of a Mortgage Loan unless such refinancing is related to a default or a reasonably foreseeable default.

        If the Servicer shall waive all or any part of a Prepayment Charge in violation of the standard set forth in the preceding paragraph, then the Servicer shall, on the second Business Day preceding the next Deposit Date, deposit out of its own funds the amount so waived into the Collection Account.

        Section 3.20  Escrow Account.

        To the extent permitted by the related Mortgage Note, the Servicer may (but is not obligated to) establish and maintain or cause to be established and maintained with Depositories one or more Escrow Accounts and shall deposit therein all collections of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. Withdrawals from an Escrow Account may be made only to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any payments made regarding taxes and assessments, premiums on Primary Mortgage Insurance Certificates and premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, to pay interest owed to Mortgagors on such Account to the extent required by law or to clear and terminate such Accounts at the termination of this Agreement. Escrow Accounts shall not be part of the Trust Fund.

        Section 3.21  Refinancings of Mortgage Loans.

        In addition to waivers and arrangements permitted by Section 3.11, the Servicer reserves the right to offer refinancings of any Mortgage Loan, if such refinancing arises out of a request by the related Mortgagor for a refinancing or a modification, or for other relief from the provisions of the related Mortgage Loan. For the purposes of this Section, a "refinancing" will include any process with a Mortgagor that results in the refinanced Mortgage Loan being identified and serviced as a "new mortgage loan" in the books, records and servicing files of the Servicer.

        On the Deposit Date for the Collection Period in which occurred the effective date of the refinancing of any Mortgage Loan pursuant to this Section, the Servicer shall deposit, or cause to be deposited, into the Collection Account an amount equal to the prepayment in full of such Mortgage Loan (net of all Servicing Advances and Periodic Interest Advances relating to such Mortgage Loan, which shall be deemed reimbursed to the Servicer) and, upon receipt by the Trustee and Mortgage Note Custodian of written notification of such deposit signed by a Servicing Officer, the Trustee will promptly direct the Mortgage Note Custodian to release the related Mortgage Note, in trust, to the Servicer or its designee, and the Mortgage Note Custodian and the Trustee shall comply with the provisions of Section 3.12. In addition, upon such deposit, the Servicer, on behalf of the Trustee, shall release the remainder of the related Mortgage File.

                                   ARTICLE IV

                           ACCOUNTS AND DISTRIBUTIONS

        Section 4.01  Collection of Money.

        The Paying Agent shall demand payment or delivery of all money and other property payable to or receivable by the Paying Agent pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Paying Agent by the Servicer or by any Subservicer. The Paying Agent shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 4.10, as part of the Trust Fund and shall apply it as provided in this Agreement.

        Section 4.02  Certificate Account.

        The Depositor shall cause to be established with the Paying Agent by the Issue Date, and the Paying Agent on behalf of the Trustee shall maintain, the Certificate Account to be held by the Paying Agent on behalf of the Trustee as trustee for the Holders of the specific Series of Certificates identified in
Article XII. The Paying Agent shall deposit in the Certificate Account, upon receipt, all amounts paid to it pursuant to Section 3.06(e).

        Section 4.03  Investment of Accounts.

        (a) Consistent with any requirements of the Code, all or a portion of any Investment Account shall be invested and reinvested in the name of the Trust Fund, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. The Trustee and a Paying Agent (in each case acting in its commercial capacity) may be the obligor on any investment which otherwise qualifies as an Eligible Investment. Except as otherwise provided in this Section 4.03, no investment in any Investment Account shall mature later than the Business Day immediately preceding the next Distribution Date.

        If the Depositor shall fail to give investment directions to the Paying Agent, amounts in the accounts maintained with the Paying Agent shall remain uninvested.

        If any amounts are needed for disbursement from any Investment Account held by the Paying Agent and sufficient uninvested funds are not available to make such disbursement, the Paying Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

        The Trustee and the Paying Agent shall have no liability for any loss incurred in connection with any investment or any sale or liquidation thereof, or for any insufficiency in any Investment Account, except for any such loss or insufficiency caused by its own negligence or willful misconduct.

          (b) (i) If the Collection Account is an Investment Account, then all funds therein shall be held (i) uninvested up to the amount insured by the FDIC or (ii) invested in Eligible Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the immediately succeeding Deposit Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may only be withdrawn from the Collection Account by the Servicer immediately following the remittance of the Monthly Deposit Amount. Any investment losses on funds held in the Collection Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of investment earnings.

               (ii) If the Certificate Account is an Investment Account, then funds therein shall be invested and reinvested by the Paying Agent at the Depositor's written direction in one or more Eligible Investments bearing interest or sold at discount. No investment of any amount held in the Certificate Account may mature later than the Business Day immediately preceding the next Distribution Date; provided, however, that investments (including repurchase agreements) on which the Trustee or the Paying Agent, in its commercial capacity, is the obligor, may mature on a Distribution Date.

        All income from investment of moneys deposited in the Certificate Account, and all proceeds of disposition of any assets in the Certificate Account, shall be deposited in the Certificate Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Certificate Account.

          (c) The Depositor will not direct the Trustee or the Paying Agent to make any investment of any funds or to sell any investment held in an Investment Account except under the following terms and conditions:

               (i) each such investment shall be made in the name of the Trustee (in its capacity as such) or in the name of a Qualified Nominee of the Trustee; and

               (ii) each such investment shall be a "cash flow investment" as defined in Code Section 860G(a)(6).

          (d) Generally, no Eligible Investment shall be disposed of prior to its maturity; provided, however, if any amounts are needed for disbursement from an Investment Account and sufficient uninvested funds are not available therein to make such disbursement, in the absence of a Depositor Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Paying Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Investment Account; provided, further, however, that prior to any such sale or conversion to cash, the Trustee or the Paying Agent shall have received
   (i) an Opinion of Counsel that such sale or conversion to cash shall not constitute a "prohibited transaction" under Code Section 860F(a), or (ii) (a) if such sale or conversion to cash constitutes such a "prohibited transaction", the consent of the Holders of 100% Percentage Interest of the Residual Certificates to the prohibited transaction together with each such Holder's proportionate share of any tax imposed on the Trust Fund attributable to such transaction and (b) an Opinion of Counsel that such transaction will not disqualify any Constituent REMIC as a REMIC.

        Section 4.04  [Reserved].

        Section 4.05  Eligible Investments.

        The following are Eligible Investments:

          (a) direct obligations of, and obligations fully guaranteed by, the United States of America, Freddie Mac, Fannie Mae, the Farm Credit Banks, the Federal Home Loan Banks, the Student Loan Marketing Association (but only for obligations backed by letters of credit or senior obligations) or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that any obligation of, or guaranteed by, the Federal Home Loan Banks or the Farm Credit Banks or any obligation of, or guaranteed by, Freddie Mac or Fannie Mae, other than a senior debt obligation of Freddie Mac or Fannie Mae or a mortgage participation or pass-through certificate guaranteed by Freddie Mac or Fannie Mae, excluding stripped mortgage securities which are valued greater than par on the portion of unpaid principal, shall be an Eligible Investment only if, at the time of investment, each Rating Agency confirms in writing that such investment is acceptable;

          (b) Federal Funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a maturity of not more than one year and a credit rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days) by S&P if S&P is a Rating Agency, "P-1" by Moody's if Moody's is a Rating Agency, and "F-1" by Fitch if Fitch is a Rating Agency; each such investment being expressly authorized and deemed authorized by a certificate holder's purchase or acceptance of any certificate when acting in the capacity of a fiduciary (including a "fiduciary" of an "employee benefit plan" subject to ERISA, as those term are defined in Sections 3(21) and 3(3) of ERISA, respectively) which purchase or acceptance shall also evidence and be deemed to evidence any such certificate holder's representation and warranty to the Certificate Administrator, the Certificate Registrar and the Trustee and any agent of the Trustee that such certificate holder is duly authorized by and empowered under appropriate governing instruments (for example, an employee benefit plan, in the case of an ERISA fiduciary) to give such authorization; and money market funds investing exclusively in any of the investments discussed in this definition of Eligible Investments with a rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days) by S&P if S&P is a Rating Agency, "F-1" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency;

          (c) repurchase obligations for (i) any security described in clause
   (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in either case where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) with a rating of not less than "A-1+" by S&P if S&P is a Rating Agency, "P-1" by Moody's if Moody's is a Rating Agency, and "F-1" by Fitch if Fitch is a Rating Agency;

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a maturity not greater than 30 days and an unsecured long-term debt rating of at least "AA" if S&P is a Rating Agency, "AA" if Fitch is a Rating Agency, and "Aa" if Moody's is a Rating Agency, or an unsecured short-term debt rating, of at least "A-1" if S&P is a Rating Agency, "F-1" if Fitch is a Rating Agency, and "P-1" if Moody's is a Rating Agency, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation shall not be Eligible Investments to the extent that investment therein shall cause the then outstanding principal balance of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the aggregate current principal balance of Certificates Outstanding and of the current percentage interest of the Residual Certificates outstanding, and the aggregate principal balance of all cash and Eligible Investments, held in the Trust Fund;

          (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having at the time of such investment a rating of not less than "A-1+" ("A-1" if the maturity is not greater than 30 days and such commercial paper does not exceed 20% of the then current balance of the certificates) by S&P if S&P is a Rating Agency, "F-1" by Fitch if Fitch is a Rating Agency, and "P-1" by Moody's if Moody's is a Rating Agency;

          (f) a Qualified GIC;

          (g) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

          (h) any other money market deposit, obligation, security or investment bearing interest or sold at a discount which has an unsecured short-term debt rating of at least "A-1+" ("A-1" if the maturity is not greater than 30 days and such investments do not exceed 20% of the then scheduled principal balance of the Mortgage Loans) if S&P is a Rating Agency, "F-1" if Fitch is a Rating Agency, and "P-1" if Moody's is a Rating Agency, or if such investment relates to a money market fund, such fund must be rated in the highest rating category by each Rating Agency (which, for S&P, is "AAAm" or "AAAm-G"); and;

          (i) any other demand or time deposit, obligation, security or investment bearing interest or sold at a discount that each Rating Agency confirms in writing is acceptable;

provided, that each such Eligible Investment is a "permitted investment" as defined in Internal Revenue Code Section 860G(a)(5).

        Section 4.06  Accounting and Directions.

        By noon New York time, on the second Business Day preceding each Distribution Date (or such earlier date as shall be agreed by the Certificate Administrator and the Trustee), the Certificate Administrator shall provide to the Trustee, the Paying Agent and the Depositor the following information with respect to the next Distribution Date (which notification may be given by facsimile or other electronic transmission (e.g., e-mail), or by telephone promptly confirmed in writing):

        (1) Each Class A Subclass Interest Amount and Class M Subclass Interest Amount;

        (2) The Senior Principal Distribution Amount;

        (3) Each Class A Subclass Principal Distribution Amount and each Class M Subclass Principal Distribution Amount;

        (4) The Principal Balance (or notional amount, as applicable) of each Class and Subclass of Certificates following such payment;

        (5) The amount of any Realized Losses for each Pool for the related Collection Period; and

        (6) The amount of 60+ Day Delinquent Loans in each Pool.

        Section 4.07  Reports by Certificate Administrator to Holders.

        (a) Prior to each Distribution Date, the Servicer shall provide to the Paying Agent and to the Certificate Administrator (if such party is not also the Servicer), and on the related Distribution Date the Certificate Administrator shall forward or make available to each Holder and the Rating Agencies, a report in writing (which may be a statement prepared by or on behalf of the Servicer) setting forth:

               (i) the amount of the distribution with respect to such Holders' Certificates (based on a Certificate in the original principal (or notional) amount of $1,000);

               (ii) the amount of such Holder's distributions allocable to principal (based on a Certificate in the original principal amount of $1,000);

               (iii) the amount of such Holder's distributions allocable to interest (based on a Certificate in the original principal (or notional) amount of $1,000);

               (iv) each Class A Subclass Interest Shortfall, the Cap Amount, the Net Civil Relief Amount and the Net Non-Supported Amount for each Class A Subclass, Class M Subclass Interest Shortfall, Class M Subclass Cap Amount and the Net Civil Relief Amount and Net Non-Supported Amount for each Class M Subclass;

               (v) the Principal Balance (or notional amount) of each Class and Subclass (based on a Certificate in the original principal (or notional) amount of $1,000) which will be Outstanding prior to and after giving effect to the payment of principal on such Distribution Date;

               (vi) the Aggregate Current Pool Balance of, and the number of Mortgage Loans in, each Pool as of the related Determination Date;

               (vii) the aggregate of collections received by the Servicer in respect of the Mortgage Loans during the related Collection Period and Prepayment Collection Period;

               (viii) the total of any Substitution Adjustment Amounts and any Loan Repurchase Prices included in such distribution;

               (ix) the weighted average Mortgage Note Rate and weighted average remaining term to maturity of, and cumulative amount of Prepayment Principal with respect to, the Mortgage Loans in each Pool, each as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (x) whether a Trigger Event is in effect;

               (xi) the Current Class A Enhancement Level;

               (xii) the Overcollateralization Amount, any Release Amount, the amount of Monthly Excess Interest and, if applicable, the Deficiency Amount (in each case, both before and after giving effect to any Extra Principal Distribution Amount for such Distribution Date);

               (xiii) the amount of any Applied Loss Amount allocated to each Class and Subclass as of the close of such Distribution Date;

               (xiv) for each Class and Subclass, any amount applied in reduction of the Class M Subclass Loss Amount pursuant to Section 13.02 on such Distribution Date, and each Class M Subclass Loss Amount after giving effect to such application;

               (xv) the aggregate amount of Net Periodic Interest Advances;

               (xvi) the amount of Net Servicing Advances;

               (xvii) the amount of cumulative Nonrecoverable Advances;

               (xviii)for each Class of Floating Rate Certificates, the Certificate Rate for the related Interest Accrual Period;

               (xix) the date of such Distribution Date and the Determination Date for such Distribution Date;

               (xx) for each Class, the applicable Record Date and Interest Accrual Period;

               (xxi) the amount of the Servicing Fee paid to or retained by the Servicer, and the amount of the Trustee Fee paid to the Trustee, with respect to such Distribution Date;

               (xxii) any expenses or indemnification amounts paid by the Trust Fund, the specific purpose of each payment and the parties to whom such payments were made;

               (xxiii)any material modifications, extensions or waivers as to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date and cumulatively since the Cut-Off Date;

               (xxiv) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Servicer is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breaches of covenants hereunder; and

               (xxv) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the Trust Fund since the previous Distribution Date.

        In addition, the Certificate Administrator, on behalf of the Trustee, shall file with the IRS and furnish to Certificateholders such statements and information, at such times and in such manner, as shall be required by the Code.

          (b) On each Distribution Date, the Certificate Administrator will forward or make available to each Holder and the Rating Agencies, together with the information described in subsection (a) above, the following information for each Pool (calculated as of the close of business on the last Business Day of the month preceding such Deposit Date) prepared by or on behalf of the Servicer and furnished for such purpose:

               (i) the number and aggregate Unpaid Loan Balances of Mortgage Loans (a) 30 days Delinquent, (b) 60 days Delinquent and (c) 90 days Delinquent, (d) the number and aggregate Unpaid Loan Balances of all Mortgage Loans and (e) the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the amount in clause (d);

               (ii) the number and Unpaid Loan Balances of all Mortgage Loans in foreclosure proceedings, separately stating those Mortgage Loans for which foreclosure proceedings were commenced in the preceding Collection Period;

               (iii) the number and Unpaid Loan Balances of Mortgages involved in bankruptcy proceedings;

               (iv) the Unpaid Loan Balance and book value of any REO Property;

               (v) the Cumulative Loss Percentage, Cumulative Realized Losses and the Realized Losses for the preceding Collection Period; and

               (vi) the aggregate Loan Balance of 60+ Day Delinquent Loans (as a dollar amount and as a percentage of the Aggregate Current Pool Balance).

        The Certificate Administrator, in addition to the distribution of information under subsections (a) and (b), shall distribute or make available any Additional Pool Information and any Additional Certificate Information specified in Article XIV, to the persons and by the dates respectively specified. The Servicer agrees to provide to the Certificate Administrator such information on the Mortgage Loans and the Certificates as will enable the Trustee to perform its obligations under the preceding sentence.

          (c) The Certificate Administrator shall fulfill its responsibility to forward or make available any information or report to Holders under this
   Section 4.07 by posting the same on its website, currently located at https://www.citimortgagembs.com. If a Holder submits a written request to the Trustee for a paper copy of the Pooling Agreement, the Trustee shall promptly inform the Certificate Administrator of such request (including any mailing address specified by the Holder making such request), whereupon the Certificate Administrator shall promptly mail to such Holder at such address, via first class mail, a paper copy of the Pooling Agreement (without exhibits).

        Section 4.08 Other Reports by Certificate Administrator or Paying Agent.

        (a) The Certificate Administrator (or the Paying Agent on its behalf) shall report to the Depositor the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor may from time to time reasonably request. The Certificate Administrator shall, at the reasonable request of the Depositor, transmit promptly copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Servicer or the Paying Agent, and the Paying Agent shall notify the Depositor if any Monthly Deposit Amount has not been received by the Paying Agent when due.

        The Certificate Administrator and the Paying Agent shall report to each Holder regarding any written notices it may from time to time receive which provide a Responsible Officer with actual knowledge that any of the statements set forth in Section 2.03(a) are inaccurate.

        The Paying Agent shall maintain at all times on its website, currently located at https://www.sf.citidirect.com, information concerning the then-current Certificate Rate of each Class of Certificates. The Paying Agent shall also provide such information by telephone to each Holder who calls the Paying Agent at telephone number (800) 422-2066 and requests such information.

        Section 4.09  Commission Filings.

        (a) The Certificate Administrator will prepare and file all reports required to be filed by the Depositor under the Exchange Act, including required periodic reports on Form 10-D and any required current report on Form 8-K, but excluding reports on Form 10-K, which the Depositor will prepare and file.

          (b) Within 15 days after each Distribution Date, the Certificate Administrator shall file with the Commission through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. Without limitation of the foregoing, each such Form 10-D shall include a copy of the reports under Section 4.07 for such Distribution Date as an exhibit thereto. Any disclosure in addition to the reports under
   Section 4.07 that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Schedule 2 and directed and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than with respect to itself) absent such reporting, direction and approval. At least two Business Days prior to filing any Form 10-D containing any Additional Form 10-D Disclosure, and upon the Depositor's request prior to filing any other Form 10-D, the Certificate Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review.

        For so long as the Trust is subject to the Exchange Act reporting requirements, within five (5) calendar days after the related Distribution Date, the parties identified on Schedule 2 shall provide to each of the Certificate Administrator and the Depositor, in EDGAR-compatible format (e.g., in Word or Excel format), the form and substance of any Additional Form 10-D Disclosure, if applicable, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by any other parties listed on
Schedule 2 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure (provided that, if the Certificate Administrator is also the Servicer, this sentence shall not limit the Servicer's obligations under this Section 4.09(b)). The Certificate Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file Additional Form 10-D Disclosure on a Form 10-D, where such failure results solely from the Certificate Administrator's failure to receive, on a timely basis, any applicable Additional Form 10-D Disclosure from any other party specified in Schedule 2 (other than the Servicer, if the Certificate Administrator is also the Servicer) that is needed to prepare, arrange for execution or file such Form 10-D, not resulting from the Certificate Administrator's own negligence, bad faith or willful misconduct.

          (c) Prior to January 30 of the year following the year of this Agreement, the Depositor shall file a Form 15 Suspension Notification for the Trust Fund, if applicable.

          (d) Prior to March 30 of the year following the year of this Agreement, the Depositor shall file a Form 10-K, in substance conforming to industry standards, for the Trust Fund.

        After preparing the Form 10-K, the Depositor shall forward electronically a draft copy of the Form 10-K to the Servicer for review. No later than the close of business on the 10-K Filing Deadline, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the "Certification") attached hereto as Exhibit E and required to be included with each Form 10-K pursuant to the Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Depositor.

        Any disclosure or information in addition to (i) each annual statement of compliance required under Section 3.14, (ii) each Assessment of Compliance required under Section 3.15(a), (iii) each Attestation Report required under
Section 3.15(b) and (iv) the Certification that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule 3 and directed and approved by the Depositor.

        No later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2008, the parties identified on Schedule 3 shall provide to the Depositor, in EDGAR-compatible format (e.g., in Word or Excel format), the form and substance of any Additional Form 10-K Disclosure, if applicable. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.

          (e) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor, the Certificate Administrator shall prepare, an authorized officer of the Certificate Administrator shall sign, and the Certificate Administrator shall file with the Commission, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that the Depositor shall prepare and file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule 4 and directed and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than with respect to itself) absent such reporting, direction and approval.

        For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event the parties identified on Schedule 4 shall provide to each of the Certificate Administrator and the Depositor, in EDGAR-compatible form, the form and substance of any Form 8-K Disclosure Information, if applicable, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule 4 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information (provided that, if the Certificate Administrator is also the Servicer, this sentence shall not limit the Servicer's obligations under this Section 4.09(e)).

        After preparing the Form 8-K, the Certificate Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review. The Certificate Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results solely from the Certificate Administrator's failure to receive, on a timely basis, any applicable Form 8-K Disclosure Information from any other party specified in
Schedule 4 (other than the Servicer, if the Certificate Administrator is also the Servicer) that is needed to prepare, arrange for execution or file such Form 8-K, not resulting from the Certificate Administrator's own negligence, bad faith or willful misconduct.

          (f) The obligations set forth in paragraphs (a), (b), (d) and (e) of this Section shall apply only with respect to periods for which the Depositor is obligated to file reports on Form 8-K, 10-D or 10-K with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in
   Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Depositor, the Certificate Administrator and the Servicer, as applicable, shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs
   (a), (b), (d) and (e) of this Section.

          (g) For so long as the Trust is subject to the Exchange Act reporting requirements, each of the Depositor, the Certificate Administrator, the Trustee, the Paying Agent, the Mortgage Note Custodian and the Servicer shall notify each other of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within three Business Days of (i) the Distribution Date on which such proceeding first becomes a reportable event and (ii) each subsequent Distribution Date following any material development in such proceeding. In addition, no later than March 1 of each year during which the Trust is subject to the Exchange Act reporting requirements, the Depositor, the Certificate Administrator, the Trustee, the Paying Agent, the Mortgage Note Custodian and the Servicer shall notify each other of any affiliations or relationships that develop following the Closing Date between such party and any of parties listed in Item 1119 of Regulation AB, together with a description thereof.

        Section 4.10  Amounts Not Distributed.

        Any amount withdrawn for distribution as payment of interest or principal on any Certificate but which is not distributed because of the non-presentation of such Certificate, because the check for payment is returned undelivered or because the Holder thereof has failed to deliver payment instructions to the Trustee or the Paying Agent, shall be set aside and held by the Trustee or the Paying Agent in a separate trust account for the benefit of the Holder. Any such amount shall be deemed to have been duly distributed for the purpose of all calculations under this Agreement and will not be available for application to any other amounts payable under this Agreement. If such amount is an amount representing part of a final distribution pursuant to
Section 9.01, the Trustee and the Paying Agent shall comply with the procedure set forth in the last paragraph of Section 9.01. After two years from the original date on which such amount was due and payable to the Holder, any amount remaining in such separate trust account shall be distributed to the Class R Certificates, and after such distribution such Holder shall be required to seek payment as an unsecured general creditor of the Class R Certificateholders.

        Section 4.11  Payment of Trust Expenses.

        If and only to the extent not otherwise paid under this Agreement, the Trustee shall make demand on the Depositor to pay the Trust Expenses, and the Depositor shall promptly pay such expenses directly to the Persons to whom such amounts are due.

                                    ARTICLE V

                                THE CERTIFICATES

        Section 5.01  The Certificates.

        (a) The Certificates and Residual Certificates shall be substantially in the forms set forth as Exhibits hereto. The Certificates shall be issued in the denominations specified in Article XII and shall be executed by manual or facsimile signature on behalf of CRMSI by its Chairman, President, a Senior Vice President, Treasurer or one of its Vice Presidents or Assistant Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of CRMSI shall bind CRMSI, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the following paragraph executed by the Trustee or, if an Authenticating Agent is appointed pursuant to
Section 8.12, executed by the Authenticating Agent, in each case by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Certificates shall be engraved, printed or lithographed in such manner as to comply with the requirements of The Depository Trust Company or other Clearing Agency if such Certificates are Book-Entry Certificates.

        The form of authentication referenced in the preceding paragraph is as follows:

               "This is one of the Certificates referred to in the within-mentioned Agreement.

               ________________________, as [Trustee][Authenticating
               Agent]"

        Until such time as Definitive Certificates are issued pursuant to
Section 5.06, each Certificate designated as a Book-Entry Certificate in Article XII shall be held in book-entry form and shall bear a legend in substantially the following form:

               "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Clearing Agency or nominee] or such other name as requested by an authorized representative of [Clearing Agency] and any payment is made to [Clearing Agency or nominee], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [Clearing Agency or nominee], has an interest herein."

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the initial Clearing Agency by, or on behalf of, the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.06. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.06:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Depositor, the Servicer, the Certificate Registrar, the Paying Agent and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for the distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

        For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified voting interests, such direction or consent shall be given by Beneficial Owners having the requisite percentage interests.

        Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.06, copies of the reports or statements referred to in Section 4.07 shall be available to Beneficial Owners upon written request to the Certificate Administrator at www.citimortgagembs.com.

        Section 5.02  Registration of Transfer and Exchange of Certificates.

        The Depositor shall maintain or cause to be maintained in accordance with the provisions of Section 6.05 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Depositor shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

        Upon surrender for registration of transfer of any Certificate at the office or agency of the Certificate Registrar, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferee, one or more new Certificates in authorized denominations of the same aggregate initial Principal Balance or the same aggregate Percentage Interest, as the case may be.

        At the option of the Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations evidencing the same aggregate initial Principal Balance or the same aggregate Percentage Interest, as the case may be, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Depositor and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Signatures must be guaranteed by an eligible guarantor institution meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other signature guarantee program as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, no transfer or exchange of any Certificate shall be made by the Certificate Registrar or Authenticating Agent unless the Certificateholder making the exchange has complied with the provisions of this Agreement, the respective Certificate and applicable securities laws.

        No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        All Certificates surrendered for registration of transfer and exchange shall be canceled and, subject to any record retention requirements of the Exchange Act, subsequently destroyed by the Certificate Registrar.

        The Depositor will cause the Certificate Registrar to provide to the Trustee and the Paying Agent, if the Paying Agent is not the Certificate Registrar, not later than the third Business Day next preceding each Distribution Date, the names and addresses of the Certificateholders as of the Record Date and the aggregate Principal Balance or Percentage Interest held of record by each of them.

        Notwithstanding the foregoing, no legal or beneficial interest in all or any portion of a Residual Certificate may be transferred, directly or indirectly, to a "disqualified organization" within the meaning of Code Section 860E(e)(5), or to an agent of a disqualified organization (including a broker, nominee, or other middleman) (an "Agent") and any such purported transfer shall be void and of no effect. Further, no legal or beneficial interest in all or any portion of a Residual Certificate may be registered in the name of a Plan or a Person investing the assets of a Plan (such Plan or Person an "ERISA Prohibited Holder") or in the name of a person that is not (i) a U.S. Person (other a U.S. Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such person or any other U.S. Person) or (ii) a non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or
(iii) a non-U.S. Person that has delivered to the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not described in clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"). The Depositor shall not execute and the Authenticating Agent shall not authenticate and deliver, a new Residual Certificate in connection with any transfer of a Residual Certificate, and the Depositor and the Certificate Registrar shall not accept a surrender for transfer or registration of transfer, or register the transfer of, any Residual Certificate unless the transferor shall have provided to the Depositor and the Certificate Registrar an affidavit, substantially in the form marked as Appendix 1 hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, accompanied by a written statement signed by the transferor to the effect that, as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false. Upon notice by the Depositor that any legal or beneficial interest in any portion of a Residual Certificate has been transferred, directly or indirectly, to a disqualified organization or an Agent in contravention of the foregoing restrictions, the Trustee shall furnish to the Internal Revenue Service and the transferor of such Residual Certificate or to such Agent, within 60 days of the request therefor by such transferor or such Agent, and the Depositor agrees to provide the Trustee with, the computation of such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Depositor, the reasonable cost of computing and furnishing such information may be charged to the transferor or such Agent; however, the Trustee and the Depositor shall in no event be excused from furnishing such information. Every Holder of a Residual Certificate shall be deemed to have consented to such amendments to the Pooling Agreement as may be required to further effectuate the restrictions on transfer of Residual Certificates to a disqualified organization, an Agent, an ERISA Prohibited Holder or a Non-permitted Foreign Holder.

        The affidavit described in the preceding paragraph shall also contain the statement of the transferee that it (i) has historically paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur liabilities in excess of cash flows generated by the Residual Certificate, (iii) intends to pay taxes associated with holding the Residual Certificate as they become due, (iv) will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such transferee or any other U.S. Person and (v) will not transfer the Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor's statement to the Certificate Registrar accompanying the affidavit shall state that the transferor has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the preceding sentence are false. Each Residual Certificate shall bear a legend referring to the restrictions contained in this paragraph and the preceding paragraph.

        No transfer of any Private Certificate may be made unless such transfer is made pursuant to an effective registration statement under the Act and applicable state securities laws, or an exemption from the Act and applicable state securities laws is available. Upon surrender for registration of transfer of any Private Certificate in reliance on such an exemption, (1) the Certificate Registrar shall not accept surrender for transfer or registration of transfer of, or register the transfer of, any Private Certificate and (2) the Depositor shall not execute, and the Authenticating Agent shall not authenticate and deliver, any new Private Certificate in connection with the transfer of any Private Certificate, unless the transferee delivers to the Depositor, the Certificate Registrar a letter substantially to the effect set forth in Exhibit C to this Agreement and (x) if such transferee is not a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, and if so requested by the Depositor, in its sole discretion, an opinion of counsel acceptable to the Depositor shall have been delivered to it, the Certificate Registrar to the effect that such transfer may be made pursuant to an exemption from the Act; or
(y) if such transfer is to a non-institutional investor, unless such investor is an accredited investor (as defined in Regulation D under the Act) and has a net worth (exclusive of primary residence) of at least $1,000,000 as confirmed in writing to the Certificate Registrar and the Trustee.

        No transfer of an ERISA Restricted Certificate may be made unless any proposed transferee (i) executes a representation letter in substantially the form of Exhibit D hereto and in substance satisfactory to the Certificate Registrar, and the Depositor stating that it is not, and is not acting on behalf of, any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or using the assets of any such Plan to effect such purchase or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Certificate Registrar, the Servicer and the Depositor that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code or Similar Law and will not subject the Servicer, the Depositor, the Certificate Registrar or the Trustee to any obligation in addition to those undertaken in this Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Servicer, the Depositor or the Certificate Registrar may require in connection with such transfer.

        For purposes of clause (i) of the preceding paragraph, such representation shall be deemed to have been made to the Servicer, the Depositor and the Certificate Registrar by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Beneficial Owner of the beneficial interest in any such Class of ERISA Restricted Certificates) unless the Servicer, the Depositor and the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to them. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Servicer, the Depositor and the Certificate Registrar of an Opinion of Counsel satisfactory to them as described above shall be void and of no effect; provided, however, that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Servicer, the Depositor and the Certificate Registrar an Opinion of Counsel satisfactory to them to the effect that the purchase or holding of an ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code and will not subject the Depositor, the Servicer, the Certificate Registrar or the Trustee to any obligation in addition to those expressly undertaken in this Agreement. The Servicer, the Certificate Registrar, the Depositor and the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. Each of the Servicer and the Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered shall be paid and delivered by the Trustee or a Paying Agent to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

        Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.

        If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Initial Principal Balance, initial notional amount or Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued on the Issue Date, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04  Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Paying Agent, the Trustee, the Certificate Registrar, the Certificate Administrator and any agent of any of them may treat the Person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and none of the Depositor, the Paying Agent, the Trustee, the Certificate Registrar, the Certificate Administrator or any agent of any of them shall be affected by any notice to the contrary.

        Section 5.05 Access to List of Certificateholders' Names and Addresses.

        If the Trustee is not the Certificate Registrar and at any time requests the Depositor or the Certificate Registrar in writing to provide a list of the names and addresses of Certificateholders, the Depositor will furnish or (if the Certificate Registrar is not the Depositor) cause the Certificate Registrar to furnish to the Trustee, within five Business Days after receipt of a request, such list as of the most recent Record Date, in such form as the Trustee may reasonably require. If three or more Certificateholders (i) request such information in writing from the Trustee, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within five Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to the most recent list held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Depositor or the Certificate Registrar a current list and shall afford such Certificateholders access to such list promptly upon its receipt by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Depositor, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

        Section 5.06  Definitive Certificates.

        If (A) the Clearing Agency advises the Trustee, the Certificate Registrar or the Depositor in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, the Certificate Registrar shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Certificate Registrar by the Clearing Agency of the Certificates held of record by its nominee, accompanied by re-registration instructions and directions to authenticate new Certificates from the Depositor, the Depositor shall execute and the Trustee or the Authenticating Agent shall authenticate Definitive Certificates for delivery. The Depositor shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Depositor, the Servicer, the Certificate Registrar, the Authenticating Agent or the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

        Section 5.07  Notices to Clearing Agency.

        Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.06, the Trustee shall have all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                             CRMSI AND THE SERVICER

        Section 6.01  Liability.

        CRMSI and the Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically undertaken by them herein.

        Section 6.02  Merger or Consolidation, or Assumption of Obligations.

        Any corporation into which CRMSI may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which CRMSI shall be a party, or any corporation succeeding to the business of CRMSI, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup, which executes an agreement of assumption to perform every obligation of CRMSI hereunder, shall be the successor of CRMSI hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that in the event that any such successor corporation executes such agreement of assumption, CRMSI shall not thereby be released from any of its obligations or liabilities hereunder.

        Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup Inc., which executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that in the event that any such successor corporation executes such agreement of assumption, the Servicer shall not thereby be released from any of its obligations or liabilities hereunder.

        Section 6.03  Limitation on Liability.

        None of CRMSI, the Servicer or any of their respective directors, officers, employees and agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment, provided, however, that none of CRMSI, the Servicer or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. CRMSI, the Servicer and any director or officer or employee or agent of either of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. CRMSI, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any suit in equity, action at law or other proceedings relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or reckless disregard of obligations and duties hereunder. The Servicer shall withdraw from the Collection Account, pursuant to Section 3.06(d)(G), any amounts due to itself or CRMSI pursuant to the preceding sentence, and shall pay such amounts to itself or to CRMSI, as applicable. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its respective opinion may involve it in any expense or liability, provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account. The Servicer may withdraw from the Collection Account, pursuant to Section 3.06(d)(H), any amounts for which it is entitled to reimbursement pursuant to the preceding sentence.

        Section 6.04  Servicer Not to Resign.

        Subject to the provisions of Sections 6.02 and 6.06, the Servicer shall not resign from the obligations and duties hereby imposed on it without the consent of the Trustee and the Holders of the Required Amount of Certificates, except upon a determination that the performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, such other activities being of a type and nature carried on by the Servicer at the date hereof. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.01.

        Section 6.05  Maintenance of Office or Agency.

        CRMSI shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where the Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CRMSI in respect of the Certificates and this Agreement may be served. CRMSI initially appoints the Certificate Registrar designated in Article XII as its office for purposes of receipt of notices and demands. CRMSI will give prompt written notice to the Trustee and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

        Section 6.06  Delegation of Duties.

        In addition to arrangements pursuant to Section 3.03, so long as CMI is the Servicer and/or Certificate Administrator, CMI may at any time without notice or consent delegate any duties hereunder to any entity, including an entity more than 50% of the stock of which is owned, directly or indirectly, by Citigroup; provided that such entity has been approved as a seller/servicer by Fannie Mae or FHLMC. Such delegation shall not, however, relieve CMI of its responsibility with respect to such duties.

                                   ARTICLE VII

                          SERVICER DEFAULT; RESIGNATION

        Section 7.01  Servicing Events of Default.

        (a) If any one of the following events ("Servicing Events of Default") shall occur and be continuing:

               (i) Any failure by the Servicer, if the Servicer is the Paying Agent, to distribute to Certificateholders any payment required under the terms of this Agreement or, if the Servicer is not the Paying Agent, to pay over or to cause to be paid over to the Paying Agent for such distribution, any payment so required or to remit to the Paying Agent for deposit in the Certificate Account any payment required to be made under the terms of this Agreement (including any payment required to be made by the Servicer pursuant to Section 3.08) which failure continues unremedied for a period of (A) ten Business Days after the date on which written notice of such failure shall have been given to the Servicer by or on behalf of the Trustee, or to the Servicer and the Trustee by the Holders of the Required Amount of Certificates, if the Servicer falls to distribute or remit the full amount of a required payment as the result of an error in calculating the amount of such required payment or (B) three Business Days after written notice of such failure shall have been given to the Servicer as provided above if the Servicer falls to distribute or remit the full amount of a required payment for any reason other than as a result of an error in calculation; or

               (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any of its covenants or agreements set forth in this Agreement, which failure (A) materially adversely affects the rights of the Certificateholders and (B) continues unremedied for a period of 60 Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by or on behalf of the Trustee, or to the Servicer and the Trustee by the Holders of the Required Amount of Certificates; or

               (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (v) The occurrence of any other event specified in Section 14.03 as a Servicing Event of Default;

then the Trustee, acting upon the instructions of the Required Amount of Certificates, may remove the Servicer as such under this Agreement. The Servicer shall continue to act as servicer under this Agreement for a period commencing on the date on which such Servicing Event of Default occurred and ending on the last day of the calendar quarter in which such Servicing Event of Default occurred, unless prior to the end of such period a successor Servicer shall have been appointed pursuant to this Section 7.01 or the Trustee shall have notified the Servicer of the Trustee's election to assume the Servicer's servicing responsibilities and obligations at an earlier date.

          (b) Each party agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of such party from time to time.

          (c) [Reserved].

          (d) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

          (e) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

          (f) Any collections then being held by the Servicer prior to its removal or resignation and any collections received by the Servicer thereafter shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

          (g) Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described below or (B) assume the servicing responsibilities and obligations hereunder as Servicer. If the Trustee elects to solicit bids for a successor Servicer, the Trustee agrees to act as Servicer during the solicitation process and shall assume all duties of the Servicer (except as otherwise provided in this Agreement). The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or FHLMC for first and second mortgage loans and having equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Trustee as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer and the Trustee (up to a maximum equal to the Servicing Fee) together with the other servicing compensation provided in Section 3.13; provided, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation.

          (h) In the event the Trustee elects to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with subsection (g) above. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing. The Trustee shall deduct from any sum received from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

          (i) The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors and each Rating Agency of the transfer of servicing. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions and shall promptly transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Collection Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is removed, the Servicer agrees to reimburse the Trust, the Trustee and the Holders for the costs and expenses associated with the transfer of servicing to the successor Servicer.

          (j) The Trustee or other successor Servicer, upon assuming the duties of Servicer, shall (i) unless each Rating Agency has confirmed that recordation is not required, record all assignments of Mortgage Loans not previously recorded in the name of the Trustee and (ii) make all Periodic Interest Advances and Compensating Interest payments and deposit them to the Collection Account which the Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that the Trustee or such successor Servicer shall be required to make Periodic Interest Advances (including Periodic Interest Advances described in this subsection (j)) only if, in its good faith judgment, such Periodic Interest Advances will ultimately be recoverable from the Mortgage Loans.

          (k) The Trustee shall give notice to the Holders, the Depositor and each Rating Agency of the occurrence of any event described in subsection (a) above of which the Trustee has knowledge.

                                  ARTICLE VIII

                                   THE TRUSTEE

        Section 8.01  Duties of the Trustee.

        The Trustee, prior to the occurrence of a Servicing Event of Default and after the curing of all Servicing Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicing Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall not be responsible for the accuracy or content of any such instrument furnished by the Servicer or the Depositor. If any such instrument is found not to confirm in any material respect to the requirements of this Agreement, the Trustee shall request a satisfactorily corrected instrument.

        No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (a) Prior to the occurrence of a Servicing Event of Default, and after the curing of all Servicing Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of the Required Amount of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (d) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) or a Servicing Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure at its Corporate Trust Office from the Depositor, the Servicer or the Holders of the Required Amount of Certificates;

          (e) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and nothing in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

          (f) Except as specifically required by this Agreement, and without limiting the generality of this Section 8.01, the Trustee shall have no duty to see to (A) any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement, or to see to the maintenance of any thereof or to any refiling, rerecording or redepositing of any thereof, (B) any insurance, or (C) the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

        Section 8.02  Certain Matters Affecting the Trustee.

        Except as otherwise provided in Section 8.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instruments, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

          (c) Whenever in the administration of this Agreement the Trustee or its agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, including any action by the Trustee pursuant to Section 10.01, the Trustee or its agent (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely upon any Officer's Certificate;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicing Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (e) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (f) Prior to the occurrence of a Servicing Event of Default and after the curing of all Servicing Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of the Required Amount of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable security or indemnity from such Holders against such cost, expense or liability as a condition to such investigation. Nothing in this subsection
   (f) shall derogate the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (g) The Trustee may appoint agents (which may include the Depositor and its Affiliates) to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations under this Agreement, but the Trustee will not be responsible for any negligence or misconduct on the part of any agent appointed by the Trustee with due care. For the avoidance of doubt, the Trustee is expressly authorized and directed to approve the designation of each Mortgage Note Custodian, Paying Agent, Certificate Registrar and Authenticating Agent specified in Article XII, and such designated functions shall be the responsibility of such specified party, and the Trustee shall not be responsible therefore, notwithstanding the proviso in the preceding sentence.

        Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of CRMSI and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Mortgage Note Custodial Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by CRMSI of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Escrow Account. The Trustee shall have no liability for any losses incurred as a result of (i) any failure of the Trust Fund to qualify as the specified separate Constituent REMICs, (ii) any termination, inadvertent or otherwise, of the status of the Trust Fund as the specified separate Constituent REMICs, (iii) any tax on prohibited transactions imposed by Code Section 860F(a)(1), (iv) any tax on net income from foreclosure property imposed by Code Section 860G(c), (v) any tax on contributions to any Constituent REMIC after the Startup Day imposed by Code Section 860G(d) or (vi) any erroneous calculation or determination or any act or omission of the Servicer hereunder; provided, that the Trustee shall not be excused hereby from liability for its own negligence, bad faith or failure to perform its duties as specified herein.

        Section 8.04  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of one or more of the Certificates with the same rights as it would have if it were not Trustee and may otherwise deal with the Depositor and its Affiliates as if it were not the Trustee.

        Section 8.05  Fees and Expenses Paid by Servicer.

        The Trustee's fees and expenses (and those of any co-trustee appointed pursuant to Section 8.10, any Certificate Registrar, any Mortgage Note Custodian, Depository, Paying Agent, any Authenticating Agent appointed pursuant to Section 8.12 and any agent of the Trustee appointed pursuant to Section 8.02(g)) shall be paid by the Servicer. The Trustee (and any co-trustee) shall be entitled to reasonable compensation (which shall not be limited by any provision of law regarding the compensation of a trustee of an express trust) for all services rendered by it in execution of the trusts hereby created and in the exercise and performance of the Trustee's powers and duties hereunder, and upon notice to the Servicer, the Trustee, the Paying Agent, the Certificate Registrar and the Authenticating Agent will be reimbursed for all reasonable expenses and disbursements incurred by the Trustee, the Paying Agent, the Certificate Registrar or the Authenticating Agent, as the case may be, in accordance with the provisions of this Agreement (including the reasonable compensation, disbursements and expenses of its counsel and all persons not regularly in its employ), except any such expense or disbursement as may arise from its negligence or bad faith or which is covered by any undertaking by Certificateholders pursuant to 8.02(d) or (f) or, if applicable, Section 8.01(e); provided that, if the Servicer has previously entered into a separate agreement with any of the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent or the Mortgage Note Custodian concerning payment of expenses of such Person in connection with this Agreement, any payment by the Servicer to such Person of expenses referenced in this sentence or the immediately preceding sentence shall be made to the extent required under such separate agreement. To the extent of amounts available for withdrawal from the Collection Account in accordance with the immediately succeeding sentence, the Servicer shall indemnify and hold harmless the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Mortgage Note Custodian (in each case, including in such Person's capacity as a Depository, if any) and each director, officer or employee of any of them from and against any loss, liability or expense incurred or paid to third parties (other than salaries paid to employees, and allocable overhead) in connection with its acceptance and administration of its trusts hereunder or under the Certificates, except any such expense, loss or liability as may arise from its negligence, bad faith or willful misconduct or which is covered by any indemnity provided by the Certificateholders pursuant to Section 8.02(d) or (f) or, if applicable, Section 8.01(e). The Servicer shall withdraw from the Collection Account, pursuant to Section 3.06(d)(I), any amounts due the Trustee, the Certificate Administrator, the Paying Agent, the Certificate Registrar, the Authenticating Agent, the Mortgage Note Custodian or any director, officer or employee of any of them pursuant to the preceding sentence, and shall pay such amounts to such Persons entitled thereto. The provisions of this Section 8.05 shall survive the termination of this Agreement and the resignation or removal of CMI as Servicer (if such action which caused the need for indemnification occurred while CMI acted as servicer) and the resignation or removal of the Certificate Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent, the Mortgage Note Custodian, any Depository and the Trustee, as the case may be.

        Section 8.06  Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association, other than an Affiliate of the Depositor, organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having its Corporate Trust Office in the State of New York or the Commonwealth of Massachusetts, having a combined capital and surplus of at least $30,000,000 and subject to supervision or examination by federal or state authority and having a short-term debt rating of at least (a) "A-2" from S&P if S&P is a Rating Agency and Moody's if Moody's is a Rating Agency (or a long-term debt rating of "BBB+" (or "Baa1" in the case of Moody's) if it has no short-term debt rating) and (b) "F-1" from Fitch if Fitch is a Rating Agency (or a long-term debt rating of "A" if it has no short-term debt rating). If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

        Section 8.07  Resignation or Removal of Trustee.

        The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If at any time the Trustee shall cease to be eligible in accordance with
Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

        The Trustee may also be removed at any time (i) by the Depositor, (a) if the Trustee ceases to be eligible to continue as such under this Agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under this Agreement, which breach materially adversely affects the Certificateholders, (c) if through the performance or nonperformance of certain actions by the Trustee, any rating assigned to the Certificates would be reduced, qualified or withdrawn or (d) if the credit rating of the Trustee is downgraded to a level which would result in any rating assigned to the Certificates to be reduced, qualified or withdrawn; or (ii) by the Holders of Certificates evidencing more than 50% of the Voting Interest of the Certificates then Outstanding, more than 50% of the Percentage Interests of the Class CE Certificates then Outstanding and more than 50% of the Percentage Interests of the Residual Certificates then Outstanding.

        Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

        Section 8.08  Successor Trustee.

        Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the predecessor Trustee shall amend the Mortgage Note Custodial Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do other such things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. All costs associated with the appointment of a successor Trustee shall be paid to the Person that incurred them by the predecessor Trustee. Without limiting the predecessor Trustee's obligation, if the predecessor Trustee fails to pay such costs, such costs shall be reimbursed by the Trust; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 8.07, all reasonable expenses incurred in complying with this Section 8.08 shall be reimbursed by the Trust to the Person that incurred them.

        No successor Trustee shall accept appointment as provided in this
Section 8.08 unless (x) at the time of such acceptance such successor Trustee shall be eligible under Section 8.06 and (y) each Rating Agency shall have provided written acknowledgement to the Depositor that the ratings of the Certificates in effect immediately prior to the appointment of such successor Trustee would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such appointment.

        Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

        The predecessor Trustee and successor Trustee shall notify the Depositor and the Servicer of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Servicer with all information required by the Servicer to comply with the reporting obligation under Item 6.02 of Form 8-K with respect to the Trust not later than the effective date of such appointment.

        Section 8.09  Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee and such surviving Person shall notify the Depositor and the Servicer of any such merger, conversion or consolidation and shall provide the Servicer with all information required by the Servicer to comply with the reporting obligation under Item 6.02 of Form 8-K with respect to the Trust not later than the effective date of such merger, conversion or consolidation.

        Section 8.10 Appointment of Co-Trustee or Separate Trustee.

        Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary and desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicing Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to the Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

        Every separate trustee and co-trustee shall, to the extent permitted by law and by the instrument appointing such separate trustee or co-trustee, be appointed and act subject to the following provisions and conditions:

          (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (c) The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 8.11  Tax Returns.

        (a) The Trustee, the Servicer, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall, upon request, furnish the Depositor with all such information as may be reasonably required so that the Depositor may prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year for each Constituent REMIC and for any portion of the Trust Fund that is treated as a grantor trust, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and shall furnish or cause to be furnished to Certificateholders, the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Certificate Administrator will furnish to the Internal Revenue Service, on Form 8811 or as otherwise required by the Internal Revenue Code, the name, title, address, and telephone number of the person that the Certificateholders may contact for tax information relating to the REMICs, together with any additional information required by Form 8811, and will update such information as required by the Internal Revenue Code. Such federal, state or local income tax or information returns, at the written request of the Depositor, be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules, provided that the Depositor, and not the Trustee, shall be responsible for the contents and filing of such returns.

          (b) In the first federal income tax return of each of the Constituent REMICs for its short taxable year ending December 31 in the year in which the Startup Day occurs, REMIC status shall be elected for such taxable year and all succeeding taxable years.

          (c) The Certificate Administrator on behalf of the Trustee will maintain such records relating to each of the Constituent REMICs, including but not limited to the income, expenses, assets and liabilities thereof, and the adjusted basis of the property thereof determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          (d) If in any taxable year there will be more than one holder of any class of residual certificates, a tax matters person may be designated for the related REMIC, as more specifically provided for in Section 12.06.

          (e) Each Holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 8.11, by Section
   5.02 and by the "REMIC-Related Provisions" set forth in Section 12.04.

        Section 8.12  Appointment of Authenticating Agent.

        On the date of this Agreement, on the Issue Date or at any time when any of the Certificates remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include CRMSI or any of its Affiliates) which shall be authorized to act on behalf of the Trustee to authenticate Certificates, and Certificates so authenticated shall be entitled to the benefit of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Agreement to the authentication and delivery of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Depositor and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.12, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.12.

        Any corporation or national banking association into which an Authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 8.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with this Section 8.12, the Trustee may appoint a successor acceptable to the Depositor and shall mail written notice of such appointment by first-class mail, postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12.

        Any reasonable compensation paid to an Authenticating Agent for its services under this Section 8.12 shall be a reimbursable expense pursuant to
Section 8.05 if paid by the Trustee.

        If an appointment is made pursuant to this Section 8.12, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

               "This is one of the Certificates referred to in the within-mentioned Agreement.

               ___________________________________
               As Trustee

               By:________________________________
               Authenticating Agent

               By:________________________________
               Authenticating Signature"

        Section 8.13  Appointment of Custodians.

        The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Mortgage Note Custodians, as the case may be, to hold all or a portion of the applicable Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article VII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Mortgage Note Custodian for the benefit of the Certificateholders. Each Mortgage Note Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

        Notwithstanding the foregoing, to the extent the Trustee appoints one or more Mortgage Note Custodians with respect to more than 5% of the aggregate Pool Balance, the Trustee shall cause such Mortgage Note Custodian to prepare a separate Assessment of Compliance and Attestation Report, as contemplated by Sections 3.15(a) and 3.15(b) of this Agreement and deliver such reports in accordance with such Sections 3.15(a) and 3.15(b).

                                   ARTICLE IX

                                   TERMINATION

        Section 9.01  Termination upon Purchase by Servicer of Mortgage Loans.

        (a) The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust Fund created hereby shall terminate upon the earlier of (x) the purchase on a Distribution Date by the Servicer of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of
(i) 100% of the Unpaid Loan Balance of each Mortgage Loan as of the related Determination Date, together with accrued interest thereon to (but not including) such Distribution Date at the related Pass-Through Rate, to the extent not previously advanced by the Servicer, net of unreimbursed Servicing Advances and Periodic Interest Advances, and (ii) the appraised value of any REO Property in the Trust Fund (less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (y) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan and (ii) the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the lawful descendants of Joseph P. Kennedy, the late Ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. Such termination shall occur only in connection with a "qualified liquidation" of each Constituent REMIC within the meaning of Code Section 860F(a)(4)(A), pursuant to which the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund and make all required distributions to Certificateholders within 90 days of the adoption of a plan of complete liquidation. For this purpose, the notice of termination described in the next paragraph shall be the adoption of a plan of complete liquidation described in Code Section 860F(a)(4)(A)(i), which shall be deemed to occur on the date the first such notice is mailed. Such date shall be specified in the final federal income tax return of each Constituent REMIC constituting the Trust Fund.

        (b) The right of the Servicer to purchase all of the Mortgage Loans on any Distribution Date pursuant to clause (a)(x) above shall be conditioned upon
(A) the Aggregate Current Pool Balance, at the time of such repurchase and after giving effect to distributions and allocations of losses to be made on such Distribution Date, being less than 10% of the Aggregate Initial Pool Balance and
(B) any other condition set forth in Article XII. The right of the Servicer to purchase all of the Mortgage Loans on any Distribution Date pursuant to clause
(a)(x) above shall be further conditioned upon the purchase price specified in clause (a)(x) above being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any REO Mortgage Loans) and the Mortgaged Properties related to the REO Mortgage Loans; provided, however, that this sentence shall not apply to any purchase by the Servicer if, at the time of the purchase, no relevant party is subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the Office of Thrift Supervision (provided, that a determination that no party subject to such regulation is a "relevant party" for the purposes of this sentence shall require the agreement of the Depositor and, if CMI is the Servicer, the Servicer). Fair market value for purposes of this paragraph and the preceding paragraph will be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any termination is furnished to Certificateholders pursuant to Section 9.01(d). The payment made by the Servicer under clause (a)(x) above shall be in addition to (but not in duplication of any part of) the distribution that would otherwise be made on the Certificates on such Distribution Date. The Servicer shall have the right, in its sole discretion, to transfer its right to repurchase the Mortgage Loans to any third party of its choice.

        (c) Any other method of termination of the Trust or repurchase of Mortgage Loans than as set forth above must be based on the receipt by the Trustee of an Opinion of Counsel or other evidence that such termination or repurchase will be part of a "qualified liquidation" within the meaning of Code
Section 860F(a)(4)(A), will not adversely affect the status of the Trust Fund as the separate Constituent REMICs under the Code and will not otherwise subject the Trust Fund to any tax.

        (d) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Paying Agent by letter to Certificateholders mailed not later than 30 days nor more than 60 days prior to such Distribution Date specifying
(A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Depositor shall provide such notice to the Trustee prior to the time at which such notice is required to be given to Certificateholders and, if applicable, to the Certificate Registrar, the Servicer, the Mortgage Note Custodian and the Paying Agent at the time such notice is given to Certificateholders. In the event such notice is given, the Depositor shall deposit in the Certificate Account or the account designated by the Paying Agent if the Depositor is not the Paying Agent, on the Business Day preceding the Distribution Date for such final distribution, an amount equal to the final payment in respect of the Certificates. Upon certification to the Trustee by an Authorized Officer of the Depositor to the effect that all conditions set forth in this Article IX have been met, the Trustee shall promptly direct the Mortgage Note Custodian and the Servicer to release the Mortgage Files to the Depositor or its designee.

        In the event that all Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds deposited by the Depositor for such final payment which remain subject hereto. Interest shall not accrue for the period of any delay in the payment of a Certificate resulting from the failure of a Holder to surrender such Certificate in accordance herewith.

                                    ARTICLE X

                               GENERAL PROVISIONS

        Section 10.01 Amendment.

        This Agreement may be amended from time to time by the Depositor, the Servicer, the Certificate Administrator, the Trustee, the Paying Agent, the Certificate Registrar and the Authenticating Agent, without the consent of any of the Certificateholders, (a) to cure any ambiguity or error, (b) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (c) to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (d) to comply with any requirements imposed by the Code, (e) to modify the provisions regarding the transferability of the Residual Certificates, (f) to establish a "qualified reserve fund" within the meaning of Code Section 860G(a)(7)(B) or (g) to maintain the status of the Trust Fund as separate Constituent REMICs. This Agreement may also be amended by the Depositor, the Servicer and the Trustee, without Certificateholder consent, if the Depositor delivers an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially adversely affect the interests of the Certificateholders. In lieu of an Opinion of Counsel, the Depositor may deliver a confirmation from each Rating Agency that such amendment will not cause a downgrade, qualification or withdrawal with respect to any affected Certificates. The Trustee hereby agrees to execute and deliver any amendment to this Agreement provided by the Depositor to it that conforms to the applicable provisions of the preceding three sentences of this paragraph; provided, however, that the Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

        This Agreement may also be amended from time to time by the Depositor, the Servicer, the Certificate Administrator, the Trustee, the Paying Agent, the Certificate Registrar and the Authenticating Agent with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Interest of the Certificates affected by such amendment (after giving effect to each proviso to the definition of "Outstanding"; and provided that if any Class of Certificates is affected differently in any material respect by such amendment than the other affected Classes, the consent of the Holders of Certificates evidencing 66-2/3% of the Voting Interest of each such differently affected Class shall be required) and, if the Class CE Certificates are materially and adversely affected by such amendment, 66-2/3% of the Percentage Interests of the Class CE Certificates then Outstanding, and, if the Residual Certificates are materially and adversely affected by such amendment, 66-2/3% of the Percentage Interests of the Residual Certificates then Outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that (i) in connection with any such amendment, the Depositor shall deliver an Opinion of Counsel acceptable to the Trustee (x) identifying any Class of Certificates that may be affected differently in any material respect than the other affected Classes (or stating that there is no such differently affected Class) and (y) identifying any Class whose Certificateholders would not be affected by such amendment and (ii) no such amendment shall, without the consent of the Holders of all Certificates then Outstanding, (a) reduce in any manner the amount of, or delay the timing of, collections or payments received on Mortgage Loans or distributions which are required to be made on any Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment. Promptly after the execution of any such amendment or consent the Trustee shall furnish or cause to be furnished written notification of the substance of such amendment (or a copy thereof) to each Certificateholder.

        It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe. Any proposed amendment is subject to the receipt by the Trustee, at the expense of the party proposing such amendment (or at the expense of the Trust Fund if proposed by the Trustee) that the amendment will not cause any Constituent REMIC to fail to qualify as a REMIC or subject any Constituent REMIC to tax.

        Prior to entering into any amendment pursuant to this Section, the Trustee may request and rely upon an Opinion of Counsel stating that the proposed amendment is permissible under this Agreement and that all conditions precedent, if any, to the entering into of such amendment have been fulfilled.

        Section 10.02 Recordation of Agreement.

        This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated and in which this Agreement may be recorded, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at its expense upon request of the Trustee, who will act at the direction of the Holders of a majority by Percentage Interest of the Residual Certificates, but only upon request of the Trustee accompanied by an Opinion of Counsel, provided at the expense of such Holders, to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that recordation of this Agreement shall not be required unless recordation of each assignment relating to the Mortgages is required to be made pursuant to Section 7.01.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 10.03 Limitation on Rights of Certificateholders.

        The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners (except to the extent provided in Code Section 860F(e) with respect to Holders of Residual Certificates) or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of the Required Amount of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 10.04 Governing Law.

        This Agreement and the Certificates issued pursuant to this Agreement shall be construed in accordance with the laws of the State of New York, provided that the immunities and standards of care of the Trustee shall be governed by the law of the jurisdiction in which is located its Corporate Trust Office.

        Section 10.05 Intention of Parties.

        The execution and delivery of this Agreement shall constitute an acknowledgment by CRMSI on behalf of the Certificateholders that it intends hereby to establish and maintain (for federal income tax purposes) one or more "real estate mortgage investment conduits" within the meaning of Code Section 860D and CRMSI and the Trustee are hereby granted all necessary powers to further such intent.

        Section 10.06 Notices.

        Unless otherwise specified in this Agreement, all communications relating to this Agreement including all demands and notices shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, to the applicable address for notices set forth in Article XII or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice; provided that notices to the Trustee shall be effective only upon receipt.

        Section 10.07 Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 10.08 Assignment.

        Except as provided in Sections 6.02, 6.04 and 6.06, this Agreement may not be assigned by CRMSI or the Servicer without the prior written consent of the Trustee.

        Section 10.09 Certificates Nonassessable and Fully Paid.

        It is the intention of the Depositor that the Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates upon due authentication thereof by the Trustee are and shall be deemed fully paid.

        Section 10.10 No Usurious Intent.

        The amount of interest paid or payable on any Certificate shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest which, under applicable New York law or any applicable United States federal law, could be lawfully contracted for, charged or received.

        Section 10.11 Counterparts.

        This Agreement may be signed in any number of counterparts, each of which will be deemed an original, which taken together shall constitute one and the same instrument.

                                   ARTICLE XI

                                  DEPOSITORIES

        Section 11.01 Depositories.

        The Depositor may at any time and from time to time in its discretion transfer the Certificate Account, the Collection Account or any Escrow Account to a bank, savings and loan association or trust company organized under the laws of the United States or any State thereof (an "eligible depository"). Upon such transfer, such transferee bank, savings and loan association or trust company shall be deemed to be a Depository with respect to the account or accounts so transferred. In the event that the long-term debt obligations of any Depository of the Certificate Account, Collection Account or Escrow Account shall be rated at less than A by Fitch if Fitch is a Rating Agency, or the short-term debt obligations of such Depository shall be rated by S&P at less than A-2 (or BBB+ or above if it has no short-term debt rating) if S&P is a Rating Agency, by Fitch at less than F-1 if Fitch is a Rating Agency and by Moody's at less than P-1 if Moody's is a Rating Agency (the "Ratings Requirements") and such account does not otherwise meet the requirements of this
Section 11.01, then within thirty days of such reduction, the Depositor shall
(A) transfer or direct the Paying Agent in writing to transfer the Certificate Account, Collection Account or Escrow Account to an eligible depository satisfying the Ratings Requirements, (B) establish another account in the corporate trust department of the Paying Agent or if such Paying Agent has a long-term and short-term debt rating at least equal to the Rating Requirements, in any department of the Paying Agent (the "Alternative Certificate Account", the "Alternative Collection Account" or the "Alternative Escrow Account", as the case may be) and direct the Servicer to remit in accordance with this Agreement any funds deposited into the Escrow Account to the Alternative Escrow Account, and direct the Servicer to remit in accordance with this Agreement any funds deposited into the Certificate Account or the Collection Account to the Alternative Certificate Account or Alternative Collection Account, respectively,
(C) (i) cause such Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which shall be held by the Paying Agent or its agent free and clear of the lien of any third party, in a manner conferring on the Paying Agent a perfected first lien and otherwise reasonably satisfactory to the Paying Agent; such pledge in either case to secure such Depository's performance of its obligations in respect of the Certificate Account, Collection Account or Escrow Account to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day a Depository or the Depositor, as the case may be, pledges securities pursuant to this subsection (C), the Depositor and the Paying Agent shall have received the written assurance of each Rating Agency that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the Certificates, (D) establish an account or accounts or enter into an agreement so that the existing Certificate Account, Collection Account or Escrow Account is supported by a letter of credit or some other form of credit support which the provider of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the Rating Requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, the Depositor and the Paying Agent shall have received written assurance from each Rating Agency that the establishment of such an account or the entering into of such an agreement so that the existing Certificate Account, Collection Account or Escrow Account is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the Certificates, (E) establish another account which constitutes an Eligible Account or (F) make such other arrangements as to which the Depositor and the Paying Agent have received prior written assurance from each Rating Agency that such arrangement will not result in a reduction or withdrawal of the then-current rating on the Certificates. In the event that the rating on the Certificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the Certificates shall be the rating assigned to the Certificates prior to any such downgrade.

                                   Appendix 1

                             TRANSFEREE'S AFFIDAVIT

AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED

STATE OF                            )
                                    ):
COUNTY OF                           )

        [      ], being first duly sworn, deposes and says:

        1. That he is [_____________] of [____________] (the "Investor"), a
[state type of entity] duly organized and existing under the laws of the [State of ___________] [United States], on behalf of which he makes this affidavit.

        2.     That the Investor's Taxpayer Identification Number is [________].

        3. That the Investor is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder as of [Issue Date], 200[*], and that the Investor is not acquiring a Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*] Class R Certificate (the "Residual Certificate") for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign governments, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and/or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of a Plan.

        4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

        5. That the Investor understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated by the Residual Certificate.

        6. That the Investor will not transfer the Residual Certificate to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraph 3, paragraph 4, paragraph 7 or paragraph 10 hereof are not satisfied or that the Investor has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

        7. That the Investor (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" shall mean an individual, corporation, partnership or other person other than a "U.S. Person." "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any jurisdiction thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

        8. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of [Month] 1, 200[*], among Citicorp Residential Mortgage Securities, Inc., CitiMortgage, Inc., Citibank, N.A. and U.S. Bank National Association, as Trustee (the "Pooling and Servicing Agreement") as may be required to further effectuate the restrictions on transfer of the Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*] Residual Certificate to such a "disqualified organization," an agent thereof, an "ERISA Prohibited Holder" or a person that does not satisfy the requirements of paragraphs 4, 5 and 7 hereof.

        9. That the Investor consents to the irrevocable designation of the [Trustee][Servicer] as its agent to act as agent for the "tax matters person" of the REMIC pursuant to the Pooling and Servicing Agreement.

        10. The Investor will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other U.S. Person.

        11. Check one of the following:

               ____ The present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the sum of:

        (i) the present value of any consideration given to the Investor to acquire the Residual Certificate;

        (ii) the present value of the expected future distributions on the Residual Certificate; and

        (iii) the present value of the anticipated tax savings associated with holding on the Residual Certificate as the REMIC generates losses.

        For purposes of this calculation, (i) the Investor is assumed to pay tax at the highest rate currently specified in Code Section 11(b) (but the tax rate in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b) if the Investor has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the Investor.

               _____ The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

        (i) the Investor is an "eligible corporation," as defined in US. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

        (ii) at the time of the transfer, and at the close of the Investor's two fiscal years preceding the year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

        (iii) the Investor will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
        Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i),
        (ii) and (iii) and 1.860E-1(c)(5); and

        (iv) the Investor determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith.

               _____  None of the above.

        IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [________] this ____ day of 200_.


                                        _____________________________________


                                        By:__________________________________
                                               Name:
                                               Title:

COUNTY OF                           )
                                    )
STATE OF                            )

        Personally appeared before me the above-named [___________], known or proved to me to be the same person who executed the foregoing instrument and to be the [___________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

        Subscribed and sworn to before me this ___ day of ________ 200__.